    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1997


                                                      REGISTRATION NO. 333-33559
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                         VARI-LITE INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)

             DELAWARE                              3648                             75-2239444
 (State or other jurisdiction of       (Primary Standard Industrial              (I.R.S. Employer
  incorporation or organization)       Classification Code Number)             Identification No.)

                                 201 REGAL ROW
                              DALLAS, TEXAS 75247
                                 (214) 630-1963
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               H. R. BRUTSCHE III
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 201 REGAL ROW
                              DALLAS, TEXAS 75247
                                 (214) 630-1963
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                  ALAN J. PERKINS                                      JEFFREY A. CHAPMAN
              GARDERE & WYNNE, L.L.P.                                VINSON & ELKINS L.L.P.
            1601 ELM STREET, SUITE 3000                           2001 ROSS AVENUE, SUITE 3700
                DALLAS, TEXAS 75201                                   DALLAS, TEXAS 75201
                   (214) 999-3000                                        (214) 220-7700

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION DATED OCTOBER 15, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                2,000,000 SHARES

                                      [LOGO]
                            VARI-LITE INTERNATIONAL

                                  COMMON STOCK
                                 --------------

    All of the 2,000,000 shares of common stock, par value $0.10 per share (the "Common Stock"), offered hereby are being sold by Vari-Lite International, Inc. (the "Company"). Prior to this offering (the "Offering"), there has been no public market for the Common Stock. It is currently anticipated that the initial public offering price will be between $11.50 and $13.50 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "LITE."

                              -------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK.

                               -----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                             PROCEEDS
                                                     PRICE TO   UNDERWRITING     TO
                                                      PUBLIC    DISCOUNT(1) COMPANY(2)
Per Share.........................................      $           $           $
Total(3)..........................................      $           $           $

(1) The Company and the Selling Stockholders (as hereinafter defined) have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting estimated expenses of $725,000, which are payable by the Company.

(3) Certain stockholders of the Company (the "Selling Stockholders") have granted the Underwriters a 45-day option to purchase up to 300,000 additional shares of Common Stock on the same terms and conditions as set forth above solely to cover over-allotments, if any. If such option is exercised in full, the total Price to Public, Underwriting Discount and
    Proceeds to Selling Stockholders will be $     , $     and $     ,
    respectively. See "Selling Stockholders" and "Underwriting."

                              -------------------

    The Common Stock is offered by the several Underwriters, subject to prior sale, when, as and if issued to and accepted by them and subject to certain conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders, in whole or in part. It is expected that
delivery of the shares of Common Stock will be made on or about               ,
1997.

A.G. EDWARDS & SONS, INC.                                EVEREN SECURITIES, INC.

               THE DATE OF THIS PROSPECTUS IS            , 1997.

                                                              Vari-Lite International, Inc.
                                                              provides high technology,
                                                              creativity and service to the
                                                              world of entertainment
                                                              production.

                                                              Vari-Lite International twice
                                                              has received
                                                              Emmy-Registered Trademark-
                                                              Awards for Outstanding
                                                              Achievement in Engineering by
                                                              the National Academy of
                                                              Television Arts and Sciences
                                                              for its contribution to
                                                              television lighting.
                                                              Since 1990 six
                                                              Tony-Registered Trademark-
                                                              Awards have been awarded to
         [Picture of the Company's products in use]           designers using
                                                              VARI*LITE-Registered Trademark-
                                                              equipment on Broadway stages.

                                                              Five
                                                              Emmy-Registered Trademark-
                                                              Awards have been awarded to
                                                              designers using
                                                              VARI*LITE-Registered Trademark-
                                                              equipment on network
                                                              television broadcasts.
                                                              [Picture of     [Picture of
                                                              Emmy Award]     Tony Award]

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE AND TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITERS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                 [INSIDE GATE]

[Picture of man at
Artisan-Registered Trademark- console
controlling lights.]

Entertainment production is a global,    [Picture from The Rolling Stones Voodoo
multi-billion dollar industry.           Lounge Tour]

concert touring
theatre
television and film
corporate events
and an increasing variety of commercial
and recreational environments.

Vari-Lite International is in business   concert touring
to meet the demanding artistic,
technical and logistic requirements of
its clients in each of these markets
and satisfy the expectations of an
evermore discerning public.

                                 [INSIDE COVER]

In 1981, Vari-Lite International revolutionized   television and film
the professional entertainment lighting industry  [Picture of stage of Academy by inventing the VARI*LITE-Registered Trademark-  Award Telecast] The 63rd
system, the first automated lighting system that  Annual Academy Award Telecast allowed real-time, computerized, remote control
of light beam features such as color, size,
shape, position and intensity. A global
distribution network and an excellent reputation
for service and reliability has led to the use
of the VARI*LITE-Registered Trademark- system in
virtually every form of entertainment lighting.
                                                  corporate events
                                                  [Picture of Whirlpool Product
                                                  Launch]
                                                  Whirlpool Product Launch
                                                  theatre
                                                  [Picture of stage of Show
                                                  Boat production]
                                                  Livent, Inc. brings Show Boat
                                                  to Broadway
[Continuation of picture from The Rolling Stones  opera
Voodoo Lounge Tour]                               [Picture of stage of "Trista
                                                  and Isalde" production]
                                                  "Trista and Isalde" The Los
                                                  Angeles Opera

"Voodoo Lounge Tour"
The Rolling Stones

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. EXCEPT AS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROSPECTUS (A) REFLECTS THE REINCORPORATION ("REINCORPORATION") OF THE COMPANY AS A DELAWARE CORPORATION PURSUANT TO A MERGER OF VARI-LITE INTERNATIONAL, INC., A TEXAS CORPORATION ("VARI-LITE TEXAS"), INTO THE COMPANY, WHICH WILL BE EFFECTED IMMEDIATELY PRIOR TO THE CONSUMMATION OF THE OFFERING AND IN WHICH THE SHARES OF CLASS A AND CLASS B COMMON STOCK OF VARI-LITE TEXAS WILL BE CONVERTED INTO SHARES OF THE COMPANY'S COMMON STOCK ON A 3.76368-FOR-ONE BASIS AND (B) ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION UNLESS SPECIFICALLY PROVIDED OTHERWISE. ALL REFERENCES TO THE COMPANY IN THIS PROSPECTUS REFER TO VARI-LITE INTERNATIONAL, INC. AND ITS CONSOLIDATED SUBSIDIARIES, UNLESS THE CONTEXT INDICATES OTHERWISE.

                                  THE COMPANY

    The Company is a leading international provider of proprietary automated lighting systems and related services to the entertainment industry, servicing markets such as concert touring , theatre, television and film and corporate events. In 1981, the Company revolutionized the professional entertainment lighting industry by inventing the VARI*LITE-Registered Trademark- system, the first automated lighting system that allowed real-time, computerized, remote control of light beam features such as color, size, shape, position and intensity. As a result, the VARI*LITE-Registered Trademark- brand name has become recognized as the preeminent brand name for automated lighting. The Company rents its VARI*LITE-Registered Trademark- automated lighting systems exclusively through a domestic and international network of Company-owned offices and independent distributors.

    The Company believes that its position as an industry leader results from its broad range of innovative and technologically superior products, its long-standing collaborative relationship with participants in the entertainment industry, its worldwide distribution system and its dedication to customer service. The Company continuously addresses the technical and creative needs of its customers by designing and manufacturing products that in many instances have become the industry standard. Lighting designers using the Company's automated lighting systems have won Tony-Registered Trademark- Awards for Broadway lighting design every year since 1990 and have won five Emmy-Registered Trademark- Awards for network television broadcast lighting design. The Company won an Emmy-Registered Trademark- Award for Outstanding Achievement in Engineering for television in 1991 and 1994. For its accomplishments in the concert touring market, the Company was named by Performance Magazine as the "Lighting Company of the Year" six times since 1989 and the "Equipment Manufacturer of the Year/Lighting" ten times since 1983.

    The Company has capitalized on the growth of the entertainment industry and has demonstrated its ability to broaden the application of its existing technology and to develop new lighting systems and products to create and penetrate new markets.

    - CONCERT TOURING. The Company initially designed its systems to serve the concert touring market and remains a leader in that market. The Company's customers have included such notable performers as The Rolling Stones, Phil Collins, Genesis, Fleetwood Mac, Pink Floyd, Paul McCartney, David Bowie, Elton John, Tina Turner, Sting, Reba McEntire, Vince Gill, Garth Brooks, Mary Chapin Carpenter, Wynona Judd, Barbra Streisand, Diana Ross, Whitney Houston, Celine Dion, Sheryl Crow, Pearl Jam, Aerosmith, Bush and the Indigo Girls.

    - THEATRE. By developing the first virtually silent automated lighting fixture, the Company secured a significant competitive advantage in the theatre market, including touring theatre shows. The Company's systems have been used in such shows as CHICAGO, RAGTIME, SHOW BOAT, RENT, LORD OF THE DANCE, CAROUSEL, SMOKEY JOE'S CAFE, MISS SAIGON, SUNSET BOULEVARD, KISS OF THE SPIDER WOMAN, THE WILL ROGERS FOLLIES, TOMMY, GREASE, HOW TO SUCCEED IN BUSINESS WITHOUT REALLY TRYING, BRING IN 'DA NOISE BRING IN 'DA FUNK, JESUS CHRIST SUPERSTAR, MARTIN GUERRE, JEKYLL & HYDE and OLIVER.

    - TELEVISION AND FILM. The Company successfully leveraged its versatile product line to become a leading provider of automated lighting to the television market and to increase its penetration of the film market. The Company has provided automated lighting for the Academy Awards, Emmy-Registered Trademark- Awards, Tony-Registered Trademark- Awards, Grammy Awards, Country Music Awards, MTV Music Awards and other awards shows, as well as television shows such as THE TONIGHT SHOW WITH JAY LENO, THE LATE SHOW WITH DAVID LETTERMAN, LATE NIGHT WITH CONAN O'BRIEN, VIBE, WHEEL OF FORTUNE, SATURDAY NIGHT LIVE, HOME IMPROVEMENT and AMERICAN GLADIATORS, and the movies CONTACT, FORREST GUMP, BATMAN FOREVER, WAYNE'S WORLD and SISTER ACT, among others. VARI*LITE-Registered Trademark-automated lighting fixtures or "luminaires" are also installed in ABC's New York studios, where they are used for PRIME TIME LIVE, 20/20 and GOOD MORNING AMERICA.

    - CORPORATE EVENTS. The Company is continuing to expand its presence in the corporate events market by providing automated lighting systems for conventions, business meetings, new product launches and special events. The Company's systems have been used in events for Microsoft, Compaq, IBM, Sony, Sprint, Nike, Reebok, Oldsmobile, Ford, Lincoln, BMW, Upjohn, Glaxo, Whirlpool and Gillette, among others.

    - ARCHITECTURAL. Recently, the Company has targeted the lighting needs of architectural markets such as restaurants, casinos, retail stores, corporate showrooms, shopping malls, building exteriors and landmarks. The Company's Irideon-Registered Trademark-automated lighting system product line, which is in the development stage, is designed specifically for such architectural lighting applications.

    The Company's VARI*LITE-Registered Trademark- systems incorporate advanced proprietary and patented technology in both lighting fixtures and control consoles. The Company is the only industry participant which combines patented dichroic filter color changing systems, advanced heat removal techniques and computer control systems that utilize distributed processing and resident cue memory in each luminaire. By using such technology to execute a lighting effect (or cue), an operator can transmit a single command to up to 1,000 luminaires simultaneously, each of which stores its own set of cues. As a result, customers using the Company's systems can create lighting presentations with greater flexibility, complexity, speed and precision than with competing products.

    The Company is also a leader in providing complementary products and services to the entertainment industry, including concert sound systems, conventional lighting equipment, custom stage construction and stage set design services, and design and production management services for conventions, business meetings and special events.

    The Company's principal objectives are to maintain its worldwide leadership positions in its existing markets and to create demand for its products in new markets. The key elements of this strategy include (i) maintaining its commitment to innovation, (ii) expanding its worldwide distribution capabilities and (iii) continuing to offer value-added complementary services.

    The Company's predecessor, Vari-Lite Texas, was incorporated in 1988 in the State of Texas as a holding company to own Showco, Inc. ("Showco"), which began operations in 1970, and Vari-Lite, Inc. ("Vari-Lite"), which began operations in 1981. Immediately prior to the consummation of the Offering, the Company was reincorporated in the State of Delaware. The Company's principal executive offices are located at 201 Regal Row, Dallas, Texas 75247 and its telephone number is (214) 630-1963.

                                  THE OFFERING

Common Stock offered by the Company.........  2,000,000 shares

Common Stock to be outstanding after the
 Offering...................................  7,800,003 shares(1)

Use of Proceeds.............................  The net proceeds will be used to repay indebtedness under the Company's Credit
                                              Agreement (as hereinafter defined). See "Use
                                              of Proceeds."

Nasdaq National Market symbol...............  "LITE"

-------


(1) Excludes 552,400 shares of Common Stock issuable upon exercise of options to be granted effective concurrently with consummation of the Offering at an exercise price equal to the Offering price and 242,233 shares of Common Stock issuable upon exercise of warrants with an exercise price of $11.53 per share. See "Management--Employee Benefit Plans--Omnibus Plan" and "Shares Eligible for Future Sale."


                                  RISK FACTORS

    The risk factors that an investor should consider include, but are not limited to: (i) fluctuations in operating results and seasonality; (ii) ability to introduce new products; technological changes; (iii) reliance on intellectual property; (iv) capitalized litigation costs; (v) dependence on entertainment industry; (vi) competition; (vii) dependence on management; (viii) risks of acquisitions; (ix) foreign exchange risk; international trade risk; (x) dependence on key suppliers; (xi) dependence on manufacturing facility; (xii) control of the Company by existing stockholders; (xiii) lack of prior public market; possible volatility of stock price; determination of offering price;
(xiv) effect of certain charter and by-law provisions; (xv) dilution; and (xvi) shares eligible for future sale.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                       NINE MONTHS ENDED JUNE
                                                              YEARS ENDED SEPTEMBER 30,                         30,
                                                -----------------------------------------------------  ----------------------
                                                  1992       1993       1994       1995       1996                    1997
                                                ---------  ---------  ---------  ---------  ---------     1996      ---------
                                                                                                       -----------
                                                                                                       (UNAUDITED)
INCOME STATEMENT DATA:
  Revenue:
    Rental revenues...........................  $  28,539  $  31,869  $  47,625  $  65,864  $  65,741   $  45,389   $  56,207
    Products sales and service revenues.......      2,593      3,384      6,187      9,046     11,397       8,042      10,688
                                                ---------  ---------  ---------  ---------  ---------  -----------  ---------
      Total revenues..........................     31,132     35,253     53,812     74,910     77,138      53,431      66,895
  Gross profit................................     19,088     20,645     30,753     41,985     42,930      29,563      37,370
  Selling, general and administrative
    expense...................................     13,343     13,170     19,181     28,163     30,077      22,230      24,855
  Research and development expense............      1,948      2,347      3,033      3,283      4,404       2,947       4,872
  Operating income............................      3,797      5,128      8,539     10,539      8,449       4,386       7,643
  Interest expense (net)......................      1,675      1,606      1,805      2,788      3,092       2,437       2,694
  Income before extraordinary loss............  $   1,349  $   2,269  $   4,334  $   4,714  $   3,119   $   1,136   $   2,956
  Net income per share(1).....................  $    0.23  $    0.39  $    0.62  $    0.81  $    0.53   $    0.19   $    0.51
  Weighted average shares outstanding.........      5,801      5,773      5,772      5,814      5,912       5,928       5,819
PRO FORMA DATA(2):
  Income before extraordinary loss............                                              $   4,258               $   3,847
  Net income per share........................                                              $    0.54               $    0.49
  Weighted average shares outstanding.........                                                  7,912                   7,819
OTHER DATA:
  EBITDA(3)...................................  $   8,084  $  10,230  $  14,620  $  19,161  $  18,517   $  11,928   $  16,287
  Net cash provided by operations.............      6,950      7,879     10,937     14,513      8,531       3,286      11,972
  Net cash used in investing activities.......     (5,443)   (10,789)   (18,924)   (20,641)   (12,432)     (9,125)    (20,389)
  Net cash provided by (used in) financing
    activities................................       (949)     2,094      9,355      7,307      2,564       3,061       7,634
  Capital expenditures........................      5,503     11,050     13,566     20,748     12,587       9,125      20,518

                                                                                               JUNE 30, 1997
                                                                                          ------------------------
                                                                                                          AS
                                                                                           ACTUAL     ADJUSTED(4)
                                                                                          ---------  -------------
BALANCE SHEET DATA:
  Total assets..........................................................................  $  92,614    $  92,614
  Total debt............................................................................     45,361       22,836
  Stockholders' equity..................................................................     27,420       49,945

-------

(1) Net income per share in fiscal 1994 includes an extraordinary loss from early extinguishment of debt of $0.13 per share.

(2) Pro forma data gives effect to the Offering and the application of the proceeds therefrom to repay the Company's outstanding borrowings under the Credit Agreement at the beginning of the periods presented, assuming the repayment of $22.5 million of debt at weighted average interest rates of 8.69% and 8.83% for the fiscal year ended September 30, 1996 and the nine-month period ended June 30, 1997, respectively. See "Use of Proceeds."

(3) EBITDA is calculated herein as income before income taxes plus depreciation, amortization and net interest expense. The Company believes that EBITDA serves as an important financial analysis tool for measuring and comparing financial information such as liquidity, operating performance and leverage. EBITDA should not be considered an alternative to net income or other cash flow measures determined under generally accepted accounting principals as an indicator of the Company's performance or liquidity. EBITDA as disclosed herein may not be comparable to EBITDA as disclosed by other companies.

(4) Adjusted to reflect the sale of 2,000,000 shares of Common Stock offered by the Company hereby at an assumed Offering price of $12.50 per share and the anticipated application of the net proceeds therefrom. See "Use of Proceeds."

                                  RISK FACTORS

    THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO THE COMPANY THAT ARE BASED ON THE BELIEFS OF MANAGEMENT AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY. WHEN USED IN THIS PROSPECTUS, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "WILL," "COULD," "MAY" AND SIMILAR EXPRESSIONS, AS THEY RELATE TO MANAGEMENT OR THE COMPANY, ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS REFLECT THE CURRENT VIEWS OF MANAGEMENT WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING THOSE DESCRIBED IN THIS PROSPECTUS. SHOULD ONE OR MORE OF THESE RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE DESCRIBED HEREIN. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE COMMON STOCK OFFERED HEREBY.

FLUCTUATIONS IN OPERATING RESULTS AND SEASONALITY

    The Company has experienced and is expected to continue to experience significant fluctuations in its quarterly operating results, both between different quarters within the same fiscal year and with respect to the same quarter between different fiscal years. These fluctuations arise from several factors, including the timing and dollar value of sales-type leases with customers, the dependence of the Company on concert tours, which are unpredictable in timing and duration, the introduction of new products and general economic conditions both domestically and internationally. Revenue from concert touring accounted for 48.5%, 38.2%, 33.0%, 31.0% and 30.9% of the Company's total revenue for the fiscal years ended September 30, 1994, 1995 and 1996 and for the nine months ended June 30, 1996 and 1997, respectively. The Company's expenses are based, in part, on its expectations as to future revenue and, as a result, net income for a given period could be disproportionately affected by a reduction in revenue. In addition, the Company's business is subject to seasonal fluctuations with the highest percentage of its revenues being generated in the summer months and the lowest percentage being generated in the winter months. Because of the possibilities of significant fluctuations, results for any quarter may not be indicative of results that may be achieved in a full year. While the Company expects to experience growth in revenue and profit, there can be no assurance that the Company's historical levels of revenue or profits will be sustained, particularly on a quarterly basis. Furthermore, there can be no assurance that the concert touring market on which the Company is dependent will continue to emphasize lighting as an important element of concert shows or that the Company's current or future products will continue to be used by concert touring customers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Quarterly Fluctuations and Seasonality."

ABILITY TO INTRODUCE NEW PRODUCTS; TECHNOLOGICAL CHANGES

    The Company's past success has depended, and its future growth will depend, in large part, on its ability to enhance and develop new features for its existing products, to develop new technology, to introduce new products to meet changing customer requirements and to adapt to evolving technology. There can be no assurance that the Company will successfully develop such new technology, enhancements, features or new products or that the Company's products will continue to achieve market acceptance. Any delay in or failure to complete development of such technology, enhancements, features or new products, or any failure of the Company's products to continue to achieve market acceptance, could have a material adverse effect on the Company. In addition, there can be no assurance that products or technologies developed by others will not render the Company's products or technologies uncompetitive or obsolete. In 1996, the Company introduced its Irideon-Registered Trademark- interior lighting product line, including the AR5-TM- luminaire and the Composer-Registered Trademark-control system. In 1998, the Company anticipates introducing its high brightness, multi-feature VL7-TM- spot luminaire. There can be no assurance that these products will gain market acceptance or satisfactory revenue growth or profitability.

RELIANCE ON INTELLECTUAL PROPERTY

    The Company generally relies on a combination of patent, trade secret, copyright and trademark laws, contracts and technical measures to establish and protect its proprietary rights in its products and technologies. However, the Company believes that such measures provide only limited protection, and there is no assurance that such measures will be adequate to prevent misappropriation. As of August 31, 1997, the Company had more than 25 United States patents, more than 10 applications for United States patents pending with respect to certain elements of its hardware and software and more than 20 United States registered trademarks. As of August 31, 1997, the Company had more than 110 foreign patents and more than 100 applications for foreign patents pending. The expiration dates of the Company's patents range from 2001 to 2014 for its United States patents and 1998 to 2020 for its foreign patents. There can be no assurance that any patents will be issued from the applications pending or, if patents are issued, that the claims allowed under such patents or other patents of the Company will be sufficiently broad to deter or prohibit others from marketing similar products. Revenues generated in countries in which the Company has limited or no patent protection may be adversely affected by sales of products by competitors utilizing the Company's United States patented technology. Although the Company takes precautions to protect its trade secrets, it may be possible for unauthorized third parties to copy portions of the Company's technology or to obtain and use information that the Company regards as proprietary. Furthermore, the laws of certain countries in which the Company's products are or may be distributed do not protect the Company's products and intellectual property rights to the same extent as the laws of the United States. In addition, there can be no assurance that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technologies. Any failure by the Company to protect its intellectual property, including any failure to prevail in the High End Lawsuit (as hereinafter defined), could have a material adverse effect on the Company.

    Significant and protracted litigation may be necessary to protect the Company's intellectual property rights, to determine the scope of the proprietary rights of others or to defend against claims of infringement. The Company believes that its products do not infringe any existing third-party proprietary rights; however, there can be no assurance that third-party claims alleging infringement will not be asserted against the Company in the future. If infringement is alleged, the Company could be required to discontinue the use of certain processes, to cease the manufacture, use and rental or sale of infringing products, to incur significant litigation damages, costs and expenses and to either develop non-infringing technology or obtain licenses to use the alleged infringing technology. There can be no assurance that the Company would be able to develop such alternative technologies or to obtain such licenses on terms commercially acceptable to the Company, if at all. Any infringement claims could have a material adverse effect on the Company. See "Business--Intellectual Property."

CAPITALIZED LITIGATION COSTS

    The Company has capitalized and expects to continue to capitalize its costs relating to the High End Lawsuit ($3.0 million as of August 31, 1997, and an estimated additional $1.1 million through consummation of the trial), a patent infringement suit in which the Company is the plaintiff. Unless the Company receives a judgment in this litigation that the defendant has infringed at least one of its patents and the Company concludes, based on all of the facts and circumstances, that such a judgment will allow it to maintain its competitive advantage provided by the infringed patents, all costs incurred by the Company relating to the High End Lawsuit (including those previously capitalized) will be required to be recorded as a non-cash expense in the period that the judgment is rendered. There can be no assurance that the Company will not be required to expense its costs relating to the High End Lawsuit. Furthermore, the defendant has asserted as a counterclaim that the Company has used the Company's patents to violate the antitrust laws. Although the Company believes such counterclaim is without merit and intends to vigorously contest such counterclaim, if the defendant were to receive a judgment in its favor with respect to such counterclaim, the Company could be held liable for the defendant's damages which could be substantial. See "Business--Legal Proceedings."

DEPENDENCE ON ENTERTAINMENT INDUSTRY

    Revenues from the concert touring, theatre, television and film markets accounted for 81.5%, 71.7%, 72.0%, 70.2% and 71.4%, of the Company's net revenues for the fiscal years ended September 30, 1994, 1995 and 1996 and for the nine months ended June 30, 1996 and 1997, respectively. Generally, the amounts spent on entertainment by the general public are discretionary and may be adversely affected by general economic conditions. A significant reduction in the amounts spent on entertainment by the general public could have a material adverse effect on the Company.

COMPETITION

    There is significant competition in many of the Company's markets, based primarily on product capability, quality and reliability, price, worldwide distribution capabilities, brand name recognition and reputation and customer service and support. In the Company's rental businesses, there are a number of competitors, particularly in the concert touring market. The Company competes in some cases with companies that are larger or have greater development, marketing and financial resources than the Company. There can be no assurance that the Company will be able to compete successfully in its markets or that competitive pressures will not have a material adverse effect on the Company. See "Business--Competition."

DEPENDENCE ON MANAGEMENT

    The success of the Company's business is highly dependent upon the Company's President and Chief Executive Officer, H.R. Brutsche III, and the Company's Chief Science Officer, James M. Bornhorst. The loss of the services of either of such individuals could have a material adverse effect on the Company, and there can be no assurance that the Company will be able to retain the services of such individuals. The Company believes that its future success also will depend significantly upon its ability to attract, motivate and retain additional highly skilled managerial, operational, technical, sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting, assimilating and retaining the personnel it requires to develop, manufacture and market its products or expand its operations. See "Business--Employees" and "Management."

RISKS OF ACQUISITIONS

    The Company may from time to time pursue the acquisition of other companies, assets or product lines that complement or expand its existing business. Acquisitions involve a number of risks that could adversely affect the Company, including the diversion of management's attention, the assimilation of the operations and personnel of the acquired companies, the amortization of acquired intangible assets and the potential loss of key employees of the acquired companies. No assurance can be given that any acquisition by the Company will not materially and adversely affect the Company or that any such acquisition will enhance the Company's business. The Company currently has no agreements or understandings with respect to any potential acquisitions.

FOREIGN EXCHANGE RISK; INTERNATIONAL TRADE RISK

    International revenues accounted for 37.0%, 46.9%, 49.3%, 48.4% and 48.7%, of the Company's net revenues for the fiscal years ended September 30, 1994, 1995 and 1996 and the nine months ended June 30, 1996 and 1997, respectively. Although the Company has offices, distributors, dealers and sales representatives in more than 20 foreign countries, substantially all of the Company's foreign revenue was generated by its offices in England and Japan. In addition, the Company purchases certain components used in its products from manufacturers located in foreign countries. As a result, the Company's operations may be adversely affected by fluctuations of the value of the U.S. dollar against foreign currencies, political instability resulting in the disruption of trade with foreign countries, the imposition of additional regulations relating to imports or duties, taxes and other charges, longer payment cycles, difficulties in receivables collection and restrictions on the transfer of funds. The Company has historically hedged its currency fluctuation risk by borrowing in British pounds sterling and Japanese yen under the Credit Agreement, a portion of which will be repaid with the net proceeds of the Offering. The Company may enter into additional transactions in the future to hedge such risks; however there can be no assurance that the Company will enter into such additional transactions or that any such transactions will effectively hedge the Company's currency risk. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

DEPENDENCE ON KEY SUPPLIERS

    The Company has frequently worked in concert with certain of its key suppliers to design and develop new technologies which have been incorporated into its products and is dependent upon such suppliers for many important components used in the Company's automated lighting systems. The Company generally purchases these components pursuant to purchase orders and has no guaranteed supply arrangements with such suppliers. Some of these suppliers, including Optical Coating Laboratory, Inc. and Philips Lighting Company, are critical to the Company's continued uninterrupted production because they provide custom-designed components. Major delivery delays, significant changes in the prices and other purchase terms presently available to the Company or termination of the Company's relationship with any supplier of such components could materially adversely affect the Company. There can be no assurance that the Company's suppliers will continue to be able and willing to meet the Company's requirements for its key components, including the ability to purchase such components on a timely basis and at prices and on other purchase terms deemed reasonable by the Company.

DEPENDENCE ON MANUFACTURING FACILITY

    The Company's principal manufacturing facility is located in Dallas, Texas. The Company is dependent on this facility and a disruption of the Company's manufacturing operations could have a material adverse effect on the Company. Such disruption could result from various factors, including human error or a natural disaster such as a tornado, fire or flood.

CONTROL OF THE COMPANY BY EXISTING STOCKHOLDERS

    Upon consummation of the Offering, the Company's directors, officers and employees will beneficially own approximately 47% of the outstanding Common Stock. The holders of a majority of the outstanding Common Stock can elect all of the directors of the Company and can approve, delay or prevent certain fundamental corporate transactions, including mergers, consolidations and the sale of substantially all of the Company's assets. For so long as these stockholders own a significant percentage of the Common Stock, they will retain substantial influence over the affairs of the Company which may result in decisions that are not in the best interest of all stockholders of the Company. These factors, along with the factors described in "Description of Capital Stock--Special Provisions of the Certificate of Incorporation and By-Laws," may also have the effect of delaying or preventing a change in management or voting control of the Company. See "Principal Stockholders."

LACK OF PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE; DETERMINATION
  OF OFFERING PRICE

    Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that after the Offering an active public market for the Common Stock will develop or be sustained or that any market that may develop for the Common Stock will be liquid. The market price of the Common Stock could be subject to significant fluctuations in response to various factors and events, including quarterly variations in operating results and the liquidity of the market for the Common Stock. The Offering price for the Common Stock offered hereby was determined by negotiation between the Company and the Underwriters and may not be indicative of the prices at which the Common Stock will trade after the Offering. There can be no assurance that the market price of the Common Stock after the Offering will not fall below the Offering price. See "Underwriting."

EFFECT OF CERTAIN CHARTER AND BY-LAW PROVISIONS

    The Company's Certificate of Incorporation and By-Laws include provisions that may have the effect of discouraging proposals by third parties to acquire a controlling interest in the Company, which could deprive stockholders of the opportunity to consider an offer they would otherwise accept. See "Description of Capital Stock--Special Provisions of the Certificate of Incorporation and By-Laws."

DILUTION

    Based on an assumed Offering price of $12.50 per share, new investors purchasing the Common Stock offered hereby will experience immediate dilution in net tangible book value of approximately $6.60 per share. In addition, the future exercise of stock options and warrants would result in further dilution. See "Dilution."

SHARES ELIGIBLE FOR FUTURE SALE

    Sales of substantial amounts of Common Stock in the public market following the Offering could adversely affect the market price of the Common Stock. Upon completion of the Offering, the Company will have 7,800,003 shares of Common Stock outstanding. Of these shares, the 2,000,000 shares sold in the Offering (2,300,000 shares if the Underwriters' over-allotment option is exercised in full) will be freely tradeable in the public market without restriction by persons other than affiliates of the Company. All of the remaining shares are "restricted securities" within the meaning of Rule 144 under the Securities Act. Approximately 5,696,592 of such shares will have been held for more than one year as of the date of this Prospectus and may be sold 90 days after the Company has been subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subject to the volume, manner of sale and other limitations of Rule 144. The Company and certain stockholders who will collectively own 5,778,111 shares of Common Stock immediately following the Offering, and the holders of warrants who will collectively have the right immediately following the Offering to purchase 242,233 shares of Common Stock, have agreed not to sell or otherwise transfer any shares of Common Stock for a period of 180 days after the effective date of the Offering without the prior written consent of A.G. Edwards & Sons, Inc. Upon completion of the Offering, the Company intends to file registration statements on Form S-8 under the Securities Act to register all of the shares of Common Stock issued or reserved for future issuance under the Omnibus Plan (as hereinafter defined) and the ESOP (as hereinafter defined). See "Shares Eligible for Future Sale" and "Underwriting."

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the shares of Common Stock offered by the Company in the Offering, after deducting the estimated underwriting discount and estimated Offering expenses to be paid by the Company, are estimated to be $22.5 million, assuming an Offering price of $12.50 per share. The Company will not receive any proceeds from the sale of shares of Common Stock if the Underwriters exercise their over-allotment option. See "Underwriting."

    The Company intends to use the net proceeds of the Offering to repay indebtedness of approximately $22.5 million under the Company's multicurrency credit agreement, dated March 31, 1994, as amended (the "Credit Agreement"), which will allow the Company to reborrow funds under the Credit Agreement to purchase and construct additional rental equipment, to expand its domestic and international distribution channels, to pursue potential acquisitions of complementary businesses and for other general corporate purposes. The Company currently has no agreements or understandings with respect to potential acquisitions. As of August 31, 1997, approximately $42.5 million was outstanding under the Credit Agreement (based on currency exchange rates as of such date).

    The Credit Agreement provides for U.S. dollar denominated revolving credit and term credit facilities in the amount of $23.0 million and $20.5 million, respectively, British pounds sterling denominated revolving credit and term credit facilities in the amount of $4.9 million and $6.3 million (U.S. dollar equivalents as of August 31, 1997), respectively, and Japanese yen denominated revolving credit and term credit facilities in the amount of $6.0 million and $1.2 million (U.S. dollar equivalents as of August 31, 1997), respectively. The U.S. dollar denominated revolving credit facility bears interest at the prime rate of Brown Brothers Harriman & Co., agent under the Credit Agreement ("BBH"), plus 1.0% (9.50% as of August 31, 1997). The British pounds sterling denominated revolving credit facility bears interest at a rate determined by reference to the London interbank offered rate ("LIBOR") for deposits in British pounds sterling plus 2.0% (9.13% as of August 31, 1997). The Japanese yen denominated revolving credit facility bears interest at a rate determined by reference to the "Euroyen TIBOR" rate on the Bloomberg Financial Markets service at "TIBOEY" plus 3.5% (4.06% as of August 31, 1997). The U.S. dollar denominated term loan bears interest at either BBH's prime rate plus 1.0% (9.50% as of August 31, 1997) or a rate determined by reference to LIBOR for deposits in U.S. dollars plus 3.5% (9.31% as of August 31, 1997). The British pounds sterling denominated term loan bears interest at a rate determined by reference to LIBOR for deposits in British pounds sterling plus 2.0% (8.44% as of August 31, 1997). The Japanese yen denominated term loan bears interest at a rate determined by reference to the Tokyo interbank offered rate for deposits in Japanese yen plus 2.5% (3.15% as of August 31, 1997). Mandatory payments of principal are due and payable quarterly on each term loan and interest is payable monthly or on the last day of any eurocurrency interest period. The entire outstanding principal balance of the term loans and the revolving credit facilities is due and payable in full on June 30, 2001. Until April 1, 1998, a prepayment penalty equal to 0.25% of the amount prepaid is due and payable in connection with voluntary prepayments of the term loans. The Company is a party to two interest rate swap agreements which fix the Company's effective interest costs under a portion of the Credit Agreement. See "Risk Factors--Foreign Exchange Risk; International Trade Risk" and Note E of "Notes to Consolidated Financial Statements."

                                DIVIDEND POLICY

    The Company paid dividends of approximately $0.6 million with respect to each of the 1994, 1995, 1996 and 1997 fiscal years. The Company does not anticipate paying any other cash dividends on the Common Stock in the foreseeable future and anticipates that future earnings will be retained to finance operations and expansion. The payment of cash dividends in the future will be at the discretion of the Board of Directors and will depend upon the Company's earnings levels, capital requirements and financial condition and such other factors the Board of Directors deems relevant. In addition, the Credit Agreement limits the amount of dividends that may be paid by the Company in any fiscal year to 30% of net income (as defined in the Credit Agreement) for such fiscal year.

                                    DILUTION

    The net tangible book value attributable to the Company's Common Stock at June 30, 1997 was $23.5 million ($4.06 per share). "Net tangible book value per share" represents the Company's total tangible assets less total liabilities divided by the total number of shares of Common Stock outstanding. After giving effect to the sale by the Company of the 2,000,000 shares of Common Stock to be sold by the Company in the Offering (at an assumed Offering price of $12.50 per share), and after deducting the estimated underwriting discount and expenses of the Offering to be paid by the Company, and the application of the net proceeds as set forth under "Use of Proceeds," the Company's net tangible book value as of June 30, 1997, would have been $46.1 million ($5.90 per share), representing an immediate increase of $1.84 in net tangible book value per share to existing stockholders and an immediate dilution of $6.60 in net tangible book value per share to new investors purchasing shares in the Offering. The following table illustrates this dilution per share of Common Stock:

Assumed Offering price per share.....................................             $   12.50
  Net tangible book value per share at June 30, 1997.................  $    4.06
  Increase per share attributable to new investors...................       1.84
                                                                       ---------
Pro forma net tangible book value per share after the Offering.......                  5.90
                                                                                  ---------
Dilution of net tangible book value per share to new investors(1)....             $    6.60
                                                                                  ---------
                                                                                  ---------

-------

(1) Excludes 242,233 shares issuable upon exercise of warrants with an exercise price of $11.53 per share. To the extent any of these warrants are exercised, new investors would suffer further dilution. See "Shares Eligible for Future Sale."

    The following table sets forth, on a pro forma basis as of June 30, 1997, the difference between existing stockholders and new investors with respect to the number of shares of Common Stock purchased from the Company and the total cash consideration and average price per share paid to the Company (based upon an assumed Offering price of $12.50 per share for new investors):

                                                            SHARES PURCHASED          TOTAL CONSIDERATION        AVERAGE
                                                        -------------------------  --------------------------   PRICE PER
                                                         NUMBER(1)      PERCENT       AMOUNT        PERCENT       SHARE
                                                        ------------  -----------  -------------  -----------  -----------
Existing stockholders.................................     5,800,003        74.4%  $   3,929,000        13.6%   $    0.68
New investors.........................................     2,000,000        25.6%     25,000,000        86.4%   $   12.50
                                                        ------------       -----   -------------       -----
                                                           7,800,003       100.0%  $  28,929,000       100.0%
                                                        ------------       -----   -------------       -----
                                                        ------------       -----   -------------       -----

-------


(1) Excludes 552,400 shares issuable upon exercise of options to be granted effective concurrently with consummation of the Offering at an exercise price equal to the Offering price and 242,233 shares of Common Stock issuable upon exercise of warrants at an exercise price of $11.53 per share. To the extent any of these options or warrants are exercised, new investors would suffer further dilution. See "Management-- Employee Benefit Plans--Omnibus Plan" and "Shares Eligible for Future Sale."

                                 CAPITALIZATION

    The following table sets forth the Company's capitalization at June 30, 1997
(a) on a historical basis and (b) as adjusted to give effect to the sale by the Company of 2,000,000 shares of Common Stock offered hereby at an assumed Offering price of $12.50 per share and the application of the net proceeds therefrom as described in "Use of Proceeds." The data set forth below should be read in conjunction with the other financial information presented elsewhere in this Prospectus.

                                                                                                JUNE 30, 1997
                                                                                            ----------------------
                                                                                             ACTUAL    AS ADJUSTED
                                                                                            ---------  -----------
                                                                                                (IN THOUSANDS)
Short-term debt, including current portion of long-term debt..............................  $   7,768   $   7,768
                                                                                            ---------  -----------
                                                                                            ---------  -----------
Long-term debt, net of current portion....................................................  $  37,593   $  15,068
Stockholders' equity(1):
  Preferred Stock, $0.10 par value; 10,000,000 shares authorized, no shares issued and
    outstanding; no shares issued and outstanding as adjusted.............................  $  --       $  --
  Common Stock, $0.10 par value; 40,000,000 shares authorized, 5,800,003 shares issued and
    outstanding; 7,800,003 shares issued and outstanding as adjusted......................        580         780
  Additional paid-in capital..............................................................      3,162      25,487
  Stockholder notes receivable............................................................       (186)       (186)
  Stock purchase warrants.................................................................        600         600
  Cumulative foreign currency translation adjustment......................................      1,137       1,137
  Retained earnings.......................................................................     22,127      22,127
                                                                                            ---------  -----------
    Total stockholders' equity............................................................     27,420      49,945
                                                                                            ---------  -----------
    Total capitalization..................................................................  $  72,781   $  72,781
                                                                                            ---------  -----------
                                                                                            ---------  -----------

-------


(1) Excludes exercise price to be paid in connection with the issuance of 552,400 shares of Common Stock issuable upon exercise of options to be granted effective concurrently with consummation of the Offering at an exercise price equal to the Offering price and 242,233 shares of Common Stock issuable upon exercise of warrants with an exercise price of $11.53 per share.

                      SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following selected consolidated financial data for the Company as of and for each of the five fiscal years in the period ended September 30, 1996 and for the nine-month period ended June 30, 1997 have been derived from the audited consolidated financial statements of the Company. The selected consolidated financial data for the nine-month period ended June 30, 1996 have been derived from the unaudited consolidated financial statements of the Company which, in the opinion of the Company's management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. The results of operations for the nine-month period ended June 30, 1997 are not necessarily indicative of results that may be expected for the full year. This data should be read in conjunction with the information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and related notes thereto included elsewhere in this Prospectus.

                                                                                                           NINE MONTHS ENDED JUNE
                                                                 YEARS ENDED SEPTEMBER 30,                          30,
                                                   -----------------------------------------------------  ------------------------
                                                     1992       1993       1994       1995       1996        1996         1997
                                                   ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                                                                          (UNAUDITED)
INCOME STATEMENT DATA:
  Revenue:
    Rental revenues..............................  $  28,539  $  31,869  $  47,625  $  65,864  $  65,741   $  45,389    $  56,207
    Products sales and service revenues..........      2,593      3,384      6,187      9,046     11,397       8,042       10,688
                                                   ---------  ---------  ---------  ---------  ---------  -----------  -----------
      Total revenues.............................     31,132     35,253     53,812     74,910     77,138      53,431       66,895
  Rental costs...................................     10,395     12,320     18,775     26,288     26,425      18,267       22,115
  Product sales and service costs................      1,649      2,288      4,284      6,637      7,783       5,601        7,410
                                                   ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Gross profit...................................     19,088     20,645     30,753     41,985     42,930      29,563       37,370
  Selling, general and administrative expense....     13,343     13,170     19,181     28,163     30,077      22,230       24,855
  Research and development expense...............      1,948      2,347      3,033      3,283      4,404       2,947        4,872
                                                   ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Operating income...............................      3,797      5,128      8,539     10,539      8,449       4,386        7,643
  Interest expense (net).........................      1,675      1,606      1,805      2,788      3,092       2,437        2,694
                                                   ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Income before taxes and extraordinary loss.....      2,122      3,522      6,734      7,751      5,357       1,949        4,949
  Income taxes...................................        773      1,253      2,400      3,037      2,238         813        1,993
                                                   ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Income before extraordinary loss...............      1,349      2,269      4,334      4,714      3,119       1,136        2,956
  Extraordinary loss from early extinguishment of
    debt (net of tax of $389)....................     --         --            756     --         --          --           --
                                                   ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Net income.....................................  $   1,349  $   2,269  $   3,578  $   4,714  $   3,119   $   1,136    $   2,956
                                                   ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                   ---------  ---------  ---------  ---------  ---------  -----------  -----------
  Net income per share...........................  $    0.23  $    0.39  $    0.62  $    0.81  $    0.53   $    0.19    $    0.51
  Cash dividends per share(1)....................  $    0.05  $    0.05  $    0.05  $    0.10  $    0.11   $    0.10    $    0.10
  Weighted average shares outstanding............      5,801      5,773      5,772      5,814      5,912       5,928        5,819
OTHER DATA:
  EBITDA(2)......................................  $   8,084  $  10,230  $  14,620  $  19,161  $  18,517   $  11,928    $  16,287
  Net cash provided by operations................      6,950      7,879     10,937     14,513      8,531       3,286       11,972
  Net cash used in investing activities..........     (5,443)   (10,789)   (18,924)   (20,641)   (12,432)     (9,125)     (20,389)
  Net cash provided by (used in) financing
    activities...................................       (949)     2,094      9,355      7,307      2,564       3,061        7,634
  Capital expenditures...........................      5,503     11,050     13,566     20,748     12,587       9,125       20,518

                                                                       SEPTEMBER 30,
                                                   -----------------------------------------------------                JUNE 30,
                                                     1992       1993       1994       1995       1996                     1997
                                                   ---------  ---------  ---------  ---------  ---------               -----------
BALANCE SHEET DATA:
  Total assets...................................  $  30,607  $  37,626  $  57,223  $  73,465  $  78,581                $  92,614
  Total debt.....................................     13,574     16,648     27,497     34,870     37,349                   45,361
  Stockholders' equity...........................     11,085     13,302     16,631     21,329     24,538                   27,420

---------

(1) After the Offering, the Company does not anticipate paying any cash dividends on the Common Stock for the foreseeable future and anticipates that future earnings will be retained to finance future operations and expansion. See "Dividend Policy."

(2) EBITDA is calculated herein as income before income taxes plus depreciation, amortization and net interest expense. The Company believes that EBITDA serves as an important financial analysis tool for measuring and comparing financial information such as liquidity, operating performance and leverage. EBITDA should not be considered an alternative to net income or other cash flow measures determined under generally accepted accounting principals as an indicator of the Company's performance or liquidity. EBITDA as disclosed herein may not be comparable to EBITDA as disclosed by other companies.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following is a discussion of the financial condition and results of operations of the Company for the fiscal years ended September 30, 1994, 1995 and 1996 and the nine-month periods ended June 30, 1996 and 1997. This discussion should be read in conjunction with the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus.

GENERAL

    The Company is a leading designer and manufacturer of automated lighting systems and products which are marketed exclusively through its domestic and international facilities and an independent distributor network. The Company rents its VARI*LITE-Registered Trademark- automated lighting systems and other products and provides services to the entertainment industry, including markets such as concert touring, theatre, television and film and corporate events. In addition, the Company sells its Irideon-Registered Trademark- automated lighting systems for use in a wide variety of architectural applications.

    The Company's revenues are generated through the rental of lighting and sound systems and equipment, and through sales of related products and services and architectural lighting systems. Rental revenues include revenues generated from leases of VARI*LITE-Registered Trademark- automated lighting systems, concert sound systems and conventional lighting equipment. Revenues from product sales and services include custom stage construction and stage set design services, design and production management services and the sale of Irideon-Registered Trademark- automated lighting systems and related products.

    Rental revenues were $47.6 million, $65.9 million and $65.7 million or 88.5%, 87.9% and 85.2% of total revenues during fiscal 1994, 1995 and 1996, respectively. The majority of the Company's rental revenues are earned from the rental of VARI*LITE-Registered Trademark- automated lighting systems, with the remainder from the rental of concert sound systems and conventional lighting equipment. The Company's rental revenues are recorded as earned over the term of each contract except for revenues from sales-type leases which are recorded and typically paid at the inception of the lease. Sales-type leases are long-term leases for the Company's VARI*LITE-Registered Trademark- automated lighting systems and are accounted for as sales for financial accounting purposes. Revenues from sales-type leases were $4.4 million, $9.9 million and $4.5 million during fiscal 1994, 1995 and 1996, respectively. Because sales-type lease revenues are recorded in their entirety at the inception of the lease, wide variations in revenues and earnings in any given quarter can occur. Rental costs consist of direct costs of maintaining, supporting and delivering the rental equipment and the depreciation costs of the capital expenditures incurred to manufacture or purchase the rental equipment. The Company depreciates rental equipment over periods of five to ten years. The direct costs associated with sales-type leases include the net book value of the equipment rented which is expensed in its entirety at the inception of the lease.

    The Company generates sales revenue from its custom stage construction and stage set design services, design and production management services to corporations and business associations for conventions, business meetings and special events and sales of Irideon-Registered Trademark- automated lighting systems. The Company first introduced its Irideon-Registered Trademark- lighting system in 1993 and revenues from the Irideon-Registered Trademark- product line have increased from $0.8 million in fiscal 1994 to $2.6 million in fiscal 1996, and $3.3 million for nine-month period ended June 30, 1997. During fiscal 1994, 1995 and 1996, and for the nine-month period ended June 30,1997, the Company's Irideon-Registered Trademark- product line experienced operating losses of $0.1 million, $0.9 million, $1.2 million and $0.9 million, respectively, due to start-up costs. To date, the gross margin percentage of Irideon-Registered Trademark- products has been lower than those of the Company's rental business. Although the gross margin percentage of Irideon-Registered Trademark- products is expected to improve, it is expected to remain below that of the Company's rental business.

    The following table reflects the percentages of total revenues by market:

                                                                                                  NINE MONTHS ENDED
                                                                   YEARS ENDED SEPTEMBER 30,
                                                                                                       JUNE 30,
                                                                -------------------------------  --------------------
                                                                  1994       1995       1996       1996       1997
                                                                ---------  ---------  ---------  ---------  ---------
Concert Touring...............................................       48.5%      38.2%      33.0%      31.0%      30.9%
Theatre.......................................................       19.3       20.6       22.7       20.9       25.1
Television and Film...........................................       13.7       12.9       16.3       18.3       15.4
Corporate Events..............................................       11.1       14.0       12.2       13.9       12.8
Other.........................................................        7.4       14.3       15.8       15.9       15.8
                                                                ---------  ---------  ---------  ---------  ---------
  Total Revenues..............................................      100.0%     100.0%     100.0%     100.0%     100.0%
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

    Although the Company expects revenues earned from concert touring (primarily rental revenues) to continue to represent a significant percentage of the Company's total revenues, during the past three fiscal years, concert touring revenues have decreased as a percentage of the Company's total revenues due to an increase in rental revenues generated from the Company's other customer markets. The Company has experienced fluctuations in its concert touring revenues because of the unpredictable nature of the timing and duration of such tours and expects such fluctuations to continue in the future.

    The following table reflects the Company's geographic region revenues as a percentage of total revenues (see Note J of the "Notes to Consolidated Financial Statements"):

                                                                                                  NINE MONTHS ENDED
                                                                   YEARS ENDED SEPTEMBER 30,
                                                                                                       JUNE 30,
                                                                -------------------------------  --------------------
                                                                  1994       1995       1996       1996       1997
                                                                ---------  ---------  ---------  ---------  ---------
North America.................................................       63.0%      53.1%      50.7%      51.6%      51.3%
Europe........................................................       23.7       33.8       34.5       34.3       34.7
Asia..........................................................       13.3       13.1       14.8       14.1       14.0
                                                                ---------  ---------  ---------  ---------  ---------
  Total Revenues..............................................      100.0%     100.0%     100.0%     100.0%     100.0%
                                                                ---------  ---------  ---------  ---------  ---------
                                                                ---------  ---------  ---------  ---------  ---------

    The majority of European and Asian revenues are denominated in British pounds sterling and Japanese yen, respectively. The increase in European revenues in fiscal 1995 primarily resulted from the VLEH acquisition (as hereinafter defined) for approximately $6.0 million on March 31, 1994. The acquired companies provided lighting services and custom stage construction and stage set design services and included the Company's London, England VARI*LITE-Registered Trademark- distributor. The VLEH acquisition was accounted for by the Company using the purchase method of accounting. In addition to London, the Company has offices in Tokyo, Hong Kong and Madrid. The Company anticipates that foreign revenues will remain a significant part of the Company's total revenues as the demand for entertainment in foreign markets continues to increase. Fluctuations in foreign currencies have impacted, and will continue to impact, the Company's consolidated results of operations due to the translation of foreign currencies into U.S. dollars. The Company maintains foreign currency borrowings to act as an economic hedge against fluctuations in British pounds sterling and Japanese yen. See "Risk Factors--Foreign Exchange Risk; International Trade Risk" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

RESULTS OF OPERATIONS

    The following table sets forth the percentages of total revenues represented by certain income statement data and other data for the indicated periods:

                                                                             YEARS ENDED SEPTEMBER 30,      NINE MONTHS ENDED
                                                                                                                 JUNE 30,
                                                                          -------------------------------  --------------------
                                                                            1994       1995       1996       1996       1997
                                                                          ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA:
  Rental revenues.......................................................       88.5%      87.9%      85.2%      84.9%      84.0%
  Product sales and service revenues....................................       11.5       12.1       14.8       15.1       16.0
                                                                          ---------  ---------  ---------  ---------  ---------
    Total revenues......................................................      100.0      100.0      100.0      100.0      100.0
  Rental costs..........................................................       34.9       35.1       34.3       34.2       33.1
  Product sales and service costs.......................................        8.0        8.9       10.1       10.5       11.0
                                                                          ---------  ---------  ---------  ---------  ---------
  Gross margin..........................................................       57.1       56.0       55.6       55.3       55.9
  Selling, general and administrative expense...........................       35.6       37.5       39.0       41.6       37.2
  Research and development expense......................................        5.6        4.4        5.7        5.5        7.3
                                                                          ---------  ---------  ---------  ---------  ---------
  Operating income......................................................       15.9       14.1       10.9        8.2       11.4
  Interest expense (net)................................................        3.4        3.7        4.0        4.6        4.0
                                                                          ---------  ---------  ---------  ---------  ---------
  Income before taxes and extraordinary loss............................       12.5       10.4        6.9        3.6        7.4
  Incomes taxes.........................................................        4.5        4.1        2.9        1.5        3.0
                                                                          ---------  ---------  ---------  ---------  ---------
  Income before extraordinary loss......................................        8.0        6.3        4.0        2.1        4.4
  Extraordinary loss....................................................        1.4     --         --         --         --
                                                                          ---------  ---------  ---------  ---------  ---------
  Net income............................................................        6.6%       6.3%       4.0%       2.1%       4.4%
                                                                          ---------  ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------  ---------
OTHER DATA:
  Rental revenues.......................................................      100.0%     100.0%     100.0%     100.0%     100.0%
  Rental costs..........................................................       39.4       39.9       40.2       40.2       39.3
                                                                          ---------  ---------  ---------  ---------  ---------
  Rental gross margin...................................................       60.6%      60.1%      59.8%      59.8%      60.7%

  Product sales and service revenues....................................      100.0%     100.0%     100.0%     100.0%     100.0%
  Product sales and service costs.......................................       69.2       73.4       68.3       69.6       69.3
                                                                          ---------  ---------  ---------  ---------  ---------
  Product sales and service gross margin................................       30.8%      26.6%      31.7%      30.4%      30.7%

  EBITDA................................................................       27.2%      25.6%      24.0%      22.3%      24.3%

NINE MONTHS ENDED JUNE 30, 1997 COMPARED TO NINE MONTHS ENDED JUNE 30, 1996

    REVENUES. Total revenues increased 25.2%, or $13.5 million, to $66.9 million in the nine-month period ended June 30, 1997, compared to $53.4 million in the nine-month period ended June 30, 1996. The revenue increase was attributable primarily to the factors set forth below.

    Rental revenues increased 23.8%, or $10.8 million, to $56.2 million in the nine-month period ended June 30, 1997, compared to $45.4 million in the nine-month period ended June 30, 1996. This increase was primarily the result of an overall increase in concert touring revenues due to an improved concert touring market during the nine-month period ended June 30, 1997 compared to the nine-month period ended June 30, 1996. As a result, the Company experienced increased rental revenues from both automated lighting systems and sound systems, as well as from other related products and services. Rental revenues from sales-type leases accounted for approximately 34.1%, or $3.7 million, of the increase in rental revenues in the nine-month period ended June 30, 1997, compared with the nine-month period ended June 30, 1996. The increase in sales-type lease revenues was primarily due to significant leases with a new theatrical production and an amusement park.

    Product sales and service revenues increased 32.9%, or $2.7 million, to $10.7 million in the nine-month period ended June 30, 1997, compared to $8.0 million in the nine-month period ended June 30, 1996. This increase was primarily due to sales of the Company's Irideon-Registered Trademark- automated lighting products which increased 123.2%, or $1.8 million, to $3.3 million in the nine-month period ended June 30, 1997, compared to $1.5 million in the nine-month period ended June 30, 1996. The remainder of the increase was primarily attributable to the increase in revenues from stage construction services as a result of increased concert touring activity.

    RENTAL COSTS. Rental costs increased 21.1%, or $3.8 million, to $22.1 million in the nine-month period ended June 30, 1997, compared to $18.3 million in the nine-month period ended June 30, 1996. Rental costs as a percentage of rental revenues decreased to 39.3% in the nine-month period ended June 30, 1997, from 40.2% in the nine-month period ended June 30, 1996. The decrease in rental costs as a percentage of total rental revenues was primarily due to higher utilization of the Company's rental equipment and increased leverage of fixed costs during the nine-month period ended June 30, 1997, compared to the nine-month period ended June 30, 1996. Also contributing to this decrease was a decrease in sales-type lease costs as a percentage of sales-type lease rental revenues in the nine-month period ended June 30, 1997, compared to the nine-month period ended June 30, 1996. The decrease in sales-type lease costs was due to the leasing of older equipment during the nine-month period ended June 30, 1997, compared to the nine-month period ended June 30, 1996.

    PRODUCT SALES AND SERVICE COSTS. Product sales and service costs increased 32.3%, or $1.8 million, to $7.4 million in the nine-month period ended June 30, 1997, compared to $5.6 million in the nine-month period ended June 30, 1996. Product sales and service costs as a percentage of product sales and service revenues decreased to 69.3% in the nine-month period ended June 30, 1997, from 69.6% in the nine-month period ended June 30, 1996. The decrease in product sales and service costs as a percentage of the related revenues was primarily due to the Irideon-Registered Trademark- product line, which experienced improved production efficiencies and an increase in direct sales. Partially offsetting this decrease was an increase in product sales and service costs for the Company's custom stage construction business that was subcontracted to others by the Company during the 1997 period, compared to the 1996 period. Product sales and service costs associated with subcontracted services are generally higher than costs associated with services provided directly by the Company.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expense increased 11.8%, or $2.7 million, to $24.9 million in the nine-month period ended June 30, 1997, compared to $22.2 million in the nine-month period ended June 30, 1996. This increase resulted primarily from payroll and related costs to support the Company's continued growth. This expense as a percentage of total revenues decreased to 37.2% in the nine-month period ended June 30, 1997, from 41.6% in the nine-month period ended June 30, 1996, due to costs incurred during fiscal year 1996 resulting from increases in personnel and improvements in information systems in anticipation of growth which occurred in fiscal 1997.

    RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense increased 65.3%, or $2.0 million, to $4.9 million in the nine-month period ended June 30, 1997, compared to $2.9 million in the nine-month period ended June 30, 1996. This expense as a percentage of total revenues increased to 7.3% in the nine-month period ended June 30, 1997, from 5.5% in the nine-month period ended June 30, 1996. These increases were primarily the result of an increase in the employee-related costs associated with adding research and development engineers during fiscal 1996 and the nine-month period ended June 30, 1997.

    INTEREST EXPENSE. Interest expense increased 10.5%, or $0.3 million, to $2.7 million in the nine-month period ended June 30, 1997, compared to $2.4 million in the nine-month period ended June 30, 1996. This increase was attributable to additional long-term borrowings incurred by the Company to fund capital expenditures.

    INCOME TAXES. Effective tax rates in the nine-month periods ended June 30, 1997 and 1996 were 40.3% and 41.7%, respectively.

FISCAL YEAR ENDED SEPTEMBER 30, 1996 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30,
  1995

    REVENUES. Total revenues increased 3.0%, or $2.2 million, to $77.1 million in fiscal 1996, compared to $74.9 million in fiscal 1995. The revenue increase was attributable primarily to the factors set forth below.

    Rental revenues decreased $0.2 million to $65.7 million in fiscal 1996, compared to $65.9 million in fiscal 1995. This decrease was primarily the result of a 54.2%, or $5.4 million, decrease in rental revenues from sales-type leases, which decreased to $4.5 million in fiscal 1996, compared to $9.9 million in fiscal 1995, primarily due to large, one-time sales-type leases to one major casino and to several major cloned touring theatrical productions in fiscal 1995. Additionally, the Company experienced an overall decrease in concert touring revenues in fiscal 1996 as a result of a downturn in the concert touring market compared with fiscal 1995. These decreases were offset by increased rental revenues earned from the Company's VARI*LITE-Registered Trademark-automated lighting systems as more of these products were available for rental as a result of fiscal 1995 capital expenditures, and an increase in automated lighting rental revenues in Japan.

    Product sales and service revenues increased 26.0%, or $2.4 million, to $11.4 million in fiscal 1996, compared to $9.0 million in fiscal 1995. Product sales and service revenues increased as a percentage of total revenues to 14.8% in fiscal 1996, from 12.1% in fiscal 1995. This increase in revenue was primarily due to sales of Irideon-Registered Trademark- automated lighting products which increased 180.9%, or $1.7 million, to $2.6 million in fiscal 1996, compared to $0.9 million in fiscal 1995.

    RENTAL COSTS. Rental costs increased 0.5%, or $0.1 million, to $26.4 million in fiscal 1996, compared to $26.3 million in fiscal 1995. Rental costs as a percentage of rental revenues increased to 40.2% in fiscal 1996, from 39.9% in fiscal 1995. This increase was primarily the result of increased sales-type lease costs as a percentage of sales-type lease rental revenues in fiscal 1996, compared to fiscal 1995, due to the leasing of newer equipment during fiscal 1996, compared to fiscal 1995.

    PRODUCT SALES AND SERVICE COSTS. Product sales and service costs increased 17.3%, or $1.2 million, to $7.8 million in fiscal 1996 compared to $6.6 million in fiscal 1995. Product sales and service costs as a percentage of product sales and service revenues decreased from 73.4% in fiscal 1995 to 68.3% in fiscal 1996. The decrease in these costs as a percentage of their related revenues was primarily the result of operating improvements in the Company's custom stage construction business.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expense increased 6.8%, or $1.9 million, to $30.1 million in fiscal 1996, compared to $28.2 million in fiscal 1995. This expense as a percentage of total revenues increased to 39.0% in fiscal 1996 from 37.5% in fiscal 1995. These increases primarily resulted from increased payroll and related costs and depreciation expense associated with increases in personnel and improvements in information systems necessitated by the Company's continued growth.

    RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense increased 34.1%, or $1.1 million, to $4.4 million in fiscal 1996, compared to $3.3 million in fiscal 1995. This expense as a percentage of total revenues increased to 5.7% in fiscal 1996, from 4.4% in fiscal 1995. These increases were primarily the result of an increase in the employee-related costs associated with adding 16 research and development engineers during fiscal 1996.

    INTEREST EXPENSE. Interest expense increased 10.9%, or $0.3 million, to $3.1 million in fiscal 1996, compared to $2.8 million in fiscal 1995. This increase was attributable to additional long-term borrowings incurred by the Company to fund capital expenditures in fiscal 1995 and 1996.

    INCOME TAXES. Effective tax rates in fiscal 1996 and 1995 were 41.7% and 39.2%, respectively.

FISCAL YEAR ENDED SEPTEMBER 30, 1995 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30,
  1994

    REVENUES. Total revenues increased 39.2%, or $21.1 million, to $74.9 million in fiscal 1995, compared to $53.8 million in fiscal 1994. Approximately 56.2% of the growth in total revenues, or $11.9 million, was attributable to revenues generated from Vari-Lite Europe Holdings Limited ("VLEH"), the Company's London, England based subsidiary which was formed to acquire three companies on March 31, 1994 (the "VLEH acquisition"). As a result, only six months of VLEH's operations were included in fiscal 1994. Also during fiscal

1995, the Company earned $8.9 million, or approximately 11.9% of total revenues, from the rental of automated lighting and sound systems and other lighting products and services used on the Rolling Stones Voodoo Lounge tour.

    Rental revenues increased 38.3%, or $18.3 million, to $65.9 million in fiscal 1995, compared to $47.6 million in fiscal 1994. Approximately 48.1% of the growth in rental revenues, or $8.8 million, was attributable to an increase in revenues from the VLEH acquisition. Rental revenues from sales-type leases accounted for approximately 30.0%, or $5.5 million, of the increase in rental revenues from fiscal 1994 to fiscal 1995. The increase in sales-type lease revenues was primarily due to one major casino installation and an increase in the cloning of several major touring theatrical productions in fiscal 1995. The remainder of the increase in rental revenues was primarily due to revenues earned from the Rolling Stones Voodoo Lounge tour and an overall increase in automated lighting rental revenues in Japan.

    Product sales and service revenues increased 46.2%, or $2.8 million, to $9.0 million in fiscal 1995, compared to $6.2 million in fiscal 1994. Product sales and service revenues increased as a percentage of total revenues to 12.1% in fiscal 1995, from 11.5% in fiscal 1994. These increases were primarily attributable to the VLEH acquisition.

    RENTAL COSTS. Rental costs increased 40.0%, or $7.5 million, to $26.3 million in fiscal 1995, compared to $18.8 million in fiscal 1994. Rental costs as a percentage of rental revenues increased to 39.9% in fiscal 1995, from 39.4% in fiscal 1994.

    PRODUCT SALES AND SERVICE COSTS. Product sales and service costs increased 54.9%, or $2.3 million, to $6.6 million in fiscal 1995, compared to $4.3 million in fiscal 1994. Product sales and service costs as a percentage of product sales and service revenues increased to 73.4% in fiscal 1995 from to 69.2% in fiscal 1994. These increases were primarily the result of higher than anticipated costs to construct custom stages and design stage sets for customers.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expense increased 46.8%, or $9.0 million, to $28.2 million in fiscal 1995, compared to $19.2 million in fiscal 1994. This expense as a percentage of total revenues increased to 37.5% in fiscal 1995 from 35.6% in fiscal 1994. These increases were partially due to the non-recurring costs in fiscal 1995 associated with the VLEH acquisition and an increase in consulting and employee benefit expenses in fiscal 1995 as a result of the Company's initiatives to improve its human resource and process management. During fiscal 1995, the Company established the ESOP and Equivalence Plan (as hereinafter defined) and accrued contributions to them of an aggregate of $0.8 million. These increases were also partially due to unusually high design modification costs in fiscal 1995 to improve performance of certain rental equipment and costs to make certain VARI*LITE-Registered Trademark- products compliant with international safety regulations. The remainder of the increases in selling, general and administrative expense resulted primarily from payroll and related costs in fiscal 1995 to support continued growth.

    RESEARCH AND DEVELOPMENT EXPENSE. Research and development expense increased 8.2%, or $0.3 million, to $3.3 million in fiscal 1995, compared to $3.0 million in fiscal 1994. This increase was primarily attributable to costs incurred during fiscal 1995 in connection with the development of the Company's Irideon-Registered Trademark- products. This expense as a percentage of revenues decreased to 4.4% in fiscal 1995, from 5.6% in fiscal 1994.

    INTEREST EXPENSE. Interest expense increased 54.5%, or $1.0 million, to $2.8 million in fiscal 1995, compared to $1.8 million in fiscal 1994. This increase was attributable to additional long-term borrowings incurred by the Company to fund the VLEH acquisition and other capital expenditures primarily associated with an increase in rental assets.

    INCOME TAXES. Effective tax rates in fiscal 1995 and 1994 were 39.2% and 35.6%, respectively. The increase in the effective tax rate in fiscal 1995 was primarily due to increased earnings from the Company's subsidiary in Japan, which are taxed at a higher rate than the Company's other earnings, and increased earnings in certain states in which the Company is subject to state income tax.

    EXTRAORDINARY LOSS. During fiscal 1994, the Company entered into the Credit Agreement, the proceeds of which were used to refinance outstanding indebtedness under then existing credit facilities, to fund the VLEH acquisition and to build rental equipment. The Company incurred prepayment penalties, net of taxes, of $0.8 million relating to the early extinguishment of the existing debt. See "--Liquidity and Capital Resources."

QUARTERLY FLUCTUATIONS AND SEASONALITY

    The following table sets forth certain income statement data and EBITDA for each of the Company's last 15 quarters, which were derived from unaudited financial statements of the Company. In the opinion of the Company's management, this income statement data contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation thereof.

                                                                      QUARTERS ENDED
                                                    --------------------------------------------------
                                                    DECEMBER 31    MARCH 31     JUNE 30   SEPTEMBER 30
                                                    ------------  -----------  ---------  ------------  FISCAL YEAR
                                                                                                        -----------
                                                                      (IN THOUSANDS)
                   Fiscal 1994
Total revenues....................................   $    9,778    $   9,591   $  15,160   $   19,283    $  53,812
EBITDA............................................        2,659        2,025       3,720        6,216       14,620
Operating income..................................        1,321          633       2,019        4,566        8,539
                   Fiscal 1995
Total revenues....................................   $   18,648    $  17,234   $  19,314   $   19,714    $  74,910
EBITDA............................................        6,224        4,027       4,495        4,415       19,161
Operating income..................................        4,267        1,951       2,284        2,037       10,539
                   Fiscal 1996
Total revenues....................................   $   16,791    $  16,995   $  19,645   $   23,707    $  77,138
EBITDA............................................        3,648        3,436       4,845        6,588       18,517
Operating income..................................        1,186          915       2,285        4,063        8,449
                   Fiscal 1997
Total revenues....................................   $   22,326    $  22,384   $  22,185
EBITDA............................................        5,215        5,083       5,989
Operating income..................................        2,424        2,265       2,954


    As of October 15, 1997, the Company had not compiled its results of operations for the three-month period ended September 30, 1997. Nonetheless, the Company expects its EBITDA and operating income (and net income and net income per share) for such period to be lower than its EBITDA and operating income for the three-month period ended September 30, 1996, principally because it expects that revenues for the three-month period ended September 30, 1997 will not increase as compared to the three-month period ended September 30, 1996. The Company expects its total revenues, EBITDA and operating income for fiscal 1997 to increase as compared to fiscal 1996. See "Risk Factors--Fluctuations in Operating Results and Seasonality."


    The Company has experienced and is expected to continue to experience fluctuations in quarterly operating results, both between different quarters within the same fiscal year and with respect to the same quarter between different fiscal years. These fluctuations arise from several factors, including the timing and dollar value of sales-type leases with customers, the dependence of the Company on concert tours, which are unpredictable in timing and duration, the introduction of new products and general economic conditions both domestically and internationally. In addition, the Company's business is subject to seasonal fluctuations with the highest percentage of its revenues being generated in the summer months and the lowest percentage being generated in winter months. Because of the possibilities of significant fluctuations, results for any quarter may not be indicative of results that may be achieved in a full year. While the Company expects to experience growth in its revenues and profits, there can be no assurance that the Company's historical levels of revenues or profits will be sustained, particularly on a quarterly basis. See "Risk Factors--Fluctuations in Operating Results and Seasonality."

LIQUIDITY AND CAPITAL RESOURCES

    Historically, the Company has financed its operations and capital expenditures with cash flow from operations, bank borrowings and advances from distributors and customers. The Company's operating activities generated cash flow of approximately $10.9 million, $14.5 million, $8.5 million and $12.0 million during fiscal 1994, 1995 and 1996 and for the nine months ended June 30, 1997, respectively.

    The Company intends to use the net proceeds of the Offering to repay indebtedness under the Credit Agreement. As of August 31, 1997, approximately $42.5 million was outstanding under the Credit Agreement (based on currency exchange rates as of August 31, 1997). The Company incurs a commitment fee equal to 0.5% per annum on the average daily unused portion of the revolver which is payable quarterly. Substantially all of the Company's assets, except those pledged to distributors, are pledged as collateral under the Credit Agreement. The Company expects to obtain a new credit facility after completion of the Offering.

    The Credit Agreement places limitations on the ability of the Company to (i) pay stockholder distributions in excess of 30% of net income for a fiscal year;
(ii) make capital expenditures in excess of $3.0 million with respect to Showco for fiscal 1998 and $2.0 million for each fiscal year thereafter; (iii) incur indebtedness, other than certain indebtedness set forth in the Credit Agreement including, among others, (a) indebtedness for the purchase or lease of capital assets not to exceed $2.0 million per fiscal year or $4.0 million outstanding at any time and (b) indebtedness representing advances from distributors and subdistributors not in excess of $10.0 million outstanding at any time; (iv) make certain loans or investments, other than intercompany loans or investments or the purchase of cash equivalents; (v) sell substantially all of its assets; and (vi) purchase its securities, other than the warrants issued to the banks in connection with the Credit Agreement, the Common Stock issuable in connection with the exercise of such warrants and Common Stock from employees whose employment has terminated.

    In addition, the Credit Agreement contains compliance covenants, including requirements that the Company achieve certain financial ratios or tests, including, among others, (i) a fixed charge ratio (ratio of EBITDA (as defined in the Credit Agreement) to fixed charges) of at least 2.50 to 1.00 until October 30, 1997 and at least 2.75 to 1.00 from October 31, 1997 until April 29, 1999, which increases from time to time throughout the term of the Credit Agreement to 3.50 to 1.00 after March 31, 2001; (ii) an earnings ratio (ratio of EBIT (as defined in the Credit Agreement) to interest expense) of at least 2.25 to 1.00 through March 30, 1998, which increases from time to time throughout the term of the Credit Agreement to 4.00 to 1.00 after March 31, 2001; (iii) tangible net worth (as defined in the Credit Agreement) of at least $16.5 million plus 60% of the net income of each fiscal year after fiscal 1996 and 60% of the net proceeds of any public offering; (iv) a leverage ratio (ratio of liabilities to tangible net worth) of less than 3.60 to 1.00, which decreases from time to time throughout the term of the Credit Agreement to 2.00 to 1.00 after October 31, 2000; (v) a capital expenditure coverage ratio (ratio of EBITDA to capital expenditures) of at least 0.90 to 1.00 until February 27, 1998, which increases from time to time throughout the term of the Credit Agreement to 1.50 to 1.00 after May 31, 2001; and (vi) a total debt to cash flow ratio of less than 2.50 to 1.00, which decreases to 2.00 to 1.00 after October 31, 1998.

    The Company has hedged a portion of its currency fluctuation risk by borrowing in British pounds sterling and Japanese yen under the Credit Agreement. Cash generated from the Company's England and Japan offices is typically denominated in British pounds sterling and Japanese yen, respectively, and is used to pay expenses incurred in these currencies and service the foreign currency borrowings. The Company is a party to two interest rate swap agreements which fix the Company's effective interest costs under a portion of the Credit Agreement. See "Risk Factors--Foreign Exchange Risks; International Trade Risk," "Use of Proceeds" and Note E of "Notes to Consolidated Financial Statements."

    The Company has funded the costs to manufacture automated lighting equipment to be rented to certain distributors with advances made by the distributors under the terms of the Company's distributorship agreements. The distributors typically advance to the Company an amount equal to the cost to manufacture the equipment, and enter into agreements whereby the distributors have the exclusive right to sublease the lighting equipment within defined territories. Borrowings by the Company under these agreements, which are secured by liens against the applicable equipment, are repaid by the Company through future rentals due from the distributors under the terms of their distributorship agreements and bear interest at various rates ranging up to 10.25% annually. Proceeds received under these distributorship agreements were approximately $1.0 million, $2.2 million, $1.7 million and $0.6 million for fiscal 1994, 1995 and 1996 and for the nine-month period ended June 30, 1997, respectively, and outstanding borrowings from distributors at September 30, 1994, 1995 and 1996 and June 30, 1997 were approximately $2.1 million, $2.9 million, $2.8 million and $2.1 million, respectively. All amounts advanced by distributors are accounted for by the Company as short-term debt. See "Business-- Marketing, Sales and Distribution."

    The Company has borrowed money to purchase computer equipment and office furniture and fixtures. These loans typically amortize over three years and bear interest at various rates ranging from 8.25% to 10.40%. Proceeds received under this type of financing were approximately $0.2 million, $1.6 million, $1.8 million and $1.1 million for fiscal 1994, 1995 and 1996 and the nine-month period ended June 30, 1997, respectively, and borrowings outstanding at September 30, 1994, 1995 and 1996 and June 30, 1997 were approximately $0.7 million, $1.7 million, $2.8 million and $3.0 million, respectively.

    The Company has also used customer advances to fund short-term working capital and immediate capital expenditure needs for specific contracts. As of September 30, 1994, 1995 and 1996 and June 30, 1997, the Company had unearned revenue related to customer advances of approximately $1.3 million, $1.6 million, $2.2 million and $2.5 million, respectively.

    Dividends paid to stockholders totaled approximately $0.6 million with respect to each of fiscal 1994, 1995, 1996 and 1997. The Company does not anticipate paying any additional cash dividends after the consummation of the Offering. See "Dividend Policy."

    The Company's business requires significant capital expenditures. Capital expenditures for fiscal 1994, 1995 and 1996 were approximately $13.6 million, $20.7 million and $12.6 million, respectively, of which approximately $12.2 million, $18.0 million and $10.2 million were for rental equipment inventories. The majority of the Company's revenues are generated through the rental of automated lighting and concert sound systems and, as such, the Company must maintain a significant amount of rental equipment to meet customer demands. Total rental equipment inventories increased from approximately $47.6 million at the beginning of fiscal 1994 to $102.5 million at June 30, 1997. This increase primarily consisted of automated lighting equipment, including new products, additional inventory of existing products and the replacement of equipment leased under sales-type leases. The Company's management anticipates capital expenditures of approximately $23.0 million during fiscal 1997, primarily for expansion of rental inventories.

    Inventory included in current assets consists primarily of raw materials and finished goods for the Company's Irideon-Registered Trademark- products and spare parts inventory for the Company's VARI*LITE-Registered Trademark-automated lighting equipment. Raw materials represented 38.1%, 83.4% and 88.6% of total inventory at September 30, 1995 and 1996 and June 30, 1997, respectively. The fluctuation in raw materials as a percentage of total inventory was caused primarily by changes in the timing of the manufacturing of Irideon-Registered Trademark- products which are manufactured as orders are received.

    The Company invests heavily in management information systems, believing them to be a key factor in the Company's ability to remain ahead of its competitors. In fiscal 1995 and 1996, the Company invested approximately $2.2 million constructing a wide-area network throughout the United States and implementing Oracle financial and manufacturing applications. This computer system is expected to meet the anticipated needs of the Company for the foreseeable future.

    The Company had a working capital deficit of approximately $2.0 million, $4.8 million, $0.6 million and $1.3 million at September 30, 1994, 1995 and 1996, and June 30, 1997, respectively. The Company has historically maintained working capital deficits since the bulk of its revenue generating assets are classified as long-term assets rather than current assets.

    In December 1995, the Company entered into a lease with an unaffiliated developer which purchased a 32-acre site in the Dallas, Texas area for approximately $3.6 million. The Company is leasing this land for an initial term of five years, with six five-year renewal options. If the lease is not renewed or is otherwise terminated, the Company may be required to make a residual termination payment equal to 85% of the $3.6 million paid by the developer to acquire the land. The Company has the right to obligate the developer to construct a building on the land that the Company would lease for a term that would be identical to the land lease. The Company has an option to purchase the property at the end of the initial lease term or at any time during the renewal terms for its original cost. The Company intends to cause the developer to construct a

233,000 square foot facility where it will consolidate all of its Dallas, Texas operations in fiscal 2000. The land lease is, and the facility lease (if any) will be, accounted for as operating leases for financial reporting purposes. See "Business--Properties" and Note G of the "Notes to Consolidated Financial Statements."

    The Company has capitalized and expects to continue to capitalize its costs relating to the High End Lawsuit (approximately $3.0 million as of August 31, 1997, and an estimated additional $1.1 million through consummation of the trial). Unless the Company receives a judgment in this litigation that at least one of its patents has been infringed and the Company concludes, based on all of the facts and circumstances, that such a judgment will allow it to maintain its competitive advantage provided by the infringed patents, all costs incurred by the Company relating to the High End Lawsuit (including those previously capitalized) will be required to be recorded as a non-cash expense in the period that the judgment is rendered. See "Risk Factors--Capitalized Litigation Costs" and "Business--Litigation."

    Management believes that cash flow generated from operations, combined with the net proceeds from the Offering and borrowing capacity under the Credit Agreement (after giving effect to the application of the proceeds of the Offering) should be sufficient to fund its anticipated operating needs and capital expenditures for at least twelve months after the date of the Offering. However, because the Company's future operating results will depend on a number of factors, including the demand for the Company's products and services, the level of competition, the success of the Company's research and development programs, the ability to achieve competitive and technological advances and general and economic conditions and other factors beyond the Company's control, there can be no assurance that sufficient capital resources will be available to fund the expected expansion of its business beyond such period.

INFLATION

    The Company has generally been able to offset cost increases with increases in the rental rates and sales prices charged for its products and services. Accordingly, the Company does not believe that inflation has had a material effect on its results of operations to date. However, there can be no assurance that the Company's business will not be adversely affected by inflation in the future.

                                    BUSINESS

GENERAL

    The Company is a leading international provider of proprietary automated lighting systems and related services to the entertainment industry, servicing markets such as concert touring, theatre, television and film and corporate events. In 1981, the Company revolutionized the professional entertainment lighting industry by inventing the VARI*LITE-Registered Trademark- system, the first automated lighting system that allowed real-time, computerized, remote control of light beam features such as color, size, shape, position and intensity. As a result, the VARI*LITE-Registered Trademark- brand name has become recognized as the preeminent brand name for automated lighting. The Company rents its VARI*LITE-Registered Trademark- automated lighting systems exclusively through a domestic and international network of Company-owned offices and independent distributors.

    The Company believes that its position as an industry leader results from its broad range of innovative and technologically superior products, its long-standing collaborative relationship with participants in the entertainment industry, its worldwide distribution system and its dedication to customer service. The Company continuously addresses the technical and creative needs of its customers by designing and manufacturing products that in many instances have become the industry standard. Lighting designers using the Company's automated lighting systems have won Tony-Registered Trademark- Awards for Broadway lighting design every year since 1990 and have won five Emmy-Registered Trademark- Awards for network television broadcast lighting design. The Company won an Emmy-Registered Trademark- Award for Outstanding Achievement in Engineering for television in 1991 and 1994. For its accomplishments in the concert touring market, the Company was named by Performance Magazine as the "Lighting Company of the Year" six times since 1989 and the "Equipment Manufacturer of the Year/Lighting" ten times since 1983.

    The Company has capitalized on the growth of the entertainment industry and has demonstrated its ability to broaden the application of its existing technology and to develop new lighting systems and products to create and penetrate new markets.

    - CONCERT TOURING. The Company initially designed its systems to serve the concert touring market and remains a leader in that market. The Company's customers have included such notable performers as The Rolling Stones, Phil Collins, Genesis, Fleetwood Mac, Pink Floyd, Paul McCartney, David Bowie, Elton John, Tina Turner, Sting, Reba McEntire, Vince Gill, Garth Brooks, Mary Chapin Carpenter, Wynona Judd, Barbra Streisand, Diana Ross, Whitney Houston, Celine Dion, Sheryl Crow, Pearl Jam, Aerosmith, Bush and the Indigo Girls.

    - THEATRE. By developing the first virtually silent automated lighting fixture, the Company secured a significant competitive advantage in the theatre market, including touring theatre shows. The Company's systems have been used in such shows as CHICAGO, RAGTIME, SHOW BOAT, RENT, LORD OF THE DANCE, CAROUSEL, SMOKEY JOE'S CAFE, MISS SAIGON, SUNSET BOULEVARD, KISS OF THE SPIDER WOMAN, THE WILL ROGERS FOLLIES, TOMMY, GREASE, HOW TO SUCCEED IN BUSINESS WITHOUT REALLY TRYING, BRING IN 'DA NOISE BRING IN 'DA FUNK, JESUS CHRIST SUPERSTAR, MARTIN GUERRE, JEKYLL & HYDE and OLIVER.

    - TELEVISION AND FILM. The Company successfully leveraged its versatile product line to become a leading provider of automated lighting to the television market and to increase its penetration of the film market. The Company has provided automated lighting for the Academy Awards, Emmy-Registered Trademark- Awards, Tony-Registered Trademark- Awards, Grammy Awards, Country Music Awards, MTV Music Awards and other awards shows, as well as television shows such as THE TONIGHT SHOW WITH JAY LENO, THE LATE SHOW WITH DAVID LETTERMAN, LATE NIGHT WITH CONAN O'BRIEN, VIBE, WHEEL OF FORTUNE, SATURDAY NIGHT LIVE, HOME IMPROVEMENT and AMERICAN GLADIATORS, and the movies CONTACT, FORREST GUMP, BATMAN FOREVER, WAYNE'S WORLD and SISTER ACT, among others. VARI*LITE-Registered Trademark-automated lighting fixtures or "luminaires" are also installed in ABC's New York studios, where they are used for PRIME TIME LIVE, 20/20 and GOOD MORNING AMERICA.

    - CORPORATE EVENTS. The Company is continuing to expand its presence in the corporate events market by providing automated lighting systems for conventions, business meetings, new product launches and special events. The Company's systems have been used in events for Microsoft, Compaq, IBM, Sony, Sprint, Nike, Reebok, Oldsmobile, Ford, Lincoln, BMW, Upjohn, Glaxo, Whirlpool and Gillette, among others.

    - ARCHITECTURAL. Recently, the Company has targeted the lighting needs of architectural markets such as restaurants, casinos, retail stores, corporate showrooms, shopping malls, building exteriors and landmarks. The Company's Irideon-Registered Trademark- automated lighting system product line, which is in the development stage, is designed specifically for such architectural lighting applications.

    The Company's VARI*LITE-Registered Trademark- systems incorporate advanced proprietary and patented technology in both lighting fixtures and control consoles. The Company is the only industry participant which combines patented dichroic filter color changing systems, advanced heat removal techniques and computer control systems that utilize distributed processing and resident cue memory in each luminaire. By using such technology to execute a lighting effect (or cue), an operator can transmit a single command to up to 1,000 luminaires simultaneously, each of which stores its own set of cues. As a result, customers using the Company's systems can create lighting presentations with greater flexibility, complexity, speed and precision than with competing products.

    The Company is also a leader in providing complementary products and services to the entertainment industry, including concert sound systems, conventional lighting equipment, custom stage construction and stage set design services, and design and production management services for conventions, business meetings and special events.

INDUSTRY

    The Company believes that the entertainment industry is an international, multi-billion dollar industry. Lighting plays an integral role in the entertainment industry, providing illumination of concert, theatre, television and film performers, as well as creating special effects to augment a performance. In general, the Company believes that approximately 10% of total revenues (in the case of concert touring and theatre) or of total production budgets (in the case of television, film and corporate events) are spent on lighting and sound. The Company further believes that lighting and sound are critical elements in determining the quality of a production and, therefore, end-users consider quality an important factor in selecting vendors. The Company believes that its industry leadership position results in large part from its reputation in the entertainment community for innovative, high performance products and quality service.

    In the early 1980's, the concert touring market was the first to recognize that automated lighting could be used not only to augment a performance but also as an additional source of entertainment. According to an industry source, the concert touring market in North America has grown at an annual rate of approximately 6% over the past nine years, as measured by major headliner arena ticket sales. The Company believes that the international concert touring market will grow at a faster rate because it is at an earlier stage in its development.

    The theatre market, as measured by the North American live theatre box office receipts, has grown by an annual rate of approximately 11% over the last ten years according to VARIETY. More importantly, touring shows, for which the Company's automated lighting systems are ideally suited, accounted for 60% of the total market in 1996 compared to 52% in 1986. The Company believes that the North American and international theatre markets continue to represent a significant opportunity for the Company.

    Although the Company currently derives less than 20% of its revenue from the television and film markets, these markets are the largest markets in which the Company participates. The Company believes that it is the leading provider of automated lighting systems for television special events, such as award shows, and intends to target a broader spectrum of television and film productions in the future.

    In recent years, lighting designers have begun to utilize entertainment lighting in new settings such as corporate events, restaurants, casinos, cruise ships and retail settings. The Company has broadened the application of its existing technologies and developed new technologies and products to address this demand, such as the Company's Irideon-Registered Trademark- product line for architectural use. The Company expects the demand for entertainment lighting in both existing and new settings to increase in the future.

STRATEGY

    The Company's principal objectives are to maintain its worldwide leadership positions in its existing markets and to create demand for its products in new markets. The key elements of this strategy include:

    - MAINTAINING ITS COMMITMENT TO INNOVATION. The Company expects to remain committed to research and development. By continuing to develop leading edge, innovative technologies for use in multiple proprietary automated lighting products with novel and versatile features, the Company expects to maintain its leadership positions in existing markets and create demand for its products in new markets.

    - EXPANDING ITS WORLDWIDE DISTRIBUTION CAPABILITIES. The Company intends to continue leveraging its position as an industry leader in automated lighting by expanding its domestic and international distribution channels by opening new offices, affiliating with additional independent distributors and acquiring complementary businesses. The Company intends to increase its focus as a full-service provider of quality products and services by further expanding and diversifying its worldwide inventory and distribution system, improving its extensive education and training programs and continuing to emphasize customer service. The Company expects to significantly amplify its recent efforts to offer a full range of lighting services and products, including conventional lighting products, in order to compete effectively for all of its customers' lighting needs.

    - CONTINUING TO OFFER VALUE-ADDED COMPLEMENTARY SERVICES. The Company intends to continue providing complementary sound, conventional lighting, custom stage construction and stage set design services, and design and production management services, thereby offering comprehensive solutions to its customers' needs and leveraging its customer relationships to maximize revenue.

PRODUCTS AND SERVICES

    AUTOMATED LIGHTING--VARI*LITE-REGISTERED TRADEMARK- PRODUCTS.

    The Company designs, manufactures and markets an extensive line of integrated automated lighting systems, including light fixtures, or "luminaires," control consoles and support equipment, and provides system operators and maintenance services. To accommodate users who prefer to operate the Company's lighting systems independently, the Company also conducts extensive training programs. The Company rents rather than sells its VARI*LITE-Registered Trademark- automated lighting systems.

    VL1-TM- LUMINAIRE. The Company's initial product, the revolutionary VL1-TM-luminaire, was the first automated luminaire using a dichroic filter color changing system, thereby becoming the first compact, easily transportable light capable of the real-time, computerized, remote control of light beam features such as color, size, shape, position and intensity. The VL1-TM- luminaire was introduced in 1981 and remained in service until 1996.

    SERIES 200-TM- SYSTEM. The Company's VL2C-Registered Trademark- spot luminaire, VL4-Registered Trademark- wash luminaire and Artisan-Registered Trademark- Plus and mini-Artisan-Registered Trademark- 2 control consoles constitute the Company's Series 200-TM- system. Spot luminaires create a hard-edged, crisp beam which can be used for precisely focused illumination and visual effects, as well as for projecting custom light images such as faces and designs through the use of "gobos", designs etched into a piece of glass or cut into a piece of metal through which a light beam is directed to create an image. The VL2C-Registered Trademark- spot luminaire can change light color in one-tenth of a second and can produce more than 120 separate light colors through the use of the Company's patented color changing system. In designing the Series 200-TM- system, the Company patented a number of features which it believes makes the Company's light systems superior to those of its competitors. The Company is the only industry participant which combines patented dichroic filter color changing systems, advanced heat removal techniques and a computer control systems that utilize distributed processing and resident cue memory in each luminaire. By using such technology to execute a lighting effect (or cue), an operator can transmit a single command to up to 1,000 luminaires simultaneously, each of which stores its own set of cues. As a result, customers using the Company's systems can create lighting presentations with greater flexibility, complexity, speed and precision than with competing products.

    The VL4-Registered Trademark- wash luminaire projects a dispersed soft-edge light beam for even illumination of objects and areas. The VL4-Registered Trademark- luminaire's patented color changing system allows the user to select 30 preset and 160 programmable colors from thousands of available colors and to change these colors in less than three-tenths of a second, or program the system for timed color cross-fades. In addition, the VL4-Registered Trademark-luminaire features precisely timed control of light intensity, including the ability to instantaneously turn the light fixture on and off. Continuous adjustment of diffusion and beam angle provides enhanced control of the beam shape.

    SERIES 300-TM- SYSTEM. The Company developed its Series 300-TM- automated lighting system principally to satisfy the demands of the theatre and television and film markets for virtually silent, light weight automated lighting products with sophisticated color changing features. The Company's Series 300-TM- system, including the VL5-Registered Trademark- wash luminaire (including the VL5Arc-TM- and VL5B-TM- luminaires), the VL6-Registered Trademark- spot luminaire and the VLM-TM- automated moving mirror, as well as the Artisan-Registered Trademark-Plus and mini-Artisan-Registered Trademark- 2 control consoles, also appeals to major concert touring clients who want to rent large systems. The VL5-Registered Trademark- luminaire is lighter than the VL4-Registered Trademark- luminaire, and its cold-mirror reflector both eliminates the need for noisy cooling fans and reduces the amount of heat the lights emit onto the stage. Color changes for the VL5-Registered Trademark- are controlled by a system that allows color cross-fades in as little as seven-tenths of a second and interchangeable lenses work with an internal diffusing mechanism to provide a wide variety of beam sizes and shapes. The VL6-Registered Trademark- spot luminaire is the companion to the VL5-Registered Trademark- wash luminaire, and has two interchangeable 12-position wheels of dichroic color filters and gobos for split second color and image changes and multi-color beams. The VL5Arc-TM- luminaire, which won the "Product of the Year/ Lighting" for 1996, awarded by Lighting Dimensions magazine, has a brighter bulb than the VL5-Registered Trademark- luminaire and an innovative fluid-filled variable lens (patent pending) which allows beam size control. The VLM-TM- automated moving mirror is a dual-sided highly reflective Lexan-Registered Trademark- polycarbonate mirror panel. With its ability to both pan and tilt 360 degrees, the VLM-TM- automated moving mirror can be used to augment the effects produced by VARI*LITE-Registered Trademark- wash and spot luminaires, or it can be used with conventional lights to create limited beam motion at a very low cost.

    The Company's VL5-Registered Trademark- wash luminaires and VL6-Registered Trademark- spot luminaires are compatible with the industry-standard DMX 512 digital protocol and, as such, can be operated by DMX 512 control consoles, unlike the Company's other products which require the more sophisticated, higher performance of the Company's proprietary control consoles which use a high speed, bi-directional communications protocol.

    ARTISAN-REGISTERED TRADEMARK- CONTROL SYSTEMS. The Company's primary control console, the Artisan-Registered Trademark- Plus, is used to operate all of the Company's VARI*LITE-Registered Trademark- products. It provides control of up to 1,000 luminaires, dimmers and other equipment with up to 1,000 cues per channel, allowing the operator to control each luminaire or to store and play back preset cues. The Company also rents the smaller, less expensive mini-Artisan-Registered Trademark- 2 control console which has substantially the same capabilities as the Artisan-Registered Trademark- Plus control console, but requires longer programming time. Accordingly, the mini-Artisan-Registered Trademark- 2 control console is often used either where space is limited or as a back-up system to the Artisan-Registered Trademark- Plus control console.

    OTHER PRODUCTS AND SERVICES. The Company provides trained personnel to operate its automated lighting systems and offers training courses, maintenance and other support services to customers. The Company considers these services to be of critical importance to its business. The Company maintains extensive, custom-designed training facilities in its Dallas, Texas and London, England offices, where it trains both its own personnel and customers who find it more efficient to have their own personnel operate and maintain the VARI*LITE-Registered Trademark- equipment. The Company also provides smaller training facilities in its New York, Los Angeles and Tokyo offices.

    In addition to luminaires and control consoles, the Company rents related equipment required to operate the Company's systems, such as power and control signal distribution equipment, dimmers and cables. The Company has also developed a unique stackable, plastic injection-molded storage case for transporting its equipment. The Company's cases are custom-designed to protect VARI*LITE-Registered Trademark- equipment and last longer than the industry-standard carpet covered wood or laminate cases. These cases are also significantly lighter than other cases, thereby reducing transportation costs.

          AUTOMATED LIGHTING--VARI*LITE-REGISTERED TRADEMARK- PRODUCTS

                                        FISCAL YEAR
                          PRODUCT        INTRODUCED                           DESCRIPTION

                      VL1-TM-               1981      The original VARI*LITE-Registered Trademark- spot luminaire.
                                                      Rendered obsolete in most markets by subsequent
                                                      VARI*LITE-Registered Trademark- products.
                      VL2C-Registered       1986      A high intensity spot luminaire using an arc light bulb.
                      Trademark-                      Favored by concert, television and theatrical lighting
                                                      designers due to its beam quality, motion control, bright
                                                      colors and wide range of color choices.
                      VL4-Registered        1988      A wash luminaire using an arc light bulb and featuring a
                      Trademark-                      high speed douser. The brightness and precisely timed
                                                      control of light intensity and beam size appeal to concert, theatre and television and film clients.
                      VL5-Registered        1992      A lighter, less expensive version of the VL4-Registered
                      Trademark-                      Trademark- wash luminaire using a tungsten light bulb.
                                                      Silent operation, compactness and lighter weight appeal to theatrical, concert, television and film and corporate
                                                      events users. Lower cost attracts both major concert touring clients wanting to lease larger systems and entry level
                                                      concert touring clients with budgetary constraints.
                      VL5Arc-TM-            1997      A VL5-Registered Trademark- luminaire utilizing a 600 watt arc source for very high brightness and a beam control
                                                      device. Used in productions where high brightness is
                                                      required.
                      VL5B-TM-              1995      A VL5-Registered Trademark- luminaire with a color system
                                                      designed for the television and theatre markets with an
                                                      enhanced pastel range.
                      VL6-Registered        1994      A compact, virtually silent spot luminaire which is the
                      Trademark-                      companion to the VL5-Registered Trademark- wash luminaire.
                                                      The brightness, small size and low cost of this luminaire
                                                      appeal to all lighting disciplines, especially theatrical
                                                      and television and film users as well as corporate events.
                      VL7-TM-               1998      A high brightness, multi-feature spot luminaire. Expected to
                                        (projected)   service all markets.
                      VLM-TM-               1994      An automated dual-sided moving mirror able to pan and tilt
                                                      360 degrees. Appeals to both large and entry level concert touring clients.
                      Artisan-Registered     1986     A computerized console required to control most of the
                      Trademark- Plus                 Company's luminaires. Uses a proprietary communications
                                                      protocol which allows the operator more functionality,
                                                      efficiency and control of lighting effects than the industry standard DMX 512 protocol.
                      Mini-Artisan-Registered     1994 A smaller, less expensive console designed to operate the
                      Trademark- 2                    Company's luminaires. Often used as a back-up console to the
                                                      Artisan-Registered Trademark- Plus console.


    AUTOMATED LIGHTING--IRIDEON-REGISTERED TRADEMARK- PRODUCTS.

    In 1993, the Company began to apply its existing automated lighting technologies to create its Irideon-Registered Trademark-products for the architectural lighting industry. Through its subsidiary Irideon, Inc. ("Irideon"), the Company sells Irideon-Registered Trademark- automated lighting products, even though it continues to rent all of its non-architectural products.

    AR500 LUMINAIRE-TM-. The AR500-TM- weather-proof wash luminaire is the Company's first product designed specifically for exterior illumination of objects such as monuments, bridges and commercial buildings. Like the Company's other products, the AR500-TM- luminaire uses the Company's patented color changing system to produce smooth color cross-fades through virtually the entire color spectrum. Various lenses permit the light beam size to be altered and a douser provides the ability to dim beam intensity. Lighting Dimensions Magazine named the AR500-TM- luminaire the "Product of the Year/Lighting, Architectural Category" in 1993. Since its introduction, the Company has sold over 1,300 AR500-TM- luminaires.

    AR5-TM- LUMINAIRE. In 1996, the Company began selling interior architectural automated lights for use in permanent architectural installations. The AR5-TM- wash luminaire, which is the first product in a planned family of products for interior applications, uses new dichroic filter coatings, many plastic components and a newly-developed light source. These features make this product attractive to lighting and interior designers because it is less expensive than the Company's VARI*LITE-Registered Trademark- products and does not require trained operators after the initial set-up. The AR5-TM- wash luminaire was named "Product of the Year/Lighting, Architectural Category" in 1995 by Lighting Dimensions magazine and in 1996 won "Best New Product of the Year" at Lightfair International.

    COMPOSER-REGISTERED TRADEMARK- CONTROL SYSTEM. The AR500-TM- and AR5-TM-luminaires both are operated with the Composer-Registered Trademark-control system. The Composer-Registered Trademark- is a Windows-Registered Trademark-95-based system that is programmable using a standard personal computer. After programming has been completed, the personal computer can be removed and lighting cues or sequences can be activated via an internal clock or from wall switches. The Composer-Registered Trademark- control system is DMX compatible which, among other things, allows it to operate products manufactured by others.

           AUTOMATED LIGHTING--IRIDEON-REGISTERED TRADEMARK- PRODUCTS

                                        FISCAL YEAR
                          PRODUCT        INTRODUCED                           DESCRIPTION

                      AR500-TM-             1993      A weather-proof wash luminaire with the capability to change beam color, size or intensity. The first automated luminaire designed specifically for outdoor uses such as building
                                                      exteriors and landmarks and has the "UL-Registered
                                                      Trademark-" rating for "wet" location.

                      AR5-TM-               1996      An automated wash luminaire designed for architectural
                                                      applications such as restaurants, casinos, retail stores,
                                                      corporate showrooms and shopping malls.

                      Composer-Registered     1996    The control system used to operate Irideon-Registered
                      Trademark-                      Trademark- architectural luminaires. A Windows-Registered
                                                      Trademark- 95-based system that is programmable using a
                                                      standard personal computer with playback via an internal
                                                      clock or wall switches, thereby eliminating the need for
                                                      trained operators after initial set-up.


    COMPLEMENTARY BUSINESSES

    The Company is a leader in providing complementary products and services to the entertainment industry, including concert sound systems, conventional lighting equipment, custom stage construction and stage set design services, and design and production management services for conventions, business meetings and special events.

    CONCERT SOUND SYSTEMS. The Company's Showco subsidiary rents concert sound systems and provides related services almost exclusively to the worldwide concert touring market. Its clients have included The Rolling Stones, KISS, Janet Jackson, Eric Clapton, Paul McCartney, Genesis, Phil Collins, the Beach Boys, James Taylor, Willie Nelson, Alanis Morissette, Reba McEntire, Vince Gill, Alan Jackson, Moody Blues, Bob Seger, the Cranberries, INXS, Stone Temple Pilots and Smashing Pumpkins. The Company's PRISM-Registered Trademark- sound system was introduced in 1986 as the first large scale concert sound system engineered as a totally integrated system specifically for use in concert touring. The proprietary, scalable PRISM-Registered Trademark- system can be used in any venue from smaller theatres to stadiums and is easier to assemble, disassemble and transport than competitive sound systems. The quality of the PRISM-Registered Trademark- sound system is evidenced by the numerous awards Showco has received, including awards from Mix Magazine for "Outstanding Institutional Achievement--Sound Reinforcement Company of the Year" in 1988, 1991 through 1993 and 1997 (for which it was also nominated in 1994 through 1996) and for "Outstanding Technical Achievement--Sound Reinforcement Product of the Year" (for the PRISM-Registered Trademark- Digital Control System) in 1990, the Performance Readers Poll for "Sound Company of the Year" in 1988, 1989 and 1991 and Live Sound! "Instrumental Tin Ear Award--International Touring Company of the Year" in 1995. Since 1987, three different Showco sound engineers have won Mix Magazine's "Sound Engineer of the Year" award.

    CONVENTIONAL LIGHTING PRODUCTS. Through its subsidiaries, Theatre Projects Lighting Services Limited ("Theatre Projects"), which was acquired in 1994, and Vari-Lite, the Company offers conventional lighting equipment, including numerous types of luminaires and control consoles, large search lights, automatic gel scrollers, trusses, dimmers and smoke machines, to London's West End theatre market and the United Kingdom and European theatre touring markets, as well as to concert touring artists worldwide and to businesses for corporate events. The Company has rented equipment to such West End theatre productions as CATS, PHANTOM OF THE OPERA, SUNSET BOULEVARD and JOSEPH AND HIS AMAZING TECHNICOLOR DREAMCOAT and to performers such as The Rolling Stones, Paul McCartney, Phil Collins, Vince Gill, Mary Chapin Carpenter and Torvill and Dean, among others. The Company is also very active in the special events market, providing services to numerous events for the British royalty. In the corporate event market, the Company has provided its conventional lighting products to numerous annual shareholder meetings and new product launches.

    STAGES AND STAGE SETS. Through its Brilliant Stages Limited ("Brilliant Stages") subsidiary, which was acquired in 1994, the Company sells custom stage and stage set design and construction services to the international concert touring, theatre and industrial trade show and corporate events markets. The Company's welded aluminum stages are designed using CAD software and are constructed to facilitate rapid assembly, disassembly and loading in a semi-trailer for efficient transportation. The Company is noted for high-tech stages and stage sets that include distinctive hydraulic components and sophisticated electronic effects, such as the stages and stage sets designed and built for the Rolling Stones Voodoo Lounge tour in 1995 and the Rolling Stones Bridges to Babylon Tour '97, and has provided stages and stage sets to other concert tour customers such as Pink Floyd, Elton John, Tina Turner, U2, Metallica, Peter Gabriel and Phil Collins, and to trade shows for Whirlpool, Smirnoff, Fuji Television and Philips, among others. The Company has also provided services to such theatre productions as JOSEPH AND HIS AMAZING TECHNICOLOR DREAMCOAT and LES MISERABLES.

    CORPORATE MEETINGS AND SPECIAL EVENTS. The Company, through its IGNITION! Creative Group, Inc. ("Ignition") subsidiary, provides design and production management services to businesses for conventions, business meetings, new product launches and special events. The Company provides concept development, scenery, lighting, sound, special effects, scripting, media production, sound and entertainment production for such events. Clients of the Company for these services include Mary Kay Cosmetics, Inc., Kawasaki Motor Corp., U.S.A., Warner/Elektra/Atlantic Records, The Hong Kong Trade Development Council and EXCEL Communications, Inc.

MARKETING, SALES AND DISTRIBUTION

    The Company markets its products and services to the entertainment industry, including concert touring, theatre, television and film and corporate events markets, as well as to the architectural market. Depending on the circumstances, the Company solicits business from lighting and set designers and consultants, sound engineers, artist managers, producers, production managers and production companies, promoters, architects, corporations and business associations. The Company believes that its customer relationships, reputation for innovative, quality products, worldwide distribution and excellent service are the keys to its success. The Rolling Stones represented 11.9% of the Company's revenues in fiscal 1995. No other customer has accounted for more than 10% of the Company's revenues for at least the last three fiscal years.

    AUTOMATED LIGHTING--VARI*LITE-REGISTERED TRADEMARK- PRODUCTS. The Company rents rather than sells its VARI*LITE-Registered Trademark-automated lighting products. In addition to providing the Company with a higher level of quality control over its rental products, which require trained operators and maintenance personnel, the Company believes renting has enabled it to better protect its intellectual property and generate revenues from each product over an extended time period. In order to compete effectively, the Company relies heavily on its reputation as an innovative industry leader and strives to develop strong relationships with lighting designers and other individuals who recommend lighting products to end-users.

    The Company markets its automated lighting systems and services in the United States through Company-owned offices in Dallas, New York, Los Angeles, Nashville, Orlando, Las Vegas and Chicago and an independent distributor system. Each Company-owned office targets a specific market segment. For example, the New York office targets the theatre market, the Nashville office targets the country music, television and concert markets, the Los Angeles office targets the television and film market and the Orlando, Las Vegas and Chicago offices target the corporate events market. The independent distributors focus on specific geographic markets and tend to rent to all market segments. The Company's international distribution system comprises Company-owned locations in London, Tokyo, Hong Kong and Madrid, as well as, at August 31, 1997, independent distributors in Australia, Austria, Belgium, France, Germany, Korea, Singapore and Sweden and 27 independent dealers in 36 cities in the United States, Puerto Rico, Mexico, Canada, the United Kingdom and five other countries in Europe.

    The Company has two basic types of distribution arrangements: independent distributors and independent dealers. Under the first arrangement, the distributor advances the Company the funds needed to build the lighting systems to be rented by that distributor. Although the distributor is solely responsible for renting the equipment and providing support services to end-users, rental revenues are split on a predetermined basis between the Company and the distributor, with the distributor retaining the Company's share until the distributor's advances to the Company have been repaid. Distributors are required to undergo four weeks of intensive training in operation and maintenance of the Company's lighting systems. Under the second arrangement, independent dealers rent the less expensive Series 300-TM- systems from the Company generally for fixed lease payments over a five-year term and bear the entire risk of renting the lighting systems to end-users in regional markets.

    In order to satisfy customers who wanted to purchase the Company's lighting systems, in 1989 the Company began entering into sales-type leases. Under the typical sales-type lease, the customer rents the Company's equipment for either a five- or a ten-year term, with unlimited one-year renewal options, for a lump sum payment at the commencement of the term, plus a nominal renewal option exercise price. The customer is normally responsible for maintaining the equipment under these arrangements, but often enters into a maintenance agreement with the Company. As of August 31, 1997, the Company had entered into over 50 sales-type leases with customers such as the Ringling Brothers and Barnum & Bailey Circus, the Las Vegas Hilton, Mirage and MGM Grand hotels in Las Vegas, the Lyric Opera in Chicago, The San Francisco Opera, Busch Gardens in Florida, the Mel Tillis Theater in Branson, Missouri and the Aladdin touring ice show.

    Recently, the Company has begun to further emphasize its full-service strategy by expanding its capability to offer conventional lighting products. This effort is designed to increase the Company's revenues from the rental of all VARI*LITE-Registered Trademark- products.

    AUTOMATED LIGHTING--IRIDEON-REGISTERED TRADEMARK- PRODUCTS. The Company sells its architectural lighting products primarily through a worldwide network of independent sales representatives and distributors, but also directly, to lighting designers who recommend lighting equipment for architectural applications such as restaurants, casinos, retail stores, corporate showrooms, shopping malls, building exteriors and landmarks.

    CONVENTIONAL LIGHTING PRODUCTS. The Company's conventional lighting operations, which have historically operated independently from the VARI*LITE-Registered Trademark- product operations, maintain internal marketing and distribution departments and rely heavily on the Company's established reputation for quality and service, which is enhanced by its high visibility projects and customers. The Company reinforces this reputation by advertising in trade and specialty magazines. Although most of the Company's conventional lighting contracts are procured through a bidding process, the Company believes that competition in this industry is based on expertise, quality and price. The Company has recently begun to integrate these operations with those of its VARI*LITE-Registered Trademark- products in order to improve its position as a full-service provider.

    CONCERT SOUND SYSTEMS. The Company markets its concert sound equipment directly to end-users worldwide. Showco develops personal relationships with artist managers, sound engineers, production managers and event producers and relies on its reputation for superior quality and service to attract customers.

    STAGES AND STAGE SETS. The Company markets its custom stage construction and stage set design services principally to production companies and set and lighting designers. The Company relies on a bidding process to award almost all contracts, but the Company believes its reputation for quickly producing quality products with sophisticated high technology motion and other features is the key element to its marketing success. Although the Company relies to some degree on the trade press for publicity, it engages in very little advertising.

    CORPORATE MEETINGS AND SPECIAL EVENTS. The Company sells its design and production management services to corporate meeting planners and sales and marketing executives. In-house salespeople seek requests for proposals through cold calls, sales letters and professional mailings and, to a lesser extent, through advertising in trade publications. Upon receiving an invitation to submit a proposal, the Company assembles a project team which develops concepts and designs for a multi-media presentation to the potential client.

RESEARCH AND DEVELOPMENT; INTELLECTUAL PROPERTY

    Since 1970, the Company and its predecessors have continually developed proprietary products that serve the entertainment industry. The Company's proprietary technology and development of innovative products that meet the needs of its customers have enabled it to expand the applications for its technology to new products and markets. From time to time, the Company collaborates with unaffiliated entities to supplement and complement its internal research and development activities.

    As of August 31, 1997, the Company's research and development group consisted of over 65 engineers. These internal capabilities enable the Company to continually improve existing products, design new products and develop new technology to meet the needs of its customers. In the fiscal years ended September 30, 1994, 1995 and 1996, the Company's research and development expenditures totaled $3.0 million, $3.3 million and $4.4 million, respectively.

    The Company's extensive research and development efforts have produced a number of leading-edge technological developments in the automated lighting industry. When appropriate, the Company seeks patent protection for its products, particularly in its automated lighting business. As of August 31, 1997, the Company had registered and received more than 25 domestic patents and more than 110 foreign patents in several different countries and territories. In addition, the Company had more than 10 patent applications pending in the United States on automated lighting technology and more than 100 patent applications pending worldwide.

The Company's patents cover the basic concepts, control software, control hardware and features unique to each of the Company's VARI*LITE-Registered Trademark- luminaire models. The Company believes that its patents provide it with a substantial competitive advantage in the automated lighting industry, and the Company's ability to compete in the future will depend in part on maintaining its technological advantage over its competitors. See "Risk Factors--Reliance on Intellectual Property."

    The Company has obtained trademark protection in the United States and numerous foreign countries on various names, including, among others, VARI*LITE-Registered Trademark-, Artisan-Registered Trademark- Plus, Mini-Artisan-Registered Trademark- 2, Series 100-TM-, Series 200-TM-, VL1-TM-, VL2C-Registered Trademark-, VL4-Registered Trademark-, VL5-Registered Trademark-, VL5Arc-TM-, VL5B-TM-, VL6-Registered Trademark-, Showco-TM-, PRISM-Registered Trademark-, Irideon-Registered Trademark-, AR500-TM-, AR5-TM- and Composer-Registered Trademark-.

MANUFACTURING

    With the exception of the Company's stage construction business, which is based in London, England, the Company's manufacturing facilities are located in Dallas, Texas. The Company's manufacturing process principally consists of procuring, inspecting and assembling components custom-made by others to the Company's specifications. The Company generally provides its suppliers with specifications for its components and pays for all tooling used in their production. The Company emphasizes the quality and reliability of its products and, accordingly, submits all finished products to rigorous testing both at the time they are manufactured and when they are returned to the Company at the termination of each rental agreement. In North America, compliance is certified by Underwriters Laboratories, Inc.-Registered Trademark- and the Canadian Standards Association. In the European Union, the CE mark signifies compliance with standards for Electromagnetic Compatibility and Low Voltage Directives and the TUV Rheinland GS Safety Mark signifies safety compliance. The Company builds all new equipment and is retrofitting certain existing equipment to be in compliance with these standards and marks.

    The Company has frequently worked in concert with certain of its key suppliers to design and develop new technologies which have been incorporated into the Company's products specifically to meet its requirements. As a result, although most components and raw materials used by the Company are available from more than one supplier, many important components for the Company's lighting systems are provided by one vendor and are custom-designed (often jointly by the Company and its vendors). The Company attempts to maintain adequate inventories of these components and, based on its experience, does not anticipate problems obtaining sufficient supplies in the foreseeable future. The loss of any supplier that is the sole vendor of a component would delay the Company's manufacturing schedules and possibly force the Company to purchase new tooling, but the Company believes substitute suppliers can be found for all components of all of its products. See "Risk Factors-- Dependence on Key Suppliers."

EQUIPMENT INVENTORY MANAGEMENT

    The Company uses an inventory control and management system to locate its rental equipment at all times anywhere in the world. Each piece of equipment is serialized for identification purposes. Equipment utilization is centrally monitored at the Company's headquarters to determine (i) which products are in highest demand in various geographic markets and whether certain equipment should be relocated to increase utilization and revenue, (ii) whether product shortages that require the production of additional units exist and (iii) whether current pricing is at the appropriate level.

    The maximum utilization rates of the Company equipment are affected by production scheduling requirements of the concert touring, theatre, television and film and corporate events markets. Utilization rates are also limited by the need for maintenance, service and shipping time. The Company's inventory control system helps the Company optimize its utilization rates in light of these factors in order to satisfy customer requirements and maximize revenue.

MANAGEMENT INFORMATION SYSTEMS

    The Company invests heavily in management information systems, believing them to be a key factor in the Company's ability to compete successfully. In fiscal 1995 and 1996, the Company invested approximately $2.2 million constructing a wide-area network throughout the United States and implementing Oracle financial and manufacturing applications. This computer system is expected to meet the anticipated needs of the Company for the foreseeable future.

COMPETITION

    Each of the Company's businesses is highly competitive. In its automated lighting business, the Company primarily competes with Coemar SPA, Clay Paky SPA, High End Systems, Inc. ("High End"), Light & Sound Design, Ltd. and Martin Gruppen A/S. Of these competitors, only Light & Sound Design, Ltd. manufactures and rents equipment, while the others sell equipment to other rental companies. In the theatre, television and film, concert touring and corporate event markets, the Company competes with a number of conventional lighting rental companies, who also purchase automated lighting equipment from others. The Company competes primarily on the basis of product capabilities, quality and reliability, price, worldwide distribution capabilities, brand name recognition and reputation and customer service and support. The VARI*LITE-Registered Trademark- brand name has been recognized for years as the preeminent brand name for automated lighting.

    The Company has several national concert sound competitors, the most significant of which is Clair Brothers Audio. However, other companies such as Maryland Sound Industries, Inc., Audio Analysts USA, Inc., dB Sound, Inc. and Southern California Sound Image, Inc. compete effectively by offering less sophisticated equipment at lower prices. The Company competes in this business principally on product capabilities, quality and reliability, price, brand name recognition, reputation and customer service.

    The Company's custom stage construction and stage set design business competes principally in the United Kingdom and to a lesser extent in the United States. The primary factors affecting competition in this market include reputation for quality and the ability to quickly design and build sophisticated state-of-the-art stages and stage sets. The market for design and production management services is highly competitive and fragmented, including hundreds of free lance producers and designers. Competition in this industry is based primarily on personal relationships and creativity.

PROPERTIES

    The Company leases all of its facilities, including five facilities comprising approximately 153,000 square feet in Dallas, Texas under leases that expire in April 1999, but can be extended until at least April 2000. The Dallas facilities contain the Company's executive offices, manufacturing, warehouse, maintenance, advanced technologies and research and development facilities and training center. The executive offices, warehouse and manufacturing space of Vari-Lite Europe Limited ("Vari-Lite Europe"), Theatre Projects and Brilliant Stages are located in London, England in two facilities with approximately 71,500 square feet that are leased through January 1998 and March 2010. The executive offices of Vari-Lite Asia, Inc. ("Vari-Lite Asia"), as well as its Technical Center, are located in Tokyo in two leased facilities aggregating approximately 10,300 square feet, the terms of which expire in February 1999 and October 2000. In addition, the Company leases sales offices in Chicago, Hong Kong, Madrid, Las Vegas, Los Angeles, Nashville, New York and Orlando. The Company believes it maintains generally adequate insurance with respect to its properties.

    In December 1995, the Company entered into a lease with an unaffiliated developer which purchased a 32-acre site in the Dallas, Texas area for approximately $3.6 million. The Company is leasing this land for an initial term of five years, with six five-year renewal options. If the lease is not renewed or is otherwise terminated, the Company may be required to make a residual termination payment equal to 85% of the $3.6 million paid by the developer to acquire the land. The Company has the right to obligate the developer to construct a building on the land that the Company would lease for a term that would be identical to the land lease. The Company has an option to purchase the property at the end of the initial term or at any time during the renewal terms for its original cost. The Company intends to cause the developer to construct a 233,000 square foot facility where it will consolidate all of its Dallas, Texas operations in fiscal 2000. The land lease is, and the facility lease (if any) will be, accounted for as operating leases for financial reporting purposes. See Note G of the "Notes to Consolidated Financial Statements."

LEGAL PROCEEDINGS

    In the ordinary course of its business, the Company is from time to time threatened with or named as a defendant in various lawsuits, including patent infringement claims. Additionally, the Company has filed lawsuits claiming infringements of its patents by third parties for which the Company has been subject to counterclaims.

    In August 1995, the Company brought suit asserting a number of claims of infringement of several of its patents by High End in the Northern District of Texas seeking monetary damages and injunctive relief to prevent future patent infringement (the "High End Lawsuit"). The Company also sought a temporary restraining order for alleged trade secrets violations, which the court denied. High End has denied the Company's claims and has counterclaimed seeking to have certain of the Company's patents declared invalid and alleging that the Company's claims are frivolous and that the Company has violated federal antitrust laws. The Company believes High End's counterclaims are without merit. Discovery in this matter is proceeding and trial is currently scheduled for February 1998. The Company has capitalized and expects to continue to capitalize its costs relating to this lawsuit ($3.0 million as of August 31, 1997 and an estimated additional $1.1 million through consummation of the trial). Unless the Company receives a judgment in this litigation that High End has infringed at least one of its patents and the Company concludes, based on all of the facts and circumstances, that such a judgment will allow it to maintain its competitive advantage provided by the infringed patents, all costs incurred by the Company relating to the High End Lawsuit (including those previously capitalized) will be required to be recorded as a non-cash expense in the period that the judgment is rendered.

EMPLOYEES

    As of August 31, 1997, the Company had 459 full-time employees. In addition, the Company had 201 part-time and temporary employees. None of the Company's employees is a party to any collective bargaining agreement and the Company has never experienced a work stoppage. The Company considers its relations with its employees to be good.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the executive officers and directors of the Company.

NAME                                    AGE                                      POSITION
----------------------------------      ---      ------------------------------------------------------------------------
H. R. Brutsche III(1)                       52   Chairman of the Board, President and Chief Executive Officer of the
                                                   Company
Michael P. Herman                           54   Vice President-Finance, Chief Financial Officer and Secretary of the
                                                   Company
James H. Clark, Jr.(1)(2)                   61   Director of the Company
John D. Maxson(1)                           57   Director of the Company and Chairman of the Board of Showco and Ignition
J. Anthony Smith(3)                         52   Director of the Company
C. Vincent Prothro(2)(3)(4)                 55   Director of the Company
John R. Rettberg(2)(3)(4)                   60   Director of the Company
Keizo Akimoto                               63   President and Representative Director of Vari-Lite Asia
David W. Alley                              52   Executive Vice President--International Operations and Director of
                                                   Vari-Lite
James P. Bates                              51   Vice President--Information Technology and Chief Information Officer of
                                                   the Company
James M. Bornhorst                          51   Vice President and Chief Science Officer of the Company and Vice
                                                   President--Advanced Technology and Director of Vari-Lite
Richard W. Bratcher, Jr.                    37   President, Chief Executive Officer and Director of Showco
Brian L. Croft                              59   Managing Director of VLEH
Robert V. Dungan                            45   Vice President, General Manager and Director of Irideon
Loren J. Haas                               39   Executive Vice President--North American Operations of Vari-Lite
Janis C. Pestinger                          46   Vice President--Administration and Assistant Secretary of the Company
T. Clay Powers                              38   Vice President--Product Development and Manufacturing of Vari-Lite and
                                                   Director of Showco
J. Scott Thompson                           45   President, Chief Executive Officer and Director of Ignition

-------

(1) Member of the Executive Committee

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

(4) Member of the Omnibus Plan Committee

    H.R. BRUTSCHE III is one of the founders of the Company and its subsidiaries and has served as a director of the Company and its subsidiaries since their inception. Mr. Brutsche has served as Chairman of the Board, President and Chief Executive Officer of the Company and its predecessors since 1980. Mr. Brutsche also serves as Chairman of the Board of VLEH, Vari-Lite Europe, Brilliant Stages and Theatre Projects and as President and Chief Executive Officer of Vari-Lite and Irideon.

    MICHAEL P. HERMAN joined the Company in June 1993 as Vice
President--Finance, Chief Financial Officer, Secretary and Treasurer. In January 1997, Mr. Herman ceased acting as Treasurer of the Company. Mr. Herman also serves as Vice President--Finance, Chief Financial Officer, Secretary and Treasurer of Vari-Lite, Irideon,

Showco and Ignition. From May 1991 to May 1993, Mr. Herman was the Vice President--Finance and Chief Financial Officer of Barry's Cameras, Inc., a chain of retail camera and video stores.

    JAMES H. CLARK, JR. has been a director of the Company and its predecessors since 1978. Mr. Clark serves as Chairman of the Company's Executive Committee and Audit Committee and is a director of all of the Company's subsidiaries. Mr. Clark has been the Managing General Partner of Clark Partnership, Ltd., an investment and venture capital partnership, since 1988, and serves as Chairman of the Board of Texas Freezer Co. Mr. Clark's son is married to Mr. Prothro's daughter.

    JOHN D. MAXSON is one of the founders of the Company and its subsidiaries and has served as a director of the Company and its subsidiaries since their inception. Mr. Maxson has served as Chairman of the Board of Showco for approximately 25 years and as Chairman of Ignition since its inception in September 1994.

    J. ANTHONY SMITH has been a director of the Company and its predecessors since 1981. Mr. Smith also serves as a director of all of the Company's subsidiaries. Mr. Smith has been the Managing Director of each of Hit & Run Music (Publishing) Limited, an international independent music publisher, and Hit & Run Music Limited, a professional manager of musicians, for over 20 years, and the Managing Director of Ives Street Developments Limited, a property management company, for six years.

    C. VINCENT PROTHRO has been a director of the Company since April 1996. Mr. Prothro has been Chairman of the Board of Dallas Semiconductor Corporation, a manufacturer of electronic chips and chip-based subsystems, since 1984 and its Chief Executive Officer and President since 1989. Mr. Prothro is also a general partner of Southwest Enterprise Associates, L.P., a venture capital fund. Mr. Prothro's daughter is married to Mr. Clark's son.

    JOHN R. RETTBERG has been a director of the Company since April 1996 and serves as Chairman of the Company's Compensation Committee and Omnibus Committee. Mr. Rettberg currently serves as a consultant to the Northrop Grumman Corporation ("Northrop Grumman"), an advanced technology company operating primarily in the fields of aircraft and military electronics design, development and manufacturing. Mr. Rettberg has served in this capacity since his retirement from Northrup Grumman on January 1, 1995. Mr. Rettberg joined Northrop Grumman in 1962 and, prior to his retirement, was Corporate Vice President and Treasurer. Mr. Rettberg is also a director of J.P. Morgan Investment Mgmt., a manager of mutual funds.

    KEIZO AKIMOTO joined Vari-Lite Asia at its inception in 1984 and has been its Representative Director (equivalent of chief executive officer) since 1985 and its President since 1992.

    DAVID W. ALLEY has been Executive Vice President--International Operations of Vari-Lite since February 1995 and has been a director of Vari-Lite since March 1987 and of each of VLEH and Vari-Lite Asia since October 1994. From December 1993 to February 1995, Mr. Alley served as Vice President-East and West Coast Operations of Vari-Lite and as its Vice President-West Coast Operations from June 1990 until December 1993. Mr. Alley has held various other positions with Vari-Lite and Showco since 1981.

    JAMES P. BATES has been the Vice President--Information Technology and Chief Information Officer of the Company since September 1996. Prior to that time since 1989, Mr. Bates held various positions with DSC Communications Corp., most recently serving as Director of Applications Systems Implementation.

    JAMES M. BORNHORST has been the Vice President and Chief Science Officer of the Company and the Vice President--Advanced Technology of Vari-Lite since October 1995 and a director of Vari-Lite since its inception. Prior to October 1995, Mr. Bornhorst served as Vice President--Engineering of Vari-Lite since 1983 and has been employed since 1972 in various other capacities with Showco and Vari-Lite.

    RICHARD W. BRATCHER, JR. has been the President and Chief Executive Officer and a director of Showco since July 1996. He served as Vice President and General Manager of Showco from August 1993 until July 1996 and as its shop manager of Showco from August 1987 until August 1993. Mr. Bratcher has also served in various other capacities with Showco since 1983.

    BRIAN L. CROFT has been the Managing Director of VLEH and Vari-Lite Europe since the formation of VLEH and its acquisition of Vari-Lite Europe in March 1994. From 1989 until its acquisition by the Company in

March 1994, Mr. Croft was the General Manager and a director of Vari-Lite Europe, Ltd., which was then an independent VARI*LITE-Registered Trademark-distributor and a subsidiary of the Samuelson Group plc.

    ROBERT V. DUNGAN has served as Vice President and General Manager of Irideon since its inception in September 1994 and as a director of Irideon since January 1996. From January 1993 to September 1994, Mr. Dungan served as Vice President-Products Group of Vari-Lite and served as its Operations Manager from 1988 until January 1993. He has also served in various other capacities with Vari-Lite since 1983.

    LOREN J. HAAS has been the Executive Vice President--North American Operations of Vari-Lite since February 1995. From October 1992 until February 1995, Mr. Haas was General Manager--Dallas of Vari-Lite and was its Marketing Manager from December 1990 until October 1992. Mr. Haas has served in various other capacities with Vari-Lite since 1987.

    JANIS C. PESTINGER has been Vice President--Administration and Assistant Secretary of the Company since November 1996 and May 1993, respectively. Ms. Pestinger also has served as Vice President--Administration of Vari-Lite since December 1993 and for more than three years prior to that as its Risk and Benefits Manager. Ms. Pestinger has served in various other positions with Vari-Lite and Showco since 1979.

    T. CLAY POWERS has been the Vice President--Product Development and Manufacturing of Vari-Lite since July 1996. Prior to that he served as the President and Chief Executive Officer of Showco since April 1992. Mr. Powers also has served as a director of Showco since December 1990. From January 1991 to April 1992, Mr. Powers served as Vice President and General Manager of Showco and from January 1990 to January 1991 Mr. Powers served as its Vice President--Internal Operations. Mr. Powers has served in various other capacities with Showco since 1982.

    J. SCOTT THOMPSON has served as President and Chief Executive Officer of Ignition since October 1994 and as a director of Ignition and its predecessor since January 1992. Prior to October 1994, Mr. Thompson was a Vice President of Showco since 1987 and served in various capacities with Showco since 1978.

    Except for Mr. Brutsche, all executive officers serve at the discretion of the Board of Directors. See "Management--Employment Agreements."

BOARD OF DIRECTORS

    DIRECTOR CLASSES. The Board of Directors is comprised of two Class I Directors (Messrs. Maxson and Prothro), two Class II Directors (Messrs. Clark and Rettberg) and two Class III Directors (Messrs. Brutsche and Smith). The terms of the Class I, Class II and Class III directors will expire at the annual meetings of stockholders of the Company held in 1998, 1999 and 2000, respectively. At each of those annual meetings and thereafter, directors will be elected for a three-year term to succeed the directors of the class whose terms are then to expire.

    DIRECTOR COMPENSATION. Each director who is not an employee of the Company or any of its subsidiaries is paid an annual fee of $20,000, plus $1,000 for each meeting of the Board of Directors or a Committee of the Board of Directors attended. The Company also pays all transportation and lodging costs for directors to attend meetings of the Board of Directors and its Committees. Each of Messrs. Clark, Maxson and Smith also receives $10,000 annually plus $250 per meeting for serving as a director of Vari-Lite, $5,000 annually plus $62.50 per meeting for serving as a director of VLEH, $4,000 annually plus $125 per meeting for serving as a director of Showco, $4,000 annually plus $62.50 per meeting for serving as a director of each of Vari-Lite Europe and Theatre Projects, $3,000 annually plus $125 per meeting for serving as a director of each of Vari-Lite Asia, Ignition and Irideon and $3,000 annually plus $62.50 per meeting for serving as a director of Brilliant Stages.

    As of July 1, 1995, the Company entered into a Deferred Compensation Agreement ("Deferred Compensation Agreement") with each of Messrs. Brutsche, Clark, Maxson and Smith pursuant to which each of them receives $167,000 annually for six years, payable monthly. Also, as of March 31, 1994, the Company, Vari-Lite and Showco entered into Compensation Continuation Agreements with each of Messrs. Brutsche, Clark and Maxson pursuant to which the Company, Vari-Lite and Showco each agreed to continue paying for 60 days after the death of any such individual the cash compensation that the deceased was receiving from the companies at the time of his death.

    Each of Messrs. Clark, Maxson and Smith (each a "Consultant") also has entered into a Consulting Agreement with the Company, dated as of July 1, 1995, providing that the Consultant will be available to provide consulting services to the Company in consideration for the Company's payment to the Consultant of an annual consulting fee. Pursuant to their Consulting Agreements, Messrs. Clark and Maxson each receives an annual consulting fee of $100,000, payable monthly, and Mr. Smith receives an annual consulting fee of $20,000, payable monthly. Each Consulting Agreement has an initial term of three years with an automatic extension of one year for each completed year of service by the Consultant thereunder and may be terminated in the event of death, upon permanent disability, for cause (as defined in the Consulting Agreement) or upon the occurrence of a change of control (as defined in the Consulting Agreement). If a Consulting Agreement is terminated without cause, because of permanent disability or through an action by the Company that constitutes constructive termination, or as a result of a change of control, the Consultant will receive the full consulting fee he would have received through the remainder of the three-year term.

    In addition, each of Messrs. Brutsche, Clark and Maxson is eligible to receive benefits under one or more life insurance policies (collectively "Policies" and individually "Policy") pursuant to split-dollar agreements (the "Split-Dollar Agreements") with the Company. The Split-Dollar Agreements each provides for sharing the costs and benefits of the Policy between the Company and Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be. The Company pays the entire premium on each Policy to the insurer. An irrevocable trust created or an individual designated by Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be, who is the owner of the Policy (the "Owner") reimburses the Company for the portion of the premium attributable to the death benefit protection of each Policy (the "P.S. 58 Cost"). The Company pays the amount of the P.S. 58 Cost to Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be, as additional compensation and such person then gifts such amount to the Owner to use to reimburse the Company. Except under certain circumstances, upon the termination of each Split-Dollar Agreement, the Company will be reimbursed for the premiums it has paid under the Policy that is subject to such Split-Dollar Agreement. All of the Split-Dollar Agreements utilize the collateral assignment method to secure the Company's right to repayment of the premiums it has paid under the Policies. Under this method, the Owner owns the Policy, and a collateral assignment (establishing the Company's right to such premium reimbursement from the cash surrender value or death benefits payable under the Policies) is filed with the insurer. The Owner has the right to designate the beneficiaries of the Policies and may borrow and make withdrawals from the cash surrender value, to the extent such cash surrender value exceeds the amount of premiums owed to the Company. The Owner may cancel or surrender the Policies at any time, subject to any applicable obligation to repay the premiums paid by the Company.

    COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and an Omnibus Committee. The Executive Committee is composed of Messrs. Clark, Maxson and Brutsche, with Mr. Clark serving as Chairman. The Executive
Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company's business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board.

    The Audit Committee is composed of Messrs. Clark, Prothro and Rettberg, with Mr. Clark serving as Chairman. The Audit Committee is responsible for (a) reviewing the scope of, and the fees for, the annual audit, (b) reviewing with the independent auditors the Company's accounting practices and policies, (c) reviewing with the independent auditors their final report, (d) reviewing with internal and independent auditors overall accounting and financial controls and
(e) being available to the independent auditors for consultation purposes.

    The Compensation Committee is composed of Messrs. Smith, Prothro and Rettberg, with Mr. Rettberg serving as Chairman. With the exception of granting awards under the Omnibus Plan and Annual Incentive Plan (as hereinafter defined), the Compensation Committee determines the compensation of the officers of the Company and performs other similar functions.

    The Omnibus Committee is composed of Messrs. Prothro and Rettberg, with Mr. Rettberg serving as Chairman. The Omnibus Committee administers the Omnibus Plan and the Annual Incentive Plan, including the determination of eligibility and the granting of awards under such plans.

EXECUTIVE COMPENSATION

    The following table summarizes the compensation paid to the Company's chief executive officer and its four other most highly compensated executive officers and a former executive officer of the Company for services rendered for the fiscal year ended September 30, 1996 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                FISCAL 1996 ANNUAL COMPENSATION
                                                            ---------------------------------------
                                                                                     OTHER ANNUAL       ALL OTHER
NAME AND PRINCIPAL POSITION                                 SALARY($)   BONUS($)    COMPENSATION($)  COMPENSATION($)
----------------------------------------------------------  ---------  -----------  ---------------  ----------------
H. R. Brutsche III........................................    433,008      48,713       167,000(1)        45,259(2)
  Chairman of the Board, President and Chief Executive
    Officer of the Company

Keizo Akimoto.............................................    199,737(3)     19,495(3)       --            2,805(4)
  Representative Director of Vari-Lite Asia

David W. Alley............................................    154,500      11,513         --               6,660(5)
  Executive Vice President--International Operations of
    Vari-Lite

James M. Bornhorst........................................    136,299       9,449         --               6,374(6)
  Vice President and Chief Science Officer of the Company
    and Vice President--Advanced Technology of Vari-Lite

T. Clay Powers............................................    126,267      10,500         --               6,849(7)
  Vice President--Product Development and Manufacturing of
    Vari-Lite

James E. Kinnu(8) ........................................    350,016      35,002         --                --

-------

(1) This amount was paid to Mr. Brutsche pursuant to the Deferred Compensation Agreement. See "Management--Board of Directors--Directors Compensation."

(2) This amount includes $3,292 and $20,725 which were paid on behalf of Mr. Brutsche for the Policies pursuant to the Split-Dollar Agreements and for a term life insurance policy, respectively, maintained on the life of Mr. Brutsche; $13,817 which was paid to reimburse Mr. Brutsche for taxable income incurred with respect to the premiums paid on his behalf on the term life insurance policy; $4,620 which was contributed by the Company on behalf of Mr. Brutsche to the Company's 401(k) plan; and $2,805 worth of Common Stock held in the ESOP which was allocated to Mr. Brutsche. See "Management--Employment Agreements."

(3) Calculated by applying the conversion rate of Japanese yen to U.S. dollars based on the exchange rate in effect at the end of each month during fiscal 1996.

(4) This amount was contributed by the Company on behalf of Mr. Akimoto to the Equivalence Plan.

(5) This amount includes $3,855 which was contributed by the Company on behalf of Mr. Alley to the Company's 401(k) plan and $2,805 worth of Common Stock held in the ESOP which was allocated to Mr. Alley.

(6) This amount includes $3,756 which was contributed by the Company on behalf of Mr. Bornhorst to the Company's 401(k) plan and $2,618 worth of Common Stock held in the ESOP which was allocated to Mr. Bornhorst.

(7) This amount includes $4,231 which was contributed by the Company on behalf of Mr. Powers to the Company's 401(k) plan and $2,618 worth of Common Stock held in the ESOP which was allocated to Mr. Powers.

(8) Prior to his departure from the Company, effective September 30, 1996, Mr. Kinnu served as the Company's Senior Executive Vice President and Chief Operating Officer.

EMPLOYMENT AGREEMENTS

    As of July 1, 1995, the Company entered into an Employment Agreement (the "Brutsche Employment Agreement") with H. R. Brutsche III, Chairman of the Board, President and Chief Executive Officer of the Company. The initial term of the Brutsche Employment Agreement is for five years, with an automatic extension of one year for each completed year of service by Mr. Brutsche thereunder. Pursuant to the Brutsche Employment Agreement, Mr. Brutsche receives an annual salary of $433,000, subject to annual review by the Compensation Committee, which may increase but not reduce his annual salary, and is eligible to receive an annual bonus, long-term incentive compensation and deferred compensation in accordance with plans established for officers and directors of the Company. Mr. Brutsche is also entitled to receive various life, medical and disability insurance benefits. Mr. Brutsche may be terminated in the event of his death or permanent disability, for cause (as defined in the Brutsche Employment Agreement) or upon the occurrence of a change of control (as defined in the Brutsche Employment Agreement). If Mr. Brutsche is terminated because of his death, his estate will receive his salary through the end of the month in which his death occurs plus the prorated portion of any bonus due to him pursuant to the Annual Incentive Plan. If Mr. Brutsche is terminated because of his permanent disability, Mr. Brutsche will continue to receive his base salary through the remainder of the five-year term of the Brutsche Employment Agreement, less any disability benefits he receives. If Mr. Brutsche is terminated without cause, through an action by the Company that constitutes constructive termination (as defined in the Brutsche Employment Agreement) or as the result of a change of control, the Company is obligated to continue to pay Mr. Brutsche his base salary in effect at the time of termination through the remainder of the five-year term. In addition to those provided for under the Brutsche Employment Agreement, Mr. Brutsche is eligible to receive certain other benefits. See "Management--Board of Directors--Director Compensation."

    The Company entered into an Employment Agreement (the "Kinnu Employment Agreement") with James E. Kinnu, the former Senior Executive Vice President and Chief Operating Officer of the Company, as of August 28, 1995. The Kinnu Employment Agreement had an initial term of three years and provided for Mr. Kinnu to receive an annual base salary of $350,000 and to participate in the Company's employee benefit plans. Pursuant to the Kinnu Employment Agreement, on September 10, 1995, Mr. Kinnu received an interest-free loan of $200,000 (the "Kinnu Loan") for a term of three years with the principal to be forgiven in equal amounts each month over the term of the Kinnu Employment Agreement, and reimbursement of relocation expenses of up to $25,000. Effective September 30, 1996, Mr. Kinnu was terminated by the Company without cause. In connection with his termination, the Company will continue to pay Mr. Kinnu as a consultant $350,000 per year until August 31, 1998, agreed to cancel and forgive the Kinnu Loan and acquired 37,637 shares of Common Stock in consideration for the forgiveness and cancellation of Mr. Kinnu's $132,900 principal amount indebtedness to the Company, which accrued interest at 8% per annum, matured on August 31, 1998 and was incurred by Mr. Kinnu to acquire such shares of Common Stock.

EMPLOYEE BENEFIT PLANS

    OMNIBUS PLAN. In August 1997, the Company adopted the Vari-Lite International, Inc. 1997 Omnibus Plan (the "Omnibus Plan") to attract and retain qualified employees and non-employee directors. An aggregate of 800,000 shares of Common Stock, subject to adjustment for stock splits, stock dividends and certain other types of reclassifications, has been authorized for issuance upon exercise of options or as bonus stock. In addition, stock appreciation rights ("SARs"), phantom stock, dividend equivalents or restricted or performance awards ("Awards") may be granted under the Omnibus Plan. The Omnibus Committee administers the Omnibus Plan and determines to whom Awards are to be granted and the terms and conditions, including the number of shares and the period of exercisability thereof. Awards may be granted to officers, management, other key employees and to non-employee directors of the Company or any of its present or future subsidiaries as determined by the Omnibus Committee, provided that any options to be granted to non-employee directors who are members of the Omnibus Committee must be granted by the entire Board of Directors of the Company.

    The Omnibus Plan authorizes the grant or issuance of both nonqualified stock options and incentive stock options, with the terms of each such option set forth in separate agreements. The Omnibus Plan requires that the exercise price for each stock option must be not less than 100% of the fair market value of the Common Stock at the time the option is granted. No incentive stock option, however, may be granted to either a non-employee director or to an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company unless the option price is at least 110% of the fair market value of the Common Stock at the date of grant. The fair market value of stock options that may be granted to an employee in any calendar year is not limited, but no employee may be granted incentive stock options that first become exercisable during a calendar year to purchase Common Stock with an aggregate fair market value (determined at the time of grant) in excess of $100,000. In addition, no grantee may be granted more than an aggregate of 800,000 shares of Common Stock, subject to adjustment for stock splits, stock dividends and certain other types of reclassifications. SARs may be granted separately or in tandem with the grant of an option. Any performance awards may be denominated or payable in cash, Common Stock, other securities or other Awards and shall confer on the holder thereof the right to receive payments based upon the achievement of such performance goals and for such periods as the Omnibus Committee may establish. Bonus stock may be sold to the grantees at various prices (but not below par value) and made subject to such restrictions as may be determined by the Omnibus Committee. The Omnibus Committee may grant other Awards that provide the grantee with the right to purchase Common Stock or that are valued by reference to the fair market value of the Common Stock including, but not limited to, phantom securities or dividend equivalents.

    The exercise or purchase price for all options, restricted stock and other rights to acquire Common Stock, together with any applicable tax required to be withheld, may be paid in cash or, at the discretion of the Omnibus Committee, with shares of Common Stock owned by the grantee (or issuable upon exercise of the option), execution of a promissory note by the grantee or with other lawful consideration.

    The dates on which options or other Awards first become exercisable and on which they expire will be set forth in individual stock options or other agreements setting forth the terms of the Awards. Such agreements may provide that options and other awards expire upon termination of the grantee's status as an employee or director or for any other reason and may provide that such options continue to be exercisable following the grantee's death or disability by the grantee's estate or by the person who acquired the right to exercise the option by bequest or inheritance, or by the grantee or his representative in the event of the grantee's disability, provided the option is exercised prior to the earlier of the date of its expiration or six months after the date of the grantee's death or disability. In the event of a change of control (as defined in the Omnibus Plan) of the Company, all Awards that have not expired will become fully and immediately vested and exercisable and may be exercised for the remaining term of such Awards.

    No Award may be assigned or transferred by the grantee, except by will or the laws of intestate succession, although shares of Common Stock issued under the Omnibus Plan may be transferred if all applicable restrictions have lapsed.

    Amendments of the Omnibus Plan to change the class of persons eligible to be granted awards or increase the number of shares as to which options or bonus stock may be granted (except for adjustments resulting from stock splits and the like) require the approval of the Company's stockholders. In all other respects the Omnibus Plan can be amended, modified, suspended or terminated by the Omnibus Committee, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the Omnibus Plan may not, without the consent of the grantee, affect such grantee's rights under an Award previously granted, unless the Award itself otherwise expressly so provides. The Omnibus Plan terminates 10 years from the date of its adoption by the Company's Board of Directors.


    Subject to and concurrently with consummation of the Offering, options to purchase 552,400 shares of Common Stock have been granted, with an exercise price equal to the Offering price, to directors, officers and Named Executive Officers of the Company, including options to purchase 75,000, 15,000, 20,000, 25,000, 25,000, 12,000, 12,000, 10,000, 4,800 and 4,800 shares of Common Stock granted to Messrs. Brutsche, Akimoto, Alley, Bornhorst, Powers, Clark, Maxson, Smith, Prothro and Rettberg, respectively.


    ESOP. The Company adopted the Vari-Lite International, Inc. Employees' Stock Ownership Plan (the "ESOP"), effective as of January 1, 1995, for the benefit of its employees and the employees of its participating subsidiaries (the Company and its participating subsidiaries are referred to herein as the "Employers") who are at least 21 years of age, have completed at least one "year of service" (as defined in the ESOP) and are actively contributing to the Company's 401(k) plan. The ESOP is intended to be an eligible individual account stock bonus plan that qualifies under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and, subject to certain maximum provisions, allocates the Employers' discretionary contributions to each participating employee according to the ratio of such employee's total compensation to the aggregate amount of compensation received by all participants in the ESOP. The term "compensation" includes base salary paid during a plan year and cafeteria deferrals under
Section 125 of the Code, but does not include reimbursements or other expenses, allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, welfare benefits, bonuses, overtime pay or amounts deferred under a salary deferral arrangement under Section 401(k) of the Code.

    The Company intends, but is not required, to make annual contributions to the ESOP in the form of nonelective contributions and qualified matching contributions (as each is defined in the ESOP) consisting of shares of Common Stock, cash or a combination thereof. The ESOP provides for full distributions of employee account balances for normal and late retirements, disability and death and distributions of vested portions of employee accounts upon a separation of service (as defined in the ESOP). Generally, a participant's benefits under the ESOP will become vested 20% per year commencing upon completion of three years of service and be fully vested upon completion of seven years of service.

    The assets of the ESOP are held by Overton Bank and Trust, N.A., as trustee of The Vari-Lite International, Inc. Employees' Stock Ownership Trust, which Trust is intended to be exempt from taxation under Section 501(a) of the Code. The Company acts as Plan Administrator of the ESOP.

    EQUIVALENCE PLAN. The Company adopted The Vari-Lite International, Inc. Employees' Stock Equivalence Plan (the "Equivalence Plan"), effective as of January 1, 1995, for the benefit of certain employees of subsidiaries of the Company domiciled outside of the United States who are at least 21 years of age and have completed at least one "year of service" (as defined in the Equivalence
Plan). The Equivalence Plan is intended to be a nonqualified employee retirement plan known as a phantom stock plan under United States tax laws. Employees participating in the Equivalence Plan are eligible to receive stock equivalence units ("Units") credited to their accounts along with the contractual right to receive the cash value of such Units in the future. No shares of stock will be distributed under the Equivalence Plan. The value of each Unit is equal to the fair market value of one share of Common Stock on the date such Unit is credited to a participant's account. Upon conversion of the Units in accordance with the terms of the Equivalence Plan, participants shall be entitled to receive, for each Unit converted, an amount equal to the fair market value of one share of Common Stock on the date of conversion. A holder of Units shall not have any dividend or voting rights or any other rights as a stockholder of the Company, unless otherwise provided by the Board of Directors of the Company.

    The number of Units awarded under the Equivalence Plan, if any, will be determined each year by the Compensation Committee. The Company's awards of Units under the Equivalence Plan shall be made, subject to certain maximum provisions, according to the ratio of each eligible employee's total compensation to the amount of total compensation received by all participants in the Equivalence Plan. The Equivalence Plan provides for full distributions of employee account balances upon the retirement, disability or death of an employee and distributions of vested percentages of employee accounts upon termination of employment for any other reason. Generally, a participant's benefits under the Equivalence Plan will fully vest upon his or her completion of seven years of service.

    The Company established an irrevocable grantor trust within the meaning of the Code (commonly referred to as a rabbi trust) to provide funding for benefit payments from the Equivalence Plan. Although the employers' contributions to the rabbi trust are generally irrevocable, the assets placed in the trust must remain subject to the claims of the employers' creditors. The rabbi trust provides the participants in the Equivalence Plan with additional security that they will receive benefits in the event of a change in the management of the Company.

    The assets of the Equivalence Plan are held by Bank of Butterfield International (Cayman) Ltd., as trustee of The Vari-Lite International, Inc. Equivalence Plan Trust, and the Company acts as Plan Administrator.

    ANNUAL INCENTIVE PLAN. On June 13, 1995, the Company adopted the Vari-Lite International, Inc. Annual Incentive Plan (the "Annual Incentive Plan"), effective October 1, 1994, to provide annual bonuses to eligible employees. The Annual Incentive Plan has been amended and restated effective October 1, 1997. Any full-time employee who is employed by the Company or one of its subsidiaries (approved by the Omnibus Committee) on March 31 of a year shall be considered an eligible employee for that year. For purposes of the Annual Incentive Plan, an employee is considered a full-time employee (i) if he is scheduled to work a minimum of 30 hours per week throughout the year and (ii) in the case of an individual who is an employee of the Company or a United States subsidiary of the Company, he is entitled to coverage under the Showco/Vari-Lite Welfare Benefit Plan. Bonus amounts for a year may be granted based on predetermined targets ("formula derived awards") or in the discretion of the Omnibus Committee ("discretionary awards"), or a combination of both. The targets for each year are established by the Omnibus Committee and may be based solely on the Company's attaining its operating income goal for that year (as established by the Omnibus Committee) or may be based in part on the level of attainment by the Company of that operating income goal and in part on the level of attainment of performance measures established by the Omnibus Committee for that year based on subsidiary, department, team or individual performance, or a combination thereof as determined by the Omnibus Committee. The relative weight placed on each performance measure by the Omnibus Committee may vary for each eligible employee based on his position with the Company, or its subsidiaries, departments or teams. Each year each eligible employee shall have the opportunity to earn a specified percentage of his base salary (excluding any bonus, commission or overtime) for that year as a formula derived award. The range of percentage of base salary that a participant may earn as a formula derived award is specified in the Annual Incentive Plan and is determined by each eligible employee's level of responsibility and potential impact on the Company's performance. With respect to years that commenced prior to October 1, 1997, no eligible employee shall be deemed to have earned a formula derived award for a year unless the Company attains the threshold level (specified in the Annual Incentive Plan) of operating income established for that year. Discretionary awards are not limited.

    The Company shall make payment of all bonus amounts for a year, if any, to each eligible employee in cash no later than 90 days after the end of that year (the "Payout Date"). Unless an eligible employee's full-time employment terminates due to death, total disability or retirement at or after age 65, the employee must be employed by the Company or one of its subsidiaries as a full-time employee on the Payout Date for a year to be entitled to receive payment of his bonus, if any, for that year. If an eligible employee becomes eligible after the first day of the year or dies, retires at or after age 65 or becomes totally disabled during the year, after being employed by the Company for at least six months during that year, the bonus amount, if any, payable to him for that year shall be prorated to reflect the actual length of his service with the Company and its subsidiaries during that year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    At the beginning the fiscal year ended September 30, 1996, the Compensation Committee of the Company consisted of Messrs. Maxson, Clark and Brutsche. Mr. Brutsche is the Chairman of the Board, President and Chief Executive Officer of the Company. In May 1996, Messrs. Smith, Prothro and Rettberg replaced Messrs. Maxson, Clark and Brutsche on the Compensation Committee.

    As of July 1, 1995, the Company entered into the Brutsche Employment Agreement with Mr. Brutsche, Chairman of the Board, President and Chief Executive Officer of the Company. The initial term of the Brutsche Employment Agreement is for five years, with an automatic extension of one year for each completed year of service by Mr. Brutsche thereunder. Pursuant to the Brutsche Employment Agreement, Mr. Brutsche receives an annual salary of $433,000, subject to annual review by the Compensation Committee, which may increase but not reduce his annual salary, and is eligible to receive an annual bonus, long-term incentive compensation and deferred compensation in accordance with plans established for officers and directors of the Company. Mr. Brutsche is also entitled to receive various life, medical and disability insurance benefits. Mr. Brutsche may be terminated in the event of his death or permanent disability, for cause (as defined in the Brutsche Employment Agreement) or upon the occurrence of a change of control (as defined in the Brutsche Employment Agreement). If Mr. Brutsche is terminated because of his death, his estate will receive his salary through the end of the month in which his death occurs plus the prorated portion of any bonus due to him pursuant to the Annual

Incentive Plan. If Mr. Brutsche is terminated because of his permanent disability, Mr. Brutsche will continue to receive his base salary through the remainder of the five-year term of the Brutsche Employment Agreement, less any disability benefits. If Mr. Brutsche is terminated without cause, through an action by the Company that constitutes constructive termination (as defined in the Brutsche Employment Agreement) or as the result of a change of control, the Company is obligated to continue to pay Mr. Brutsche his base salary in effect at the time of termination through the remainder of the five-year term.

    As of July 1, 1995, the Company entered into the Deferred Compensation Agreements with each of Messrs. Brutsche, Clark, Maxson and Smith pursuant to which each of them receives $167,000 annually for six years, payable monthly. Also, as of March 31, 1994, the Company, Vari-Lite and Showco entered into Compensation Continuation Agreements with Messrs. Brutsche, Clark and Maxson pursuant to which the Company, Vari-Lite and Showco each agreed to continue paying for 60 days after the death of any such individual the cash compensation that the deceased was receiving from the companies at the time of his death.

    Messrs. Clark, Maxson and Smith also have entered into the Consulting Agreements with the Company, dated as of July 1, 1995, providing that the Consultant will be available to provide consulting services to the Company in consideration for the Company's payment to the Consultant of an annual consulting fee. Pursuant to their Consulting Agreements, Messrs. Clark and Maxson each receives an annual consulting fee of $100,000, payable monthly, and Mr. Smith receives an annual consulting fee of $20,000, payable monthly. Each Consulting Agreement has an initial term of three years with an automatic extension of one year for each completed year of service by the Consultant thereunder and may be terminated in the event of death, upon permanent disability, for cause (as defined in the Consulting Agreement) or upon the occurrence of a change of control (as defined in the Consulting Agreement). If a Consulting Agreement is terminated without cause, because of permanent disability or through an action by the Company that constitutes constructive termination, or as a result of a change of control, the Consultant will receive the full consulting fee he would have received through the remainder of the three-year term.

    In addition, each of Messrs. Brutsche, Clark and Maxson is eligible to receive benefits under one or more Policies pursuant to Split-Dollar Agreements with the Company. The Split-Dollar Agreements each provides for sharing the costs and benefits of the Policy between the Company and Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be. The Company pays the entire premium on each Policy to the insurer. The Owner reimburses the Company for the P.S. 58 Cost. The Company pays the amount of the P.S. 58 Cost to Mr. Brutsche, Mr. Clark or Mr. Maxson, as the case may be, as additional compensation and such person then gifts such amount to the Owner to use to reimburse the Company. Except under certain circumstances, upon the termination of each Split-Dollar Agreement, the Company will be reimbursed for the premiums it has paid under the Policy that is subject to such Split-Dollar Agreement. All of the Split-Dollar Agreements utilize the collateral assignment method to secure the Company's right to repayment of the premiums it has paid under the Policies. Under this method, the Owner owns the Policy, and a collateral assignment (establishing the Company's right to such premium reimbursement from the cash surrender value or death benefits payable under the Policies) is filed with the insurer. The Owner has the right to designate the beneficiaries of the Policies and may borrow and make withdrawals from the cash surrender value, to the extent such cash surrender value exceeds the amount of premiums owed to the Company. The Owner may cancel or surrender the Policies at any time, subject to any applicable obligation to repay the premiums paid by the Company.

CERTAIN TRANSACTIONS

    In fiscal years 1994, 1995 and 1996 and the nine-month period ended June 30, 1997, Philip D.C. Collins, who beneficially owns more than five percent of the Common Stock of the Company, paid the Company, $1.5 million, $0.9 million, $0 and $1.9 million, respectively, for the rental of automated lighting products and other services for use in his concert tours. Hit & Run Music Limited, a corporation owned by J. Anthony Smith, manages Mr. Collins. The Company believes that the terms of the above transactions were at least as favorable to the Company as those which could have been obtained in an arm's length transaction with an unaffiliated third party. In addition, certain directors of the Company receive deferred compensation and consulting payments. See "Management--Compensation Committee Interlocks and Inside Participation."

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information concerning the beneficial ownership of Common Stock, as of September 15, 1997, by (a) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock,
(b) each director of the Company, (c) each Named Executive Officer and (d) all executive officers and directors as a group. The Company believes that each of such stockholders has the sole voting and dispositive power over the shares held by such stockholder except as otherwise indicated. See "Risk Factors--Control of the Company by Existing Stockholders."

                                                                 SHARES                 PERCENTAGE OF OUTSTANDING
                                                           BENEFICIALLY OWNED                  COMMON STOCK
                                                                 BEFORE           --------------------------------------
NAME                                                          THE OFFERING         BEFORE OFFERING    AFTER OFFERING(1)
------------------------------------------------------  ------------------------  -----------------  -------------------
H. R. Brutsche III(2).................................            743,997                  12.8                 9.5
James H. Clark, Jr.(3)(4).............................            650,699                  11.2                 8.3
John D. Maxson(3)(5)..................................            743,187                  12.8                 9.5
C. Vincent Prothro....................................                 --                    --                  --
John R. Rettberg......................................                 --                    --                  --
J. Anthony Smith(6)...................................            811,540                  14.0                10.4
Anthony G. Banks(6)...................................            811,532                  14.0                10.4
Philip D.C. Collins(6)................................            811,536                  14.0                10.4
Michael J.C.C. Rutherford(6)..........................            811,532                  14.0                10.4
Alice Spradley(7).....................................            455,402                   7.9                 5.8
Keizo Akimoto.........................................                 --                    --                  --
David W. Alley(8).....................................             38,447                     *                   *
James M. Bornhorst(9).................................            221,636                   3.8                 2.8
T. Clay Powers(10)....................................             10,740                     *                   *
James E. Kinnu(11)....................................                 --                    --                  --
All officers and directors as a group (18
  persons)(12)........................................          3,335,623                  57.5                42.8

--------

*   less than one percent

(1) Assumes no shares are sold pursuant to any exercise of the Underwriters' over-allotment option. See "Selling Stockholders."

(2) Includes 45,164 shares held by Brutsche Family Trust, a trust of which BBH serves as trustee, and 810 shares held by the ESOP for the benefit of Mr. Brutsche. Mr. Brutsche disclaims beneficial ownership of the shares held by Brutsche Family Trust. Mr. Brutsche's address is 201 Regal Row, Dallas, Texas 75247.

(3) The address of Messrs. Clark and Maxson is 8117 Preston Road, Suite 220, Dallas, Texas 75225.

(4) Includes 621,801 shares held by Clark Partnership, Ltd., a limited partnership of which Mr. Clark is the managing general partner, and 3,764 shares held by Mr. Clark's wife. Mr. Clark disclaims beneficial ownership of the shares owned by his wife.

(5) Includes 53,542 shares held by Peggy Maxson 1996 Irrevocable Trust, a trust of which BBH serves as trustee. Mr. Maxson disclaims beneficial ownership of such shares.

(6) The shares beneficially owned by Messrs. Banks, Collins, Rutherford and Smith include 414,336 shares, 414,336 shares, 414,336 shares and 414,340 shares held by Walbrook Trustees (Jersey) Ltd., Re: G45 ("G45"), Walbrook Trustees (Jersey) Ltd., Re: G46 ("G46"), Walbrook Trustees (Jersey) Ltd.,
    Re: G47 ("G47") and Walbrook Trustees (Jersey) Ltd., Re: G48 ("G48"), respectively. G45, G46, G47 and G48 are the stockholders of Ashtray Music Ltd., a United Kingdom limited company. The 318,787 shares held by Ashtray Music Ltd. are included in the shares owned beneficially by each of Messrs. Banks, Collins, Rutherford and Smith. Except for 78,409 shares, 78,413 shares, 78,409 shares and 78,413 shares, which are owned by Messrs. Banks, Collins, Rutherford and Smith, respectively, Messrs. Banks, Collins, Rutherford and Smith disclaim beneficial ownership of all such shares.

(7) Includes 56,192 shares held by The Walter & Alice Spradley Family Trust, 203,243 shares held by The Walter & Alice Spradley Living Trust--Marital Trust #1, 56,192 shares held by The Walter & Alice Spradley Living Trust--Marital Trust #2A and 139,775 shares held by The Walter & Alice Spradley Living Trust--Marital Trust #2B. Alice Spradley is the trustee of all of such trusts. Mrs. Spradley's address is 3131 McKinney Avenue, Suite 490, Dallas, Texas 75204.

(8) Includes 810 shares held by the ESOP for the benefit of Mr. Alley.

(9) Includes 693 shares held by the ESOP for the benefit of Mr. Bornhorst.

(10) Includes 650 shares held by the ESOP for the benefit of Mr. Powers.

(11) Effective September 30, 1996, Mr. Kinnu was terminated as the Company's Senior Executive Vice President and Chief Operating Officer.

(12) Includes 5,912 shares held by the ESOP for the benefit of some of such persons.

                              SELLING STOCKHOLDERS

    The Selling Stockholders listed in the following table have granted to the several Underwriters options, exercisable within 45 days from the date of this Prospectus, to purchase up to 300,000 shares of Common Stock solely to cover over-allotments, if any. See "Underwriting." The respective number of shares of Common Stock subject to such options by each Selling Stockholder is set forth opposite his name. The amount beneficially owned by the Selling Stockholders prior to the Offering are as of September 15, 1997:

                                                                   SHARES BENEFICIALLY                      SHARES BENEFICIALLY
                                                                     OWNED BEFORE THE     SHARES OFFERED      OWNED AFTER THE
                                                                         OFFERING           SUBJECT TO          OFFERING(1)
                                                                  ----------------------  OVER-ALLOTMENT   ----------------------
NAME                                                               NUMBER    PERCENTAGE       OPTIONS       NUMBER    PERCENTAGE
----------------------------------------------------------------  ---------  -----------  ---------------  ---------  -----------
David W. Alley(2)(3)............................................     38,447           *          1,976        36,471           *
Ashtray Music Ltd.(4)...........................................    318,787         5.5         26,728       292,059         3.7
Anthony G. Banks(4).............................................    811,532        14.0          4,116       758,936         9.7
H.R. Brutsche III(2)(5).........................................    743,997        12.8         39,972       704,025         9.0
Clark Partnership, Ltd.(6)......................................    621,801        10.7         34,412       587,389         7.5
James H. Clark, Jr.(2)(6)(7)....................................    650,699        11.2          1,319       614,968         7.9
James H. Cullum Clark(7)........................................     73,670         1.3          3,867        69,803           *
Philip D.C. Collins(4)(8).......................................    811,536        14.0          4,116       758,940         9.7
John Covington(9)(10)...........................................     80,514         1.4          4,205        76,309           *
Brian L. Croft(2)...............................................      9,409           *            409         9,000           *
Robert V. Dungan(2)(11).........................................      9,833           *            494         9,339           *
Robert W. Magruder(9)(12).......................................     28,249           *          1,457        26,792           *
John D. Maxson(2)(13)...........................................    743,187        12.8         39,536       700,840         9.0
Peggy Maxson 1996 Irrevocable Trust(13).........................     53,542           *          2,811        50,731           *
Howard Page(9)(14)..............................................      4,163           *            198         3,965           *
Michael J.C.C. Rutherford(4)....................................    811,532        14.0          4,116       758,936         9.7
J. Anthony Smith(2)(4)(8).......................................    811,540        14.0          4,116       758,944         9.7
The Walter & Alice Spradley Living Trust--Marital Trust #1......    203,243         3.5         26,476       176,767         2.2
Brooks W. Taylor(9)(15).........................................     80,538         1.4          4,205        76,333           *
J. Scott Thompson(2)(16)........................................     37,635           *          1,708        35,927           *
Thomas Walsh(9)(17).............................................     80,552         1.4          4,205        76,347           *
Walbrook Trustees (Jersey) Ltd., Re: G45(4).....................    733,123        12.6         21,752       684,643         8.8
Walbrook Trustees (Jersey) Ltd., Re: G46(4).....................    733,123        12.6         21,752       684,643         8.8
Walbrook Trustees (Jersey) Ltd., Re: G47(4).....................    733,123        12.6         21,752       684,643         8.8
Walbrook Trustees (Jersey) Ltd., Re: G48(4).....................    733,127        12.6         21,752       684,647         8.8
Yale 1994 Trust.................................................     18,818           *          2,550        16,268           *

--------
*   less than one percent.
(1) Assumes that the Underwriters' over-allotment option is exercised in full.
(2) Executive officer or director of the Company. See "Management--Directors and Executive Officers."
(3) Includes 810 shares held by the ESOP for the benefit of Mr. Alley.
(4) The shares beneficially owned by Messrs. Banks, Collins, Rutherford and Smith include 414,336 shares, 414,336 shares, 414,336 shares and 414,340 shares held by G45, G46, G47 and G48, respectively. G45, G46, G47 and G48 are the stockholders of Ashtray Music Ltd., a United Kingdom limited company. The 318,787 shares held by Ashtray Music Ltd. are included in the shares owned beneficially by each of Messrs. Banks, Collins, Rutherford and Smith. Except for 78,409 shares, 78,413 shares, 78,409 shares and 78,413 shares, which are owned by Messrs. Banks, Collins, Rutherford and Smith, respectively, Messrs. Banks, Collins, Rutherford and Smith disclaim beneficial ownership of all such shares.
(5) Includes 45,164 shares held by Brutsche Family Trust, a trust of which BBH serves as trustee, and 810 shares held by the ESOP for the benefit of Mr. Brutsche. Mr. Brutsche disclaims beneficial ownership of such shares.
(6) The shares beneficially owned by Mr. Clark include 621,801 shares held by Clark Partnership, Ltd., a limited partnership of which Mr. Clark is the managing general partner, and 3,764 shares held by Mr. Clark's wife. Mr. Clark disclaims beneficial ownership of the shares held by his wife.
(7) Mr. James H. Clark, Jr. is the father of Mr. James H. Cullum Clark.
(8) Mr. Collins is a significant customer of the Company and Mr. Smith owns the corporation that manages Mr. Collins. See "Management--Certain Transactions."
(9) Non-executive officer employee of the Company.
(10) Includes 419 shares held by the ESOP for the benefit of Mr. Covington.
(11) Includes 424 shares held by the ESOP for the benefit of Mr. Dungan.
(12) Includes 503 shares held by the ESOP for the benefit of Mr. Magruder.
(13) The shares of Common Stock held by Peggy Maxson 1996 Irrevocable Trust are beneficially owned by Mr. Maxson, who disclaims beneficial ownership of such shares.
(14) Includes 399 shares held by the ESOP for the benefit of Mr. Page.
(15) Includes 443 shares held by the ESOP for the benefit of Mr. Taylor.
(16) Includes 480 shares held by the ESOP for the benefit of Mr. Thompson.
(17) Includes 457 shares held by the ESOP for the benefit of Mr. Walsh.

                          DESCRIPTION OF CAPITAL STOCK


    The Company has authorized capital stock consisting of 40,000,000 shares of Common Stock, $0.10 par value, and 10,000,000 shares of Preferred Stock, $0.10 par value. At September 15, 1997, there were 5,800,003 shares of Common Stock outstanding, owned by 52 holders of record, and there were no shares of Preferred Stock outstanding. A total of 800,000 shares of Common Stock are reserved for issuance under the Omnibus Plan, and a total of 242,233 shares of Common Stock are reserved for issuance upon the exercise of outstanding warrants. See "Management--Omnibus Plan" and "Shares Eligible for Future Sale." Upon consummation of the Offering, 7,800,003 shares of Common Stock and no shares of Preferred Stock will be outstanding.


COMMON STOCK

    All outstanding shares of Common Stock are, and the shares of Common Stock offered hereby when issued and paid for will be, fully paid and nonassessable. All holders of Common Stock have full voting rights and are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Votes may not be cumulated in the election of directors. Stockholders have no preemptive or subscription rights. Holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors from funds legally available therefor and are entitled, upon liquidation, to share ratably in all assets remaining after payment of liabilities. The rights of holders of Common Stock will be subject to any preferential rights of any Preferred Stock which may be issued in the future.

    The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, L.L.C.

PREFERRED STOCK

    The Board of Directors of the Company is authorized (without any further action by the stockholders) to issue Preferred Stock in one or more series and to fix voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences. The Board of Directors may issue Preferred Stock for such consideration and on such terms as it deems desirable. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends on Common Stock. Also, holders of Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of Common Stock. In addition, under certain circumstances, the issuance of Preferred Stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities or the removal of incumbent management. The Board of Directors of the Company, without stockholder approval, may issue Preferred Stock with voting and conversion rights which could adversely affect the holders of Common Stock. The Company has no present intention to issue any shares of Preferred Stock.

SPECIAL PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

    ANTI-TAKEOVER PROVISIONS. The Certificate of Incorporation and By-Laws contain certain provisions, in addition to the authorization of the Preferred Stock, that may reduce the likelihood of a change in management or voting control of the Company without the consent of the Company's Board of Directors. These provisions could have the effect of delaying, deterring or preventing tender offers or takeover attempts that some or a majority of the Company's stockholders might consider to be in the stockholders' best interest, including offers or attempts that might result in a premium over the market price for the Common Stock. The By-Laws of the Company can be amended by the stockholders of the Company only upon the affirmative vote of the holders of not less than 80% of the outstanding voting stock of the Company. Additionally, in the event of a change of control (as defined in the Omnibus Plan) of the Company, all awards under the Omnibus Plan that have not expired become fully and immediately vested and exercisable and may be exercised for the remaining terms of such awards.

        STAGGERED BOARD OF DIRECTORS. The Certificate of Incorporation and By-Laws divide the Board of Directors into three classes that are elected to staggered three-year terms. The Company believes that a staggered Board of Directors will help assure the continuity and stability of the Company's Board of Directors and the Company's business strategies and policies. In addition, the staggered board provisions help ensure that the Company's Board of Directors, if confronted with an unsolicited proposal from a third party that has acquired a block of the voting stock of the Company, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all stockholders. The staggered board provisions could increase the likelihood that, in the event of a takeover of the Company, incumbent directors would retain their positions. The affirmative vote of holders of at least 80% of the Company's outstanding voting stock is required to amend these provisions.

        REMOVAL OF DIRECTORS DURING THEIR TERMS. Under the Certificate of Incorporation and By-Laws, directors may be removed during their term of service only "for cause" and only by the affirmative vote of not less than 80% of the outstanding voting stock of the Company. As defined, "for cause" means: (i) commission of an act of fraud or embezzlement against the Company; (ii) conviction of a felony or a crime involving moral turpitude;
    (iii) gross negligence or willful misconduct in performing the director's duties to the Company or its stockholders; or (iv) breach of fiduciary duty owed to the Company. The By-Laws also provide that vacant directorships may be filled by the Board of Directors.

        STOCKHOLDER ACTION. Unless limited by the Certificate of Incorporation of a corporation, the Delaware General Corporation Law permits stockholder action without a meeting, without prior notice and without a vote upon the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Certificate of Incorporation and By-Laws prohibit stockholder action without a meeting. The affirmative vote of holders of at least 80% of the Company's outstanding voting stock is required to amend these provisions. Additionally, the Certificate of Incorporation and By-Laws provide that meetings of the stockholders can only be called by the Chief Executive Officer, a majority of the Board of Directors or holders of not less than 50% of the outstanding voting stock of the Company.

        FAIR PRICE PROVISION. The Certificate of Incorporation includes a "fair price" provision that requires the affirmative vote of the holders of at least 80% of the outstanding voting stock of the Company to approve a merger with, or disposition of assets or the issuance of securities having a fair market value of $5.0 million or more to, an interested stockholder (as hereinafter defined), a liquidation proposed by an interested stockholder or the reclassification of the Company's securities or a similar transaction that increases the interested stockholder's proportionate ownership in the Company. An "interested stockholder" is anyone who owns or controls, directly, indirectly or together with others, 10% or more of the Company's voting stock. A transaction with an interested stockholder will not require stockholder approval if a majority of disinterested directors (as defined in the Certificate of Incorporation) approves the transaction or if the transaction involves the distribution to the stockholders of cash or other consideration that satisfies the "fair price" criteria set forth in the Certificate of Incorporation, which generally require that all stockholders receive equal treatment, an adequate price and adequate disclosure. The fair price provision of the Certificate of Incorporation may not be amended without the affirmative vote of at least 80% of the Company's outstanding voting stock. In addition, Section 203 of the Delaware General Corporation Law, much like the fair price provision described above, limits the ability of a corporation to enter into certain business combinations with an "interested stockholder" (generally defined as a person owning 15% or more of a corporation's outstanding voting stock) unless certain conditions are met. The Certificate of Incorporation, however, includes a provision electing not to be governed by Section 203.

        EVALUATION FACTORS. The Certificate of Incorporation contains a provision that allows the Board of Directors to evaluate factors other than the price offered when considering a proposed acquisition of the Company. The Certificate of Incorporation permits the Board of Directors to consider the social, legal and economic effects of the proposed acquisition upon the Company's employees, suppliers, customers and the communities in which the Company operates. The Board of Directors can also consider any other factors it deems relevant, including not only the consideration offered in the proposed transaction relative to the market price of the Common Stock but also the value of the Company in a freely negotiated transaction and in relation to the estimate by the Board of Directors of the future value of the Company as an independent entity. The affirmative vote of the holders of not less than 80% of the outstanding voting stock of the Company is required to amend this provision.

        STOCKHOLDER PROPOSALS AND NOMINATIONS. The Company's By-Laws provide that notice of proposed stockholder nominations for the election of directors must be given in writing to the Secretary of the Company at the principal executive offices of the Company not less than 75 days nor more than 85 days prior to the meeting at which directors are to be elected (or if fewer than 75 days' notice or prior public disclosure of the stockholders' meeting date is given or made by the Company, not later than the 10th day following the day on which the notice was mailed or such public disclosure was made). The By-Laws also provide that at an annual stockholders' meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has given timely prior written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. For such stockholder's notice to be timely, it must be delivered to or mailed and received at the principal executive offices of the Company not later than the date that corresponds to 120 days prior to the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders. Such notice must contain certain information specified in the By-Laws.

    LIMITATIONS ON LIABILITY OF DIRECTORS. The Certificate of Incorporation limits the liability of directors to the extent allowed by the Delaware General Corporation Law. Specifically, directors will not be held liable to the Company or its stockholders for an act or omission in such capacity as a director, except for liability as a result of: (i) a breach of the duty of loyalty to the Company or its stockholders; (ii) actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) payment of an improper dividend or improper repurchase of the Company's stock under Section 174 of the Delaware General Corporation Law; or (iv) actions or omissions pursuant to which the director will receive an improper personal benefit.

    The principal effect of the limitation of liability provision is that a stockholder is unable to prosecute an action for monetary damages against a director of the Company unless the stockholder can demonstrate one of the specified bases for liability. This provision, however, does not eliminate or limit director liability arising in connection with causes of action brought under the federal securities laws.

    The Certificate of Incorporation does not eliminate the directors' duty of care. The inclusion of this provision in the Certificate of Incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise benefit the Company and its stockholders. This provision should not affect the availability of equitable remedies such as injunction or rescission based upon a director's breach of the duty of care. The affirmative vote of the holders of not less than 80% of the outstanding voting stock of the Company is required to amend this provision.

    INDEMNIFICATION. The Certificate of Incorporation and By-Laws provide that the Company is generally required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's position with the Company or another entity that the director or officer serves at the Company's request, subject to certain conditions, and to advance funds to its directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or acted in good faith and in what was reasonably believed to be a lawful manner and in the Company's best interest. The affirmative vote of the holders of not less than 80% of the outstanding voting stock of the Company is required to amend this provision.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Offering, the current stockholders of the Company will own approximately 74% of the outstanding Common Stock (71% if the Underwriters' over-allotment option is exercised in full). The Company and certain stockholders who will collectively own shares of Common Stock immediately following the Offering, and holders of warrants who will collectively have the right immediately following the Offering to purchase 242,233 shares of Common Stock, have agreed with A.G. Edwards & Sons, Inc. not to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Common Stock for a period of 180 days following the date of this Prospectus without the prior written consent of A.G. Edwards & Sons, Inc. See "Underwriting."

    Upon completion of the Offering, the Company will have 7,800,003 shares of Common Stock outstanding. Of these shares, the 2,000,000 shares sold in the Offering (2,300,000 shares if the Underwriters' over-allotment option is exercised in full) will be freely tradeable in the public market without restriction by persons other than affiliates of the Company. All of the remaining shares are "restricted securities" within the meaning of Rule 144 under the Securities Act. Approximately 5,696,592 of such shares will have been held for more than one year as of the date of this Prospectus and (subject to the expiration or release from the 180-day lock-up agreements with A.G. Edwards & Sons, Inc.) may be sold 90 days after the Company has been subject to the reporting requirements of Section 13 of the Exchange Act, subject to the volume, manner of sale and other limitations of Rule 144. See "Underwriting."

    In general, under Rule 144 as currently in effect, if a period of at least one year has elapsed between the later of the date on which "restricted shares" (as that phrase is defined in Rule 144) were acquired from the Company and the date on which they were acquired from an "affiliate" of the Company (as that term is defined in Rule 144), then the holder of such restricted shares (including an affiliate) is entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of (a) 1% of the then-outstanding shares of Common Stock (78,000 shares upon completion of the Offering), and (b) the average weekly reported trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 also are subject to certain notice and manner-of-sale requirements and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not an affiliate of the Company (in general, a person who is not a director, officer or principal stockholder of the Company) during the three months prior to resale and who has beneficially owned such shares for at least two years is entitled to sell such restricted stock under Rule 144 without regard to the requirements discussed above, other than the manner-of-sale provisions.

    The Company is unable to estimate the number of shares that may be sold in the future by its stockholders since this will depend on the market price for the Common Stock, the personal circumstances of the stockholders and other factors. Any sale of substantial amounts of shares in the open market may significantly reduce the market price of the Common Stock offered hereby.

    Subject to certain limitations on the aggregate offering price of a transaction and other conditions, Rule 701 under the Securities Act may be relied upon with respect to the resale of shares of Common Stock originally purchased from the Company by its employees, directors and officers prior to the date the Company becomes subject to the reporting requirements of the Exchange Act pursuant to written compensatory benefit plans or written contracts relating to the compensation of such persons. Shares of Common Stock issued in reliance on Rule 701 are "restricted shares" and, beginning 90 days after the Company becomes subject to the reporting requirements of the Exchange Act, may be sold by persons other than affiliates, subject to the provisions regarding manner-of-sale under Rule 144, and by affiliates under Rule 144 without compliance with its one-year minimum holding period requirements.

    The Company intends to file registration statements on Form S-8 under the Securities Act to register all of the shares of Common Stock issued or reserved for future issuance under the Omnibus Plan and the ESOP. After the effective date of such registration statements, shares owned pursuant to grants of Awards under the Omnibus Plan or issued pursuant to the ESOP will be available for resale in the public market without restriction by persons who are not affiliates of the Company, and to the extent they are held by affiliates, pursuant to Rule 144, without observance of the holding period requirements. Effective with the consummation of the Offering, options to purchase a total of 552,400 shares of Common Stock will be granted under the Omnibus Plan, none of which will be exercisable in less than one year from the date of grant, and 42,944 shares will be owned by the ESOP. See "Risk Factors--Control of the Company by Existing Stockholders," "Management--Employee Benefit Plans--Omnibus Plan," "Management--Employee Benefits Plans--ESOP" and "Management-- Employee Benefits Plans--Equivalence Plan."


    In connection with an amendment to the Credit Agreement on July 31, 1996, the Company issued to certain members of its bank syndicate warrants to purchase an aggregate of 242,233 shares of Common Stock at an exercise price of $11.53 per share, all of which will remain outstanding after consummation of the Offering. The outstanding warrants can be exercised at any time and the underlying shares can be sold either pursuant to demand registration rights which are exercisable on the first anniversary of the consummation of the Offering and thereafter on an annual basis through December 31, 2004, or pursuant to piggyback registration rights which are exercisable at any time.

                                  UNDERWRITING

    The Underwriters named below have severally agreed with the Company subject to the terms and conditions of the Underwriting Agreement, to purchase the respective numbers of shares of Common Stock set forth opposite their names below.

                                                                                    NUMBER OF
UNDERWRITERS                                                                          SHARES
----------------------------------------------------------------------------------  ----------
A.G. Edwards & Sons, Inc..........................................................
EVEREN Securities, Inc............................................................

                                                                                    ----------
  Total...........................................................................   2,000,000
                                                                                    ----------
                                                                                    ----------

    The Underwriting Agreement provides that the Underwriters are obligated to purchase all of the shares of Common Stock, if any are purchased.

    The Company has been advised by A.G. Edwards & Sons, Inc. and EVEREN Securities, Inc., the Representatives of the several Underwriters (the "Representatives"), that the Underwriters propose to offer the Common Stock to the public at the Offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $
per share and that the Underwriters and such dealers may reallow a discount of
not in excess of $     per share to other dealers. The Offering price and the
concession and discount to dealers may be changed by the Underwriters after the Offering.

    In the Underwriting Agreement, the Selling Stockholders have granted the Underwriters options, expiring at the close of business on the 45th day subsequent to the date of this Prospectus, to purchase up to an aggregate of 300,000 additional shares of Common Stock at the Offering price, less the underwriting discount set forth on the cover page of this Prospectus. The Underwriters may exercise such options solely to cover over-allotments, if any, in the sale of the shares. To the extent the Underwriters exercise such options, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of the option shares as the number of shares to be purchased by it shown in the table above bears to 2,000,000, and the Selling Stockholders will be obligated, pursuant to the options, to sell such shares to the Underwriters for which they will receive all of the proceeds.

    The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The liability of each Selling Stockholder under this indemnity is limited to the amount of his proceeds.

    The Company and certain stockholders who collectively will own 5,778,111 shares of Common Stock immediately following the Offering, and holders of warrants who will collectively have the right immediately following the Offering to purchase 242,233 shares of Common Stock, have agreed that they will not, directly or indirectly, offer, sell or otherwise dispose of any shares of Common Stock, other than the shares offered pursuant to this Prospectus, for a period of 180 days from the date of this Prospectus without the prior written consent of A.G. Edwards & Sons, Inc. See "Shares Eligible for Future Sale."

    In connection with the Offering, certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Stock in connection with the Offering than they are committed to purchase from the Company and the Selling Stockholders, and in such case may purchase Common Stock in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 300,000 shares of Common Stock, by exercising the Underwriters' over-allotment option referred to above. In addition, A.G. Edwards & Sons, Inc., on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of the other Underwriters, the selling concession with respect to Common Stock that is distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if it is undertaken, it may be discontinued at any time.

    The Representatives has informed the Company that the Underwriters do not intend to confirm sales to any accounts over which they exercise discretionary authority.

    Prior to the Offering, there has been no public market for the Common Stock. The Offering price for the Common Stock was determined by negotiation between the Company and the Representatives. Among the factors considered in determining the Offering price was the history of and the prospects for the Company and the industry in which it operates, the past and present operating results of the Company and the trends of such results, the future prospects of the Company, an assessment of the Company's management, the general condition for the securities markets at the time of the Offering and the prices for similar securities of comparable companies.

                                 LEGAL MATTERS

    The validity of the issuance of the shares of Common Stock covered by this Prospectus will be passed upon for the Company by Gardere & Wynne, L.L.P., Dallas, Texas. Certain legal matters pertaining to the Common Stock will be passed upon for the Underwriters by Vinson & Elkins L.L.P., Dallas, Texas.

                                    EXPERTS

    The consolidated financial statements of the Company as of September 30, 1995 and 1996 and for each of the three years in the period ended September 30, 1996, and as of June 30, 1997 and for the nine months in the period then ended, included in this Prospectus and the Registration Statement have been audited by Deloitte & Touche LLP, independent certified public accountants, as stated in their report thereon appearing herein, and have been so included in reliance upon the report of such firm given upon the authority of that firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information concerning the Company and the Common Stock, reference is made to the Registration Statement and to the exhibits and schedules filed therewith, copies of which may be inspected at the Commission's principal office, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, or copies of which may be obtained from the Commission at such office upon payment of the fees prescribed by the Commission or on the Internet at HTTP://WWW.SEC.GOV. The summaries in this Prospectus of additional information included in the Registration Statement or any exhibit thereto are qualified in their entirety by reference to such information or exhibit filed with the Commission.

    The Company intends to furnish its stockholders with annual reports containing audited financial statements certified by an independent public accounting firm and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

                         INDEX TO FINANCIAL STATEMENTS
                      CONSOLIDATED FINANCIAL STATEMENTS OF
                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

Independent Auditors' Report..........................................................        F-2

Consolidated Balance Sheets as of September 30, 1995 and 1996, and June 30, 1997......        F-3

Consolidated Statements of Income for the Years Ended September 30, 1994, 1995 and
  1996, and for the Nine Months Ended June 30, 1996 (unaudited) and 1997..............        F-4

Consolidated Statements of Stockholders' Equity for the Years Ended September 30,
  1994, 1995 and 1996, and for the Nine Months Ended June 30, 1997....................        F-5

Consolidated Statements of Cash Flows for the Years Ended September 30, 1994, 1995 and
  1996, and for the Nine Months Ended June 30, 1996 (unaudited) and 1997..............        F-6

Notes to Consolidated Financial Statements............................................        F-7

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
  Vari-Lite International, Inc.
Dallas, Texas

    We have audited the accompanying consolidated balance sheets of Vari-Lite International, Inc. and subsidiaries (herein referred to as "the Company") as of September 30, 1995 and 1996 and June 30, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1996 and for the nine-month period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 1995 and 1996 and June 30, 1997, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1996 and for the nine-month period ended June 30, 1997, in conformity with generally accepted accounting principles.


Dallas, Texas
August 27, 1997 (October 15, 1997,
as to the first paragraph of Note F)

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                        (IN THOUSANDS EXCEPT SHARE DATA)

                                     ASSETS

                                                                                      SEPTEMBER 30,
                                                                                   --------------------   JUNE 30,
                                                                                     1995       1996        1997
                                                                                   ---------  ---------  -----------
CURRENT ASSETS:
  Cash...........................................................................  $   3,973  $   2,633   $   1,350
  Receivables, less allowance for doubtful accounts of $495, $348 and $448.......      8,616     12,078      13,554
  Inventory......................................................................      2,013      2,395       2,996
  Prepaid expense and other current assets.......................................      1,876        816       2,016
                                                                                   ---------  ---------  -----------
    TOTAL CURRENT ASSETS.........................................................     16,478     17,922      19,916
EQUIPMENT AND OTHER PROPERTY:
  Lighting and sound equipment...................................................     79,486     87,932     102,497
  Machinery and tools............................................................      1,591      2,179       2,149
  Furniture and fixtures.........................................................      3,563      3,728       3,791
  Office and computer equipment..................................................      5,244      7,593       8,035
  Work in progress and raw materials inventory...................................      3,759      3,259       6,806
                                                                                   ---------  ---------  -----------
                                                                                      93,643    104,691     123,278
    Less accumulated depreciation and amortization...............................     38,620     47,982      55,652
                                                                                   ---------  ---------  -----------
                                                                                      55,023     56,709      67,626
OTHER ASSETS.....................................................................      1,964      3,950       5,072
                                                                                   ---------  ---------  -----------
    TOTAL ASSETS.................................................................  $  73,465  $  78,581   $  92,614
                                                                                   ---------  ---------  -----------
                                                                                   ---------  ---------  -----------
                                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and accrued expenses..........................................  $  10,361  $   8,596   $  10,833
  Unearned revenue...............................................................      1,622      2,195       2,478
  Income taxes payable...........................................................        857        350         105
  Current portion of long-term obligations.......................................      8,477      7,427       7,768
                                                                                   ---------  ---------  -----------
    TOTAL CURRENT LIABILITIES....................................................     21,317     18,568      21,184
LONG-TERM OBLIGATIONS............................................................     26,393     29,922      37,593
DEFERRED INCOME TAXES............................................................      4,426      5,553       6,417
                                                                                   ---------  ---------  -----------
    TOTAL LIABILITIES............................................................     52,136     54,043      65,194

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred Stock, $0.10 par value (10,000,000 shares authorized; no shares
    outstanding).................................................................     --         --          --
  Common Stock, $0.10 par value (40,000,000 shares authorized; 5,813,687,
    5,822,675 and 5,800,003 shares outstanding)..................................        581        583         585
  Treasury Stock.................................................................     --            (28)       (186)
  Additional paid-in capital.....................................................      2,843      3,096       3,343
  Stockholder notes receivable...................................................       (399)      (353)       (186)
  Stock purchase warrants........................................................        663        600         600
  Cumulative foreign currency translation adjustment.............................        780        905       1,137
  Retained earnings..............................................................     16,861     19,735      22,127
                                                                                   ---------  ---------  -----------
    TOTAL STOCKHOLDERS' EQUITY...................................................     21,329     24,538      27,420
                                                                                   ---------  ---------  -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...................................  $  73,465  $  78,581   $  92,614
                                                                                   ---------  ---------  -----------
                                                                                   ---------  ---------  -----------

                See notes to consolidated financial statements.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                            FOR THE YEARS ENDED SEPTEMBER    FOR THE NINE MONTHS
                                                                         30,                    ENDED JUNE 30,
                                                           -------------------------------  ----------------------
                                                             1994       1995       1996        1996        1997
                                                           ---------  ---------  ---------  -----------  ---------
                                                                                            (UNAUDITED)
Rental revenues..........................................  $  47,625  $  65,864  $  65,741   $  45,389   $  56,207
Product sales and services revenues......................      6,187      9,046     11,397       8,042      10,688
                                                           ---------  ---------  ---------  -----------  ---------
  TOTAL REVENUES.........................................     53,812     74,910     77,138      53,431      66,895
Rental cost..............................................     18,775     26,288     26,425      18,267      22,115
Product sales and services cost..........................      4,284      6,637      7,783       5,601       7,410
                                                           ---------  ---------  ---------  -----------  ---------
  TOTAL COST OF SALES....................................     23,059     32,925     34,208      23,868      29,525
                                                           ---------  ---------  ---------  -----------  ---------
  GROSS PROFIT...........................................     30,753     41,985     42,930      29,563      37,370
Selling, general and administrative expense..............     19,181     28,163     30,077      22,230      24,855
Research and development expense.........................      3,033      3,283      4,404       2,947       4,872
                                                           ---------  ---------  ---------  -----------  ---------
  TOTAL OPERATING EXPENSES...............................     22,214     31,446     34,481      25,177      29,727
                                                           ---------  ---------  ---------  -----------  ---------
OPERATING INCOME.........................................      8,539     10,539      8,449       4,386       7,643
Interest expense (net)...................................      1,805      2,788      3,092       2,437       2,694
                                                           ---------  ---------  ---------  -----------  ---------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY LOSS........      6,734      7,751      5,357       1,949       4,949
Income taxes.............................................      2,400      3,037      2,238         813       1,993
                                                           ---------  ---------  ---------  -----------  ---------
INCOME BEFORE EXTRAORDINARY LOSS.........................      4,334      4,714      3,119       1,136       2,956
Extraordinary loss from early extinguishment of debt (net
  of tax of $389)........................................        756     --         --          --          --
                                                           ---------  ---------  ---------  -----------  ---------
NET INCOME...............................................  $   3,578  $   4,714  $   3,119   $   1,136   $   2,956
                                                           ---------  ---------  ---------  -----------  ---------
                                                           ---------  ---------  ---------  -----------  ---------
WEIGHTED AVERAGE SHARES OUTSTANDING......................  5,771,648  5,814,014  5,911,983   5,928,266   5,818,571
                                                           ---------  ---------  ---------  -----------  ---------
                                                           ---------  ---------  ---------  -----------  ---------
NET INCOME PER SHARE.....................................  $    0.62  $    0.81  $    0.53   $    0.19   $    0.51
                                                           ---------  ---------  ---------  -----------  ---------
                                                           ---------  ---------  ---------  -----------  ---------

                See notes to consolidated financial statements.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                        (IN THOUSANDS EXCEPT SHARE DATA)

                                            PREFERRED STOCK         COMMON STOCK           TREASURY STOCK      ADDITIONAL
                                         ---------------------  ---------------------  ----------------------    PAID-IN
                                           SHARES     AMOUNT      SHARES     AMOUNT     SHARES      AMOUNT       CAPITAL
                                         ----------  ---------  ----------  ---------  ---------  -----------  -----------
BALANCE, OCTOBER 1, 1993...............      --      $  --       5,645,967  $     564     --       $  --        $   1,936
Dividends declared.....................
Shares purchased and retired...........                             (1,709)    --                                      (4)
Shares issued..........................                             47,046          5                                  97
Net effect of translation adjustment...
Adjust warrant valuation allowance.....
Net income.............................
                                         ----------  ---------  ----------  ---------  ---------       -----   -----------
BALANCE, SEPTEMBER 30, 1994............      --         --       5,691,304        569     --          --            2,029
Dividends declared.....................
Shares issued..........................                             90,328          9                                 322
Payments on stockholder notes
  receivable...........................
Issuance of stock to the ESOP and
  ESEP.................................                             32,055          3                                 492
Net effect of translation adjustment...
Adjust warrant valuation allowance.....
Net income.............................
                                         ----------  ---------  ----------  ---------  ---------       -----   -----------
BALANCE, SEPTEMBER 30, 1995............      --         --       5,813,687        581     --          --            2,843
Dividends declared.....................
Purchase of treasury stock.............                                                   (7,527)        (28)
Purchases of stock warrants............
Issuance of stock warrants.............
Payments on stockholder notes
  receivable...........................
Issuance of stock to the ESOP and
  ESEP.................................                             16,515          2                                 253
Net effect of translation adjustment...
Net income.............................
                                         ----------  ---------  ----------  ---------  ---------       -----   -----------
BALANCE, SEPTEMBER 30, 1996............      --         --       5,830,202        583     (7,527)        (28)       3,096
Dividends declared.....................
Purchase of treasury stock.............                                                  (37,637)       (158)
Payments on stockholder notes
  receivable...........................
Issuance of stock to the ESOP and
  ESEP.................................                             14,965          2                                 247
Net effect of translation adjustment...
Net income.............................
                                         ----------  ---------  ----------  ---------  ---------       -----   -----------
BALANCE, JUNE 30, 1997.................      --      $  --       5,845,167  $     585    (45,164)  $    (186)   $   3,343
                                         ----------  ---------  ----------  ---------  ---------       -----   -----------
                                         ----------  ---------  ----------  ---------  ---------       -----   -----------

                                                                     CUMULATIVE
                                                                       FOREIGN
                                          STOCKHOLDER      STOCK      CURRENCY
                                             NOTES       PURCHASE    TRANSLATION   RETAINED
                                          RECEIVABLE     WARRANTS    ADJUSTMENT    EARNINGS      TOTAL
                                         -------------  -----------  -----------  -----------  ---------
BALANCE, OCTOBER 1, 1993...............    $  --         $     480    $     651    $   9,671   $  13,302
Dividends declared.....................                                                 (315)       (315)
Shares purchased and retired...........                                                               (4)
Shares issued..........................          (99)                                                  3
Net effect of translation adjustment...                                      67                       67
Adjust warrant valuation allowance.....                         67                       (67)     --
Net income.............................                                                3,578       3,578
                                               -----         -----   -----------  -----------  ---------
BALANCE, SEPTEMBER 30, 1994............          (99)          547          718       12,867      16,631
Dividends declared.....................                                                 (604)       (604)
Shares issued..........................         (323)                                                  8
Payments on stockholder notes
  receivable...........................           23                                                  23
Issuance of stock to the ESOP and
  ESEP.................................                                                              495
Net effect of translation adjustment...                                      62                       62
Adjust warrant valuation allowance.....                        116                      (116)     --
Net income.............................                                                4,714       4,714
                                               -----         -----   -----------  -----------  ---------
BALANCE, SEPTEMBER 30, 1995............         (399)          663          780       16,861      21,329
Dividends declared.....................                                                 (648)       (648)
Purchase of treasury stock.............                                                              (28)
Purchases of stock warrants............                       (663)                      403        (260)
Issuance of stock warrants.............                        600                                   600
Payments on stockholder notes
  receivable...........................           46                                                  46
Issuance of stock to the ESOP and
  ESEP.................................                                                              255
Net effect of translation adjustment...                                     125                      125
Net income.............................                                                3,119       3,119
                                               -----         -----   -----------  -----------  ---------
BALANCE, SEPTEMBER 30, 1996............         (353)          600          905       19,735      24,538
Dividends declared.....................                                                 (564)       (564)
Purchase of treasury stock.............                                                             (158)
Payments on stockholder notes
  receivable...........................          167                                                 167
Issuance of stock to the ESOP and
  ESEP.................................                                                              249
Net effect of translation adjustment...                                     232                      232
Net income.............................                                                2,956       2,956
                                               -----         -----   -----------  -----------  ---------
BALANCE, JUNE 30, 1997.................    $    (186)    $     600    $   1,137    $  22,127   $  27,420
                                               -----         -----   -----------  -----------  ---------
                                               -----         -----   -----------  -----------  ---------

                See notes to consolidated financial statements.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                                      FOR THE YEARS ENDED SEPTEMBER    FOR THE NINE MONTHS
                                                                                   30,                    ENDED JUNE 30,
                                                                     -------------------------------  ----------------------
                                                                       1994       1995       1996        1996        1997
                                                                     ---------  ---------  ---------  -----------  ---------
                                                                                                      (UNAUDITED)
Cash flows from operating activities:
  Net income.......................................................  $   3,578  $   4,714  $   3,119   $   1,136   $   2,956
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..................................      5,876      8,436      9,869       7,393       8,490
    Amortization of note discount and deferred loan fees...........        205        186        199         149         265
    Extraordinary loss from the early extinguishment of debt.......        756     --         --          --          --
    Provision for doubtful accounts................................         67        334        348         103          94
    Deferred income taxes..........................................        958        702      1,127         (51)        864
    Loss (gain) on sale of equipment and other property............        (53)       (15)        42      --             (41)
    Cost of rental equipment rented under sales-type leases........     --            353        606      --           1,515
    Provisions for ESOP and ESEP contributions.....................     --            750        250         186         189
    Net change in assets and liabilities:
      Accounts receivable..........................................     (2,823)    (2,896)    (3,396)     (3,423)     (1,570)
      Prepaid expenses.............................................       (959)       (15)     1,060        (394)     (1,200)
      Inventory....................................................     --         (1,031)      (382)       (475)       (601)
      Other assets.................................................     (1,130)      (370)    (2,616)     (1,880)     (1,325)
      Accounts payable, accrued liabilities and income taxes
        payable....................................................      3,543      3,079     (2,726)     (1,823)      1,045
      Unearned revenue.............................................        919        286      1,031       2,365       1,291
                                                                     ---------  ---------  ---------  -----------  ---------
      Net cash provided by operating activities....................     10,937     14,513      8,531       3,286      11,972
Cash flows from investing activities:
  Capital expenditures, including rental equipment.................    (13,566)   (20,748)   (12,587)     (9,125)    (20,518)
  VLEH acquisition.................................................     (5,940)    --         --          --          --
  Proceeds from sale of equipment..................................        582        107        155      --             129
                                                                     ---------  ---------  ---------  -----------  ---------
      Net cash used in investing activities........................    (18,924)   (20,641)   (12,432)     (9,125)    (20,389)
Cash flows from financing activities:
  Proceeds from issuance of debt...................................     25,800     10,998     28,204      12,476      16,967
  Principal payments on debt.......................................    (12,525)    (3,926)   (24,601)     (8,869)     (8,127)
  Proceeds from issuance of distributor advances...................        997      2,168      1,745       1,306         604
  Principal payments on distributor advances.......................     (4,200)    (1,362)    (1,894)     (1,322)     (1,254)
  Proceeds from payments on stockholder notes receivable...........     --             33         46          38         166
  Proceeds from issuance of common stock...........................        102     --         --          --          --
  Prepayment penalty from early extinguishment of debt.............       (500)    --         --          --          --
  Purchase of common stock.........................................         (4)    --         --          --          --
  Purchase of treasury stock.......................................     --         --            (28)     --            (158)
  Purchase of stock warrant........................................     --         --           (260)     --          --
  Dividends paid...................................................       (315)      (604)      (648)       (568)       (564)
                                                                     ---------  ---------  ---------  -----------  ---------
      Net cash provided by financing activities....................      9,355      7,307      2,564       3,061       7,634
Effect on cash from foreign currency translation adjustment........         99       (624)        (3)         47        (500)
                                                                     ---------  ---------  ---------  -----------  ---------
Net increase (decrease) during the period..........................      1,467        555     (1,340)     (2,731)     (1,283)
Cash, beginning of period..........................................      1,951      3,418      3,973       3,973       2,633
                                                                     ---------  ---------  ---------  -----------  ---------
Cash, end of period................................................  $   3,418  $   3,973  $   2,633   $   1,242   $   1,350
                                                                     ---------  ---------  ---------  -----------  ---------
                                                                     ---------  ---------  ---------  -----------  ---------
Supplemental Cash Flow Information
-------------------------------------------------------------------
  Cash paid for interest expense...................................  $   1,812  $   2,905  $   3,234   $   2,564   $   2,956
  Cash paid for income taxes.......................................  $   1,111  $   1,752  $   1,528   $   1,470   $   1,765
  Non-cash transactions:
    Acquisition of property under capital leases...................  $     302  $  --      $  --       $  --       $  --
    Warrants issued................................................  $  --      $  --      $     600   $  --       $  --
    Warrant retired................................................  $  --      $  --      $    (403)  $  --       $  --


                See notes to consolidated financial statements.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (UNAUDITED AS TO THE NINE MONTHS ENDED JUNE 30, 1996)

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE A--ORGANIZATION:

    Vari-Lite International, Inc. and subsidiaries (herein referred to as "the Company") is a leading international provider of proprietary automated lighting systems and related services to the entertainment industry, servicing markets such as concert touring, theatre, television and film and corporate events.

    On March 31, 1994, the Company formed Vari-Lite Europe Holdings Limited ("VLEH") to acquire the net assets, consisting primarily of equipment and property, and the operations of three London-based companies, which were in the business of providing lighting services and stage and stage set design and construction services. The total purchase price, including related acquisition and financing costs was approximately $6,000, which was funded with a portion of the proceeds from the Company's Credit Facility (see Note E). The acquisition was accounted for using the purchase method of accounting, and accordingly, the purchase price was allocated to the tangible assets acquired and liabilities assumed based upon a determination of their fair values at the acquisition date. The results of operations of VLEH have been included in the consolidated financial statements since the date of the VLEH acquisition.

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    PRINCIPLES OF CONSOLIDATION AND USE OF ESTIMATES

    The consolidated financial statements of Vari-Lite International, Inc. includes the accounts of its wholly-owned subsidiaries Vari-Lite, Inc., Showco, Inc., Irideon, Inc., IGNITION! Creative Group, Inc., Concert Production Lighting, Inc., Vari-Lite Asia, Inc. (a Japanese corporation), Vari-Lite Hong Kong Limited and VLEH and its subsidiaries. All material intercompany transactions and balances have been eliminated.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements. Actual results could differ from these estimates.

    INTERIM FINANCIAL STATEMENTS

    The consolidated statements of income, stockholders' equity and cash flows for the nine months ended June 30, 1996, have been prepared by the Company without audit. In the opinion of management, all adjustments (which included only normal, recurring adjustments) necessary to present fairly the results of operations and cash flows for the nine months ended June 30, 1996, have been made. The results of operations for the nine months ended June 30, 1997, are not necessarily indicative of the results to be expected for the full year.

    INTEREST RATE SWAP AGREEMENTS

    The Company uses interest rate swap agreements to reduce risks associated with variable interest rates and does not enter into such transactions for speculative or trading purposes. The net interest received or paid on interest rate swap agreements is reflected as income or expense of the relevant hedged position. Gains and losses resulting from the termination of interest rate swap agreements are recognized in the period of sale.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

             (UNAUDITED AS TO THE NINE MONTHS ENDED JUNE 30, 1996)

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company has certain financial instruments consisting primarily of cash, accounts and lease receivables, debt and long-term obligations and interest rate swap agreements. The carrying values of substantially all of the financial instruments approximate their respective fair values.

    INVENTORY

    Inventories are stated at the lower of cost (first-in, first-out method) or market. Market for raw materials is based on replacement costs and for other inventory classifications on net realizable value. Appropriate consideration is given to deterioration, obsolescence and other factors in evaluating net realizable value.

    EQUIPMENT AND OTHER PROPERTY

    Equipment and other property are stated at cost or, in the case of capitalized leases, at the lower of the present value of future lease payments or the fair value of the equipment. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the various classes of equipment and other property. In 1996, management reevaluated the estimated useful lives of the Company's lighting equipment and accordingly lengthened the lives of certain lighting equipment to correspond with the anticipated revenue of the equipment.

    LONG-LIVED ASSETS

    As required by Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for Long-Lived Assets," the Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the assets' carrying value unlikely. An impairment loss would be recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset. No such impairment losses have been identified by the Company.

    OTHER ASSETS

    The Company capitalizes and includes in other assets deferred financing costs and the costs of acquiring patents and trademarks on its products. Deferred financing costs are amortized over the term of the related debt. Amortization on patents and trademarks is computed on the straight-line basis over the lives of the patents or trademarks or the period of expected benefit. In addition, the Company capitalizes legal costs associated with the pursuit of third parties for infringement of certain of the Company's patents, copyrights and trademarks when the Company is successful, or management believes it will be successful, and that these costs will be recovered pursuant to SFAS No. 121. These costs are amortized over the lives of the applicable patents, copyrights and trademarks.

    REVENUE RECOGNITION

    Revenues related to equipment rental and services are recognized as earned over the terms of the contracts. Revenues from long-term leases classified as sales-type leases are recognized upon delivery and installation of the equipment. Revenues related to the sale of architectural products are recognized upon shipment of the equipment. In 1995, one customer accounted for 11.9% of the Company's revenues. No other customer accounted for more than 10% of the Company's revenues during any of the three years in the period ended September 30, 1996 or the nine months ended June 30, 1997.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

             (UNAUDITED AS TO THE NINE MONTHS ENDED JUNE 30, 1996)

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    RESEARCH AND DEVELOPMENT

    Costs incurred in connection with the development of new products are considered research and development costs and are charged to operations as incurred.

    INCOME TAXES

    The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes," and files a consolidated federal income tax return. Deferred tax assets and liabilities are recorded based on the difference between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Provision is made for deferred taxes relating to temporary differences in the recognition of income and expense for financial reporting and for income tax purposes.

    FOREIGN CURRENCY TRANSLATION

    In accordance with SFAS No. 52, "Foreign Currency Translation," the asset and liability accounts of the Company's non-U.S. subsidiaries are translated into U.S. dollars using rates of exchange in effect at the balance sheet date. Revenues and expenses are translated at exchange rates which approximate the average rates prevailing during the year. The cumulative translation gains and losses are included in stockholders' equity.

    NET INCOME PER SHARE

    Net income per share is calculated by dividing net income by the weighted average shares outstanding for the applicable period. Common stock equivalents, including warrants and options, are included, to the extent considered dilutive, using the treasury stock method and are assumed to be outstanding for the full period in the period of issuance.

    NEW ACCOUNTING PRONOUNCEMENTS

    In October 1995, the Financial Accounting Standards Board ("the FASB") issued SFAS No. 123, "Accounting for Stock-Based Compensation," which is effective for fiscal years ending after December 15, 1995. Management intends to implement only the disclosure requirements of such statement for employee stock-based compensation. However, the accounting provisions of this statement will be required to be implemented upon the future issuance of non-employee stock-based compensation. The Company does not believe that there will be a material impact to the historically reported net income per share upon the implementation of this statement.

    In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share," which is effective for financial statements for both interim and annual periods ending after December 15, 1997. Implementation of SFAS No. 128 will have no effect on the Company's results of operations, financial position or cash flows but will require a change in the calculation of earnings per share. The Company does not believe that there will be a material impact to the reported amount of earnings per share upon the implementation of this statement.

    In February 1997, the FASB issued SFAS No. 129, "Capital Structure," which is effective for financial statements for periods ending after December 15, 1997. Implementation of SFAS No. 129 will have no effect on the Company's results of operations, financial position or cash flows.

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events from nonowner sources. SFAS No. 130 will

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

             (UNAUDITED AS TO THE NINE MONTHS ENDED JUNE 30, 1996)

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE B--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) require that changes in the balances of items that are reported directly in a separate component of stockholders' equity (such as unrealized gains and losses and minimum pension liability adjustments) be added to net income to arrive at comprehensive income. Implementation of SFAS No. 130 will have no effect on the Company's results of operations, financial position or cash flows, but will require additional footnote disclosures presenting the Company's comprehensive income.

    In June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which is effective for financial statements for periods beginning after December 15, 1997. Implementation of SFAS No. 131 will have no effect on the Company's results of operations, financial position or cash flows, but may require a change in the disclosures regarding the Company's operating segments.

    OTHER

    Certain reclassifications have been made to the September 30, 1994, 1995 and 1996 and the June 30, 1996 consolidated financial statements to conform to the presentation in the June 30, 1997 consolidated financial statements.

NOTE C--INVENTORY:

    Inventory consists of the following:

                                                                      SEPTEMBER 30,       JUNE 30,
                                                                   --------------------  -----------
                                                                     1995       1996        1997
                                                                   ---------  ---------  -----------
Raw materials....................................................  $     766  $   1,998   $   2,654
Work in progress.................................................        216        294         197
Finished goods...................................................      1,031        103         145
                                                                   ---------  ---------  -----------
                                                                   $   2,013  $   2,395   $   2,996
                                                                   ---------  ---------  -----------
                                                                   ---------  ---------  -----------

NOTE D--OTHER ASSETS:

    Other assets consist of the following:

                                                                      SEPTEMBER 30,       JUNE 30,
                                                                   --------------------  -----------
                                                                     1995       1996        1997
                                                                   ---------  ---------  -----------
Patents and trademarks...........................................  $     263  $   2,355   $   3,093
Deferred financing costs.........................................        947      1,432       1,436
Other, including sales-type lease receivables....................      1,239        865       1,448
                                                                   ---------  ---------  -----------
                                                                       2,449      4,652       5,977
Less accumulated amortization....................................       (485)      (702)       (905)
                                                                   ---------  ---------  -----------
                                                                   $   1,964  $   3,950   $   5,072
                                                                   ---------  ---------  -----------
                                                                   ---------  ---------  -----------

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

             (UNAUDITED AS TO THE NINE MONTHS ENDED JUNE 30, 1996)

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE D--OTHER ASSETS: (CONTINUED)
    Included in the amount of patents and trademarks are amounts capitalized by the Company relating to the High End Lawsuit, a patent infringement suit in which the Company is the plaintiff. Unless the Company receives a judgment in this litigation that the defendant has infringed at least one of its patents and the Company concludes, based on all of the facts and circumstances that such a judgment will allow it to maintain its competitive advantage provided by the infringed patents, all costs incurred by the Company related to the High End Lawsuit (including those previously capitalized) will be required to be recorded as an expense in the period that the judgment is rendered.

NOTE E--LONG-TERM OBLIGATIONS:

    Long-term obligations expressed in U.S. dollars consist of the following:

                                                                  SEPTEMBER 30,      JUNE 30,
                                                               --------------------  ---------
                                                                 1995       1996       1997
                                                               ---------  ---------  ---------
Credit Facility:
  Term loans:
    U.S. dollars.............................................  $  12,600  $  20,000  $  18,500
    British pounds sterling..................................      7,408      5,830      5,326
    Japanese yen.............................................      1,805      1,284      1,064
    Discount.................................................     --           (600)      (488)
                                                               ---------  ---------  ---------
      Net term loans.........................................     21,813     26,514     24,402

  Revolving lines of credit:
    U.S. dollars.............................................      7,000      2,184     10,200
    British pounds sterling..................................      1,346      3,052      4,328
    Japanese yen.............................................     --         --          1,410
                                                               ---------  ---------  ---------
      Total revolving lines of credit........................      8,346      5,236     15,938

Advances from distributors...................................      2,943      2,810      2,063
Obligations under capital leases with interest at 8.6% to
  10.4%, maturities through 1999.............................        530        348        201
Other........................................................      1,238      2,441      2,757
                                                               ---------  ---------  ---------
                                                                  34,870     37,349     45,361
Less current portion.........................................     (8,477)    (7,427)    (7,768)
                                                               ---------  ---------  ---------
                                                               $  26,393  $  29,922  $  37,593
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

             (UNAUDITED AS TO THE NINE MONTHS ENDED JUNE 30, 1996)

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE E--LONG-TERM OBLIGATIONS: (CONTINUED)
    The Company's Credit Facility allows borrowings up to $28,000 under a revolving line of credit. The Company incurred prepayment penalties in 1994 of $756 (net of tax benefit of $389) relating to the early extinguishment of its prior debt facility, which was expensed in the consolidated statement of income as an extraordinary loss. Loans under the revolver may be drawn in U.S. dollars, British pounds sterling or Japanese yen, subject to their availability under the Credit Facility. Interest on the term loans and the revolvers is calculated as follows:

             LOAN DENOMINATION                               INTEREST RATE
--------------------------------------------  --------------------------------------------
U.S. dollar term                              Prime rate plus 1% or LIBOR (for deposits in
                                                U.S. dollars) plus 3.5%
Multicurrency revolver                        Prime rate plus 1% for U.S. dollar
                                                borrowings and Euroyen TIBOR plus 3.5% for
                                                Japanese yen borrowings
British pounds sterling term                  LIBOR (for deposits in British pounds
                                                sterling) rate plus 2%
British pounds sterling revolver              LIBOR (for deposits in British pounds
                                                sterling) rate plus 2%
Japanese yen term                             TIBOR rate plus 2.5%

    Based on the outstanding amounts under the Credit Facility as of September 30, 1995 and 1996 and June 30, 1997, the weighted average interest rates were 10.35%, 8.69% and 8.83%, respectively.

    At September 30, 1996 and June 30, 1997, the Company had interest rate swap agreements with two of its primary lenders relating to a notional principal amount of $19,800 and $17,700, respectively, which effectively changes the Company's variable LIBOR interest rate exposure on substantially all of its U.S. dollar term borrowings to a fixed weighted average interest rate of 9.60%. The interest rate swap agreements mature on or before the maturity date of the related borrowings as follows:

                                                                      SEPTEMBER 30,  JUNE 30,
                                                                          1996         1997
                                                                      -------------  ---------
Year one............................................................    $   3,050    $   3,800
Year two............................................................        3,800        5,900
Year three..........................................................        5,450        1,000
Year four...........................................................        1,000        7,000
Year five...........................................................        6,500       --
                                                                      -------------  ---------
                                                                        $  19,800    $  17,700
                                                                      -------------  ---------
                                                                      -------------  ---------

    The Company is exposed to credit loss in the event of nonperformance by the other parties to the interest rate swap agreements. However, the Company does not anticipate nonperformance by the other parties.

    Principal payments of approximately $852 under the multicurrency term loan are due quarterly and increase to $1,102 per quarter on September 30, 1997 through the remaining term of the loan. A lump sum payment of approximately $8,355 is due June 30, 2001. Interest on outstanding term loans is due quarterly. Principal amounts outstanding under the revolving line of credit are due June 30, 2001 and interest on outstanding amounts is due monthly. Until April 1, 1998, a prepayment penalty equal to 0.25% of the amount prepaid is due and payable in connection with voluntary prepayments of the term loans.

    The Credit Facility contains compliance covenants, including requirements that the Company achieve certain financial ratios. In addition, the Credit Facility places limitations on the ability to pay stockholder distributions, make capital expenditures, incur additional indebtedness, make certain loans or investments, sell

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

             (UNAUDITED AS TO THE NINE MONTHS ENDED JUNE 30, 1996)

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE E--LONG-TERM OBLIGATIONS: (CONTINUED) assets or reacquire the Company's stock. The Company incurs a commitment fee equal to 0.5% per annum on the average daily unused portion of the revolver which is payable quarterly. Substantially all of the Company's assets, except those pledged to distributors (described below), are pledged as collateral under the Credit Facility.

    In connection with certain distributor agreements, the Company has received advances to provide the necessary funds for construction of the leased lighting systems (see Note G). The remaining balances outstanding under such borrowings at September 30, 1995 and 1996, and June 30, 1997, were $2,943, $2,810 and
$2,063, respectively. Equipment with a net book value of approximately $8,700 at June 30, 1997 ($7,500 at September 30, 1996) has been pledged to the distributors as collateral for such loans. The interest rate on substantially all the notes is variable and ranged from 3% to 7% for the years ended September 30, 1995 and 1996 and the nine months ended June 30, 1997. Substantially all the advances are nonrecourse and are repaid from the Company's portion of the rental revenue earned on the associated leases.

    Maturities of long-term obligations, including capital lease obligations, are approximately as follows:

                                                                       SEPTEMBER    JUNE 30,
                                                                        30, 1996      1997
                                                                      ------------  ---------
Year one............................................................   $    7,427   $   7,768
Year two............................................................        5,204       5,353
Year three..........................................................        4,872       4,762
Year four...........................................................        4,225      27,478
Year five...........................................................       15,621      --
                                                                      ------------  ---------
                                                                       $   37,349   $  45,361
                                                                      ------------  ---------
                                                                      ------------  ---------

NOTE F--STOCKHOLDERS' EQUITY:


    On October 15, 1997, in conjunction with the Company's reincorporation in Delaware and an initial public offering, the Board of Directors of the Company created a new class of common stock and authorized 40,000,000 shares. As a result of the reincorporation, stockholders will receive 3.76368 shares of common stock for each share of the Company's Class A common stock and Class B common stock held by the stockholders. Share amounts and the weighted average shares outstanding for all periods presented give retroactive effect to the recapitalization of the common stock. In addition, the Company authorized 10,000,000 shares of preferred stock which the Company's Board of Directors may issue for such consideration and on such terms as it deems desirable, including with voting and conversion rights that could adversely affect the holders of common stock.


    In connection with a prior debt facility, the Company and a lender entered into a warrant purchase agreement, which granted the lender a warrant to purchase shares of Common Stock. The Company initially allocated $400 of the proceeds under this facility to the warrant and in subsequent years increased such warrant value to an amount equal to the warrant valuation (as defined). During 1996, the Company repurchased the warrant from the holder for $260.

    In July 1996, in connection with an amendment to the Company's Credit Facility, the Company issued warrants to purchase up to 242,233 shares of Common Stock at an exercise price based on the Company's earnings as defined in the warrant agreement ($11.53 per share). After December 31, 2001, and through the warrant expiration date of December 31, 2004, the warrant holders may put the shares of Common Stock issuable pursuant to the warrants back to the Company at the price specified in the warrant agreement. This put right will terminate upon the occurrence of certain events, including completion of this initial public offering. The terms of the warrants also provide for registration rights and adjustments to the price and number of shares in certain circumstances. As of September 30, 1996 and June 30, 1997, no warrants had been exercised.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

             (UNAUDITED AS TO THE NINE MONTHS ENDED JUNE 30, 1996)

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE G--LEASES:

    As lessor, the Company has agreements whereby it has leased certain lighting equipment to various distributors. These agreements are accounted for as operating leases. Under the terms of these agreements, these distributors have the exclusive right for a specified time period to market the lighting equipment by subrental within defined territories. The distributors' lease payments to the Company are based on a pre-determined percentage of the gross rental revenue received by the distributors from their subrental of the lighting equipment and amounted to approximately $2,864, $3,797, $4,893, $3,778 and $3,576 for the
years ended September 30, 1994, 1995 and 1996, and for the nine months ended June 30, 1996 (unaudited) and 1997, respectively. The lighting equipment under these leasing arrangements had a net book value of approximately $7,552, $7,473 and $8,736 at September 30, 1995 and 1996, and June 30, 1997, respectively.

    The Company is also the lessor under sales-type leases. Leases classified as sales-type leases generally stipulate that all lease payments be made within 30 days of the commencement of the lease term; however, the Company has also entered into certain sales-type leases that allow for periodic payment throughout the term of the lease. The Company recorded revenues of $4,427, $9,914, $4,544, $2,318 and $6,009 and cost of products and services of $1,465, $3,422, $2,223, $1,023 and $2,054 for the years ended September 30, 1994, 1995 and 1996, and the nine months ended June 30, 1996 (unaudited) and 1997, respectively, related to sales-type leases.

    Equipment under leases which do not qualify as sales-type leases, including distributor leases and dealer leases, are accounted for as operating leases. Under dealer leases, dealers receive exclusive rights to subrent the Company's lighting equipment in a certain geographic area. The Company provides the lighting equipment to the dealers, who pay a monthly rental fee to the Company.

    Future minimum lease payments receivable, including those which relate to sales-type leases and are included in other assets, are as follows:

                                                    SALES-TYPE                    OPERATING
                                          ------------------------------  --------------------------
                                           SEPTEMBER 30,                  SEPTEMBER 30,   JUNE 30,
                                               1996        JUNE 30, 1997      1996          1997
                                          ---------------  -------------  -------------  -----------
Year one................................     $     344       $     181      $     929     $   1,798
Year two................................           303             102            920         1,830
Year three..............................           151          --                785         1,577
Year four...............................        --              --                519         1,329
Year five...............................        --              --                209         1,089
Thereafter..............................        --              --                 20            19
                                                 -----           -----         ------    -----------
Total minimum lease payments............           798             283      $   3,382     $   7,642
                                                                               ------    -----------
                                                                               ------    -----------
Less amount representing interest.......          (105)            (28)
                                                 -----           -----
Present value of net minimum lease
  payments..............................           693             255
Less current portion....................          (279)           (177)
                                                 -----           -----
Long-term lease receivables.............     $     414       $      78
                                                 -----           -----
                                                 -----           -----

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

             (UNAUDITED AS TO THE NINE MONTHS ENDED JUNE 30, 1996)

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE G--LEASES: (CONTINUED)
    AS LESSEE

    The Company leases certain computers and equipment. The following is a summary of assets held under capital leases:

                                                             SEPTEMBER 30,      JUNE 30,
                                                          --------------------  ---------
                                                            1995       1996       1997
                                                          ---------  ---------  ---------
Computers and equipment under capital leases............  $   2,563  $   2,563  $   2,563
Less accumulated depreciation...........................     (2,014)    (2,144)    (2,241)
                                                          ---------  ---------  ---------
Property under capital leases, net......................  $     549  $     419  $     322
                                                          ---------  ---------  ---------
                                                          ---------  ---------  ---------

    The Company also leases manufacturing facilities and office space. The future minimum lease payments, including those which relate to capital leases and are included in long-term obligations, are as follows:

                                                       CAPITAL                     OPERATING
                                             ----------------------------  --------------------------
                                              SEPTEMBER 30,    JUNE 30,    SEPTEMBER 30,   JUNE 30,
                                                  1996           1997          1996          1997
                                             ---------------  -----------  -------------  -----------
1997.......................................     $     223      $     136     $   1,109     $   1,132
1998.......................................            99             63           897           802
1999.......................................            44         --               527           454
2000.......................................        --             --               400           243
2001.......................................        --             --            --            --
                                                    -----          -----        ------    -----------
Total minimum lease payments...............           366            199     $   2,933     $   2,631
                                                                                ------    -----------
                                                                                ------    -----------
Less amount representing interest..........           (18)           (14)
                                                    -----          -----
Present value of net minimum lease
  payments.................................           348            185
Less current portion.......................          (200)          (134)
                                                    -----          -----
Long-term lease obligations................     $     148      $      51
                                                    -----          -----
                                                    -----          -----

    Rental expense for the years ended September 30, 1994, 1995 and 1996, and the nine months ended June 30, 1996 (unaudited) and 1997 was approximately $1,347, $1,957, $2,397, $1,760 and $1,956, respectively.

    In December 1995, the Company entered into a lease with an unaffiliated developer ("Lessor") for land to be used as the site for a new corporate facility. After the initial lease term ending in December 2000, the lease may be renewed for up to six additional five-year terms by agreement of the parties. If the lease is not renewed or is otherwise terminated, the Company may be required to make a residual termination payment equal to 85% of the $3,600 paid by the Lessor to acquire the land. In addition, the Company has an option to purchase the land at the end of the initial term or at any time during the renewal terms for a price equal to the Lessor's cost. Rent payable under the lease is based upon the $3,600 spent by the Lessor to acquire the land and the Lessor's cost of funds from time to time. At September 30, 1996 and June 30, 1997, the Company had an interest rate swap agreement with one of its primary lenders relating to a notional amount of $3,600, which effectively changes the Company's variable rent exposure on this lease to a fixed annual amount of $388. This interest rate swap

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

             (UNAUDITED AS TO THE NINE MONTHS ENDED JUNE 30, 1996)

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE G--LEASES: (CONTINUED)
agreement matures in October 2000. The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreement. However, the Company does not anticipate nonperformance by the other party. Future minimum rental commitments and rent expense for the year ended September 30, 1996, and the nine months ended June 30, 1996 (unaudited) and 1997, have been included in the amounts above.

NOTE H--INCOME TAXES:

    The provision for income taxes consists of the following:

                                                                         SEPTEMBER 30,                   JUNE 30,
                                                                -------------------------------  ------------------------
                                                                  1994       1995       1996                      1997
                                                                ---------  ---------  ---------      1996       ---------
                                                                                                 -------------
                                                                                                  (UNAUDITED)
Current:
  U.S. Federal................................................  $   1,273  $   1,289  $     100    $      87    $     104
  State.......................................................     --            217         54           46            3
  International...............................................        169        829        957          731          976
Deferred:
  U.S. Federal................................................        860        906        992          (50)         765
  State.......................................................         20        217        135           (1)         145
  International...............................................         78       (421)    --           --           --
                                                                ---------  ---------  ---------          ---    ---------
                                                                $   2,400  $   3,037  $   2,238    $     813    $   1,993
                                                                ---------  ---------  ---------          ---    ---------
                                                                ---------  ---------  ---------          ---    ---------

    A reconciliation of income taxes computed at the U.S. Federal statutory tax rate to the provision for income tax is as follows:

                                                                         SEPTEMBER 30,                   JUNE 30,
                                                                -------------------------------  ------------------------
                                                                  1994       1995       1996                      1997
                                                                ---------  ---------  ---------      1996       ---------
                                                                                                 -------------
                                                                                                  (UNAUDITED)
Income tax expense at U.S. Federal statutory rate.............  $   2,289  $   2,635  $   1,821    $     663    $   1,683
Cumulative effect of change in accounting principle...........         90     --         --           --           --
International taxes...........................................        119        153        255           93          198
State taxes...................................................     --            434        189           69           94
Foreign and general business tax credits......................       (128)      (300)      (100)      --           --
Other--primarily permanent differences........................         30        115         73          (12)          18
                                                                ---------  ---------  ---------          ---    ---------
                                                                $   2,400  $   3,037  $   2,238    $     813    $   1,993
                                                                ---------  ---------  ---------          ---    ---------
                                                                ---------  ---------  ---------          ---    ---------

    Deferred income taxes have been provided for the temporary differences between the financial reporting bases and the tax bases of the Company's assets and liabilities. Deferred income taxes resulted principally from the use of accelerated depreciation for tax purposes and straight-line depreciation for financial reporting purposes.

    In 1995 and 1996 and for the nine months ended June 30, 1996 (unaudited) and 1997, there was no valuation allowance at the beginning or end of the respective fiscal period.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

             (UNAUDITED AS TO THE NINE MONTHS ENDED JUNE 30, 1996)

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE H--INCOME TAXES: (CONTINUED)
    For tax purposes, the Company has approximately $2,200 of foreign tax credits that expire in 1997 through 2001. In addition, approximately $507 of alternative minimum tax credits (which do not expire) is available to offset future regular tax liability. The benefit of this tax credit carryforward has been recognized for financial statement purposes as part of deferred taxes.

    International income taxes relate to the results of operations of the wholly-owned subsidiaries, Vari-Lite Asia, Inc., Vari-Lite Hong Kong Limited and VLEH, as well as to withholding taxes on revenue generated by the Company's foreign distributors.

NOTE I--EMPLOYEE BENEFIT PLANS:

    The Company has a defined contribution 401(k) plan in which substantially all its U.S. employees can elect to be participants. Under the terms of the 401(k) plan, employees can defer up to 20% of their earnings up to the permitted maximum as defined by IRS regulations. The Company matches 50% of the employee's contribution up to 5% of the employee's earnings during the plan year. During the years ended September 30, 1994, 1995 and 1996, and for the nine months ended June 30, 1996 (unaudited) and 1997, the Company's cost to match employee contributions was approximately $150, $300, $242, $195 and $193, respectively.

    Substantially all employees of VLEH may elect to be participants in the Vari-Lite Europe Pension Plan. The plan is a defined contribution plan under which employees may contribute up to 3% of their base salaries. The Company makes contributions at a rate of 200% of the employee contributions, with additional contributions made for certain key employees. The Company incurred costs of $46, $140, $156, $114 and $150, representing matching contributions for the years ended September 30, 1994, 1995 and 1996, and for the nine months ended June 30, 1996 (unaudited) and 1997, respectively.

    The Company adopted an employee stock ownership plan ("ESOP"), effective January 1, 1995, in which its U.S. employees are eligible to participate after completing one year of service, attaining age twenty-one and being a participant making elective deferrals in the Company's 401(k) Plan. Each year the Company may make discretionary contributions of stock to the ESOP as determined by the Board of Directors or a committee thereof. Participants' interests in the ESOP are distributed in the form of cash or stock upon normal retirement, disability, death or at a specific time after any other termination of employment.

    The Company adopted an employee stock equivalence plan ("ESEP") for the non-U.S. subsidiaries, effective January 1, 1995, in which its employees are eligible to participate after completing one year of service, attaining age twenty-one and for London-based employees, participating in the VLEH Pension Plan. Each year the Company may make discretionary contributions of stock to the ESEP as determined by the Board of Directors or a committee thereof. Participants' interests in the ESEP are distributed in the form of cash upon normal retirement, disability, death or at a specific time after any other termination of employment.

    The Company contributed to the ESOP and ESEP an aggregate of 48,570 and 14,965 shares of Common Stock for fiscal 1995 and 1996, respectively, which were valued at $750 and $250, respectively. Such shares are included as outstanding for purposes of calculating net income per share. Dividends on these shares have been recorded as a reduction to retained earnings. For contributions of Common Stock to the ESOP and ESEP for fiscal 1997, the Company has accrued $189 through June 30, 1997.

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

             (UNAUDITED AS TO THE NINE MONTHS ENDED JUNE 30, 1996)

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE J--OPERATIONS BY GEOGRAPHIC AREA:

    The income statement and balance sheet information by geographic area is summarized in the following table:

                                                         UNITED
                                                         STATES       ASIA      EUROPE    INTERCOMPANY     TOTAL
                                                      ------------  ---------  ---------  -------------  ---------
September 30, 1994
----------------------------------------------------
Net Revenues........................................   $   37,903   $   7,141  $  12,744    $  (3,976)   $  53,812
Net Income..........................................        3,280          51        247       --            3,578

September 30, 1995
----------------------------------------------------
Net Revenues........................................   $   43,443   $   9,779  $  25,337    $  (3,649)   $  74,910
Net Income..........................................        3,381         773        560       --            4,714

September 30, 1996
----------------------------------------------------
Net Revenues........................................   $   45,253   $  11,401  $  26,584    $  (6,100)   $  77,138
Net Income..........................................        1,590       1,153        376       --            3,119

June 30, 1996 (unaudited)
----------------------------------------------------
Net Revenues........................................   $   31,824   $   7,524  $  18,313    $  (4,230)   $  53,431
Net Income..........................................          584         560         (8)      --            1,136

June 30, 1997
----------------------------------------------------
Net Revenues........................................   $   40,364   $   9,336  $  23,232    $  (6,037)   $  66,895
Net Income..........................................        1,643         924        389       --            2,956

                                                         UNITED
                                                         STATES       ASIA      EUROPE    INTERCOMPANY     TOTAL
                                                      ------------  ---------  ---------  -------------  ---------
September 30, 1994
----------------------------------------------------
Assets..............................................   $   53,317   $   5,349  $  13,068   $   (14,511)  $  57,223
Liabilities.........................................       33,589       2,545     11,691        (7,233)     40,592

September 30, 1995
----------------------------------------------------
Assets..............................................   $   69,180   $   5,698  $  15,591   ($   17,004)  $  73,465
Liabilities.........................................       46,462       3,191     13,522       (11,039)     52,136

September 30, 1996
----------------------------------------------------
Assets..............................................   $   70,060   $   4,760  $  13,529   ($    9,768)  $  78,581
Liabilities.........................................       45,623       2,486     10,838        (4,904)     54,043

June 30, 1996 (unaudited)
----------------------------------------------------
Assets..............................................   $   69,076   $   6,205  $  15,440   $   (12,639)  $  78,082
Liabilities.........................................       46,542       3,330     12,947        (6,673)     56,146

June 30, 1997
----------------------------------------------------
Assets..............................................   $   80,977   $   5,297     17,768   $   (11,428)  $  92,614
Liabilities.........................................       55,496       1,808     14,454        (6,564)     65,194

                 VARI-LITE INTERNATIONAL, INC. AND SUBSIDIARIES

             (UNAUDITED AS TO THE NINE MONTHS ENDED JUNE 30, 1996)

                        (IN THOUSANDS EXCEPT SHARE DATA)

NOTE K--RELATED PARTY TRANSACTIONS:

    Certain directors provided consulting services to the Company and received fees totaling approximately $94, $144, $220, $165 and $165 for the years ended September 30, 1994 and 1995 and 1996 and for the nine months ended June 30, 1996 (unaudited) and 1997, respectively.

    At September 30, 1996 and June 30, 1997, the Company had notes receivable from stockholders totaling $353 and $186, respectively, related to common stock purchases. The notes bear interest at various rates, mature at various times, and are collateralized by 88,446 shares of common stock.

    The Company received from a stockholder of the Company $1,500, $900, $0 and $1,942 in the years ended September 30, 1994, 1995 and 1996 and the nine months ended June 30, 1997, respectively, for the rental of automated lighting products and other services.

NOTE L--QUARTERLY RESULTS OF OPERATIONS (UNAUDITED):

    The following summarizes the unaudited quarterly results of operations for the years ended September 30, 1995 and 1996, and the nine months ended June 30, 1997:

                                                                          YEAR ENDED SEPTEMBER 30, 1995
                                                                --------------------------------------------------
                                                                DECEMBER 31    MARCH 31     JUNE 30   SEPTEMBER 30
                                                                ------------  -----------  ---------  ------------
Revenues......................................................   $   18,648    $  17,234   $  19,314   $   19,714
Income before income taxes....................................        3,670        1,277       1,533        1,271
Net income....................................................        2,232          777         932          773
Net income per share..........................................         0.38         0.14        0.16         0.13


                                                                          YEAR ENDED SEPTEMBER 30, 1996
                                                                --------------------------------------------------
                                                                DECEMBER 31    MARCH 31     JUNE 30   SEPTEMBER 30
                                                                ------------  -----------  ---------  ------------
Revenues......................................................   $   16,791    $  16,995   $  19,645   $   23,707
Income before income taxes....................................          359          113       1,476        3,409
Net income....................................................          209           66         861        1,983
Net income per share..........................................         0.03         0.01        0.15         0.34

                                                                          YEAR ENDED SEPTEMBER 30, 1997
                                                                --------------------------------------------------
                                                                DECEMBER 31    MARCH 31     JUNE 30   SEPTEMBER 30
                                                                ------------  -----------  ---------  ------------
Revenues......................................................   $   22,326    $  22,384   $  22,185
Income before income taxes....................................        1,551        1,372       2,026
Net income....................................................          926          820       1,210
Net income per share..........................................         0.16         0.14        0.21

                              [INSIDE BACK COVER]

LOOKING AHEAD . . .

Vari-Lite International has incorporated its                  [Picture of LAX
VARI*LITE-Registered Trademark- technology into its new       Building]
Irideon-Registered Trademark- equipment for the
architectural market. A growing product line of interior and exterior fixtures and control systems bring the trademark
excellence of our stage and studio lighting systems to the
spaces where we live, work and enjoy our lives.
                                                              Long a Los
                                                              Angeles landmark,
                                                              the LAX Themed
                                                              Building has been
                                                              stunningly relit
                                                              with
                                                              Irideon-Registered Trademark-
                                                              fixtures.
                                                              [Picture of LAX
                                                              Building]
[Picture of VL6-TM- spot luminaire]                           [Picture of LAX
                                                              Building]
[Picture of VL5-TM- wash luminaire]
[Picture of mini-Artisan-Registered Trademark-2 console]
                   [Picture of engineer developing product]

The compact virtually silent Series 300-TM- products          Vari-Lite
[VL6-TM- spot luminaire (top), VL5-TM- wash luminaire         International has
(middle), and mini-Artisan-Registered Trademark-2 console     protected its
(bottom)] have broadened the appeal of                        investment in
VARI*LITE-Registered Trademark- products in many markets.     research and
-C-Copyright 1997 Vari-Lite, Inc. All rights reserved.        development with
VARI*LITE-Registered Trademark- and                           an aggressive
mini-Artisan-Registered Trademark- are registered trademarks  intellectual
of Vari-Lite, Inc. VL5-TM-, VL6-TM-, Series 300-TM- are       property program.
trademarks of Vari-Lite, Inc. Irideon-Registered Trademark-   It has been
is a registered trademark of Irideon, Inc. in the U.S. and    granted more than
other countries. The Vari-Lite International Globe is a       25 U.S. patents
trademark of Vari-Lite International, Inc.                    and more than 110
Emmy-Registered Trademark- and the Emmy Statuette are         foreign patents.
registered trademarks of ATAS/NATAS.
Tony-Registered Trademark- is a registered trademark of The
American Theater Wing and The League of American Theaters
and Producers, Inc. Vari-Lite, Inc. products are protected
by patents granted and pending in the U.S. and other
countries.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              -------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................    7
Use of Proceeds...........................................................   12
Dividend Policy...........................................................   12
Dilution..................................................................   13
Capitalization............................................................   14
Selected Consolidated Financial Data......................................   15
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   16
Business..................................................................   26
Management................................................................   38
Principal Stockholders....................................................   48
Selling Stockholders......................................................   49
Description of Capital Stock..............................................   50
Shares Eligible for Future Sale...........................................   53
Underwriting..............................................................   54
Legal Matters.............................................................   56
Experts...................................................................   56
Additional Information....................................................   56
Index to Consolidated Financial Statements................................  F-1

                              -------------------

    UNTIL                 , 1997 (25 DAYS AFTER COMMENCEMENT OF THE OFFERING),
ALL DEALERS EFFECTING TRANSAC-
TIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                2,000,000 SHARES

                                      [LOGO]
                            VARI-LITE INTERNATIONAL

                                  COMMON STOCK

                               -----------------

                                   PROSPECTUS

                               -----------------

                           A.G. EDWARDS & SONS, INC.
                            EVEREN SECURITIES, INC.

                                             , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The Registrant estimates that expenses to be paid by the Company in connection with the offering described in this Registration Statement will be as follows. All of the amounts except the SEC registration fee, the NASD fee and the Nasdaq National Market listing fee are estimates.

ITEM                                                                                  AMOUNT
----------------------------------------------------------------------------------  ----------
SEC registration fee..............................................................  $    9,410
NASD fee..........................................................................       3,605
Nasdaq National Market listing fee................................................      37,000
Legal fees and expenses...........................................................     200,000
Accounting fees and expenses......................................................     200,000
Printing expenses.................................................................     100,000
Fees and expenses for qualification under state securities laws (including legal
  fees)...........................................................................       5,000
Transfer agent's and registrar's fees and expenses................................      20,000
Miscellaneous.....................................................................     149,985
                                                                                    ----------
  Total...........................................................................  $  725,000*
                                                                                    ----------
                                                                                    ----------

-------

* None of this amount is to be borne by the Selling Stockholders.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Registrant is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person against expenses, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

    As permitted by the Delaware General Corporation Law, the Certificate of Incorporation provides that the directors and officers of the Registrant shall be indemnified by the Registrant against certain liabilities that those persons may incur in their capacities as directors or officers. The Certificate of Incorporation eliminates the liability of directors of the Registrant, under certain circumstances, to the maximum extent permitted by the Delaware General Corporation Law. See "Description of Capital Stock--Special Provisions of the Certificate of Incorporation and By-Laws" included in the Prospectus.

    The Company has entered into Indemnification Agreements with the directors and officers of the Company and its subsidiaries pursuant to which the Company has agreed to indemnify such individuals to the fullest extent authorized by the Delaware General Corporation Law.

    The Underwriting Agreement filed as Exhibit 1.1 hereto contains reciprocal agreements of indemnity between the Registrant and the Underwriters as to certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and in certain circumstances provides for indemnification of the Registrant's directors and officers.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    Since August 31, 1994 the Registrant has issued and sold the following securities (all such amounts having been adjusted to reflect the reincorporation of the Registrant as a Delaware corporation pursuant to a merger with Vari-Lite International, Inc., a Texas corporation ("Vari-Lite Texas"), which will be effected immediately prior to the consummation of the Offering and pursuant to which the two classes of Common Stock of Vari-Lite Texas will be converted into the Registrant's Common Stock on a 3.76368-for-one basis) without registration under the Securities Act (none of which sales were underwritten):

    On September 28, 1994, the Registrant issued 18,818 shares of Common Stock at a purchase price of $2.49 per share to Michael P. Herman, an officer and employee of the Registrant. Exemption from registration was claimed under
Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

    On March 31, 1995, the Registrant issued 9,409 shares of Common Stock at a purchase price of $3.40 per share to Brian L. Croft, an officer and employee of a subsidiary of the Registrant. Exemption from registration was claimed under
Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

    On September 15, 1995, the Registrant issued 3,764, 3,764, 7,527, 9,409,
9,409, 9,409 and 37,637 shares of Common Stock at a purchase price of $3.69 per share to Richard W. Bratcher, Jr., Howard Page, T. Clay Powers, Loren J. Haas, Janis C. Pestinger, J. Scott Thompson and James E. Kinnu, respectively. Mr. Kinnu was an officer and employee of the Registrant. Messrs. Powers, Thompson, Bratcher and Haas and Ms. Pestinger are officers and employees of subsidiaries of the Registrant and Mr. Page is an employee of a subsidiary of the Registrant. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

    On September 29, 1995, the Registrant issued 32,055 shares to Overton Bank and Trust, N.A., as trustee of the Vari-Lite International, Inc. Employees' Stock Ownership Plan ("ESOP"), as the Registrant's discretionary contribution in the amount of $494,995.26, or $15.44 per share, to the ESOP for the 1995 calendar plan year. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

    On July 31, 1996, the Registrant issued warrants to purchase 242,233 shares of Common Stock at an exercise price of $11.53 per share (determined on September 30, 1996) to certain members of the Company's bank syndicate. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

    On September 30, 1996, the Registrant issued 16,082 shares to Bank of Butterfield International (Cayman) Ltd., as trustee of the Vari-Lite International, Inc. Employees' Stock Equivalence Plan ("ESEP"), as the Registrant's discretionary contribution in the amount of $248,340.35, or $15.44 per share, to the ESEP for the 1995 calendar plan year. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

    On September 30, 1996, the Registrant issued 433 shares to Overton Bank and Trust, N.A., as trustee of the ESOP, as the Registrant's additional discretionary contribution in the amount of $6,683.63, or $15.44 per share, to the ESOP for the 1995 calendar plan year. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

    On June 30, 1997, the Registrant issued 10,456 shares to Overton Bank and Trust, N.A., as trustee of the ESOP, as the Registrant's discretionary contribution in the amount of $174,652.86, or $16.70 per share, to the ESOP for the 1996 calendar plan year. Exemption from registration was claimed under
Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

    On June 30, 1997, the Registrant issued 4,509 shares to Bank of Butterfield International (Cayman) Ltd., as trustee of the ESEP, as the Registrant's discretionary contribution in the amount of $75,318.26, or $16.70 per share, to the ESEP for the 1996 calendar plan year. Exemption from registration was claimed under Section 4(2) of the Securities Act regarding transactions by an issuer not involving any public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a)  Exhibits

EXHIBIT NO.                                                       DESCRIPTION
-----------             ------------------------------------------------------------------------------------------------
      1.1           --  Form of Underwriting Agreement

      3.1           --  Certificate of Incorporation of the Registrant

      3.2           --  By-Laws of the Registrant

      4.1           --  Form of certificate representing shares of the Registrant's Common Stock

      4.2           --  Warrant Agreement, dated as of July 31, 1996, among the Registrant, Brown Brothers Harriman &
                          Co., NBD Bank, SunTrust Bank, Atlanta (formerly known as Trust Company Bank) and Comerica
                          Bank--Texas

      5.1           --  Legal Opinion of Gardere & Wynne, L.L.P. regarding legality of securities being registered

     10.1           --  Employment Agreement, dated as of July 1, 1995, between the Registrant and H. R. Brutsche III

     10.2           --  Amendment No. 1, dated as of August 11, 1997, to the Employment Agreement, dated as of July 1,
                          1995, between the Registrant and H.R. Brutsche III

     10.3           --  Consulting Agreement, dated as of July 1, 1995, between the Registrant and J. Anthony Smith

     10.4           --  Consulting Agreement, dated as of July 1, 1995, between the Registrant and John D. Maxson

     10.5           --  Amendment No. 1, dated as of August 11, 1997, to the Consulting Agreement, dated as of July 1,
                          1995, between the Registrant and John D. Maxson

     10.6           --  Consulting Agreement, dated as of July 1, 1995, between the Registrant and James H. Clark, Jr.

     10.7           --  Deferred Compensation Agreement, dated as of July 1, 1995, between the Registrant and H. R.
                          Brutsche III

     10.8           --  Deferred Compensation Agreement, dated as of July 1, 1995, between the Registrant and John D.
                          Maxson

     10.9           --  Deferred Compensation Agreement, dated as of July 1, 1995, between the Registrant and James H.
                          Clark, Jr.

     10.10          --  Deferred Compensation Agreement, dated as of July 1, 1995, between the Registrant and J. Anthony
                          Smith

     10.11          --  Compensation Continuation Agreement, dated as of March 31, 1994, among the Registrant,
                          Vari-Lite, Inc., Showco, Inc. and H. R. Brutsche III

     10.12          --  Compensation Continuation Agreement, dated as of March 31, 1994, among the Registrant,
                          Vari-Lite, Inc., Showco, Inc. and John D. Maxson

     10.13          --  Compensation Continuation Agreement, dated as of March 31, 1994, among the Registrant,
                          Vari-Lite, Inc., Showco, Inc. and James H. Clark, Jr.

     10.14          --  Statement and Terms of Employment, dated as of April 1, 1994, between Vari-Lite Europe Ltd. and
                          Brian L. Croft

     10.15          --  Split-Dollar Agreement, dated as of October 12, 1995, among the Registrant, Brown Brothers
                          Harriman Trust Company of Texas, trustee of the H.R. Brutsche III Insurance Trust, and H. R.
                          Brutsche III

     10.16          --  Amended and Restated Split-Dollar Agreement, dated as of October 12, 1995, among the Registrant,
                          Brown Brothers Harriman Trust Company of Texas, trustee of the H.R. Brutsche III Insurance
                          Trust, and H. R. Brutsche III

     10.17          --  Amended and Restated Split-Dollar Agreement, dated as of October 12, 1997, among the Registrant,
                          Brown Brothers Harriman Trust Company of Texas, trustee of the John D. Maxson 1995 Irrevocable
                          Trust, and John D. Maxson

     10.18          --  Split-Dollar Life Insurance Agreement, dated as of October 12, 1995, among the Registrant, James
                          Howard Cullum Clark and James H. Clark, Jr.

     10.19          --  Amended and Restated Split-Dollar Agreement, dated as of October 12, 1995, between the
                          Registrant, James Howard Cullum Clark and James H. Clark, Jr.

     10.20          --  Vari-Lite International, Inc. 1997 Omnibus Plan (including forms of Incentive Stock Option
                          Agreement and Nonqualified Stock Option Agreement)

     10.21          --  Vari-Lite International, Inc. Employees' Stock Ownership Plan

     10.22          --  Vari-Lite International, Inc. Employees' Stock Equivalence Plan

     10.23          --  Vari-Lite International, Inc. Annual Incentive Plan (as amended and restated)

     10.24          --  Credit Agreement, dated as of March 31, 1994, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust Company Bank and
                          Comerica Bank--Texas

     10.25          --  Amendment No. 1 to Credit Agreement, dated as of July 1, 1994, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust
                          Company Bank and Comerica Bank--Texas

     10.26          --  Amendment No. 2 to Credit Agreement, dated as of September 30, 1994, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust
                          Company Bank and Comerica Bank--Texas

     10.27          --  Amendment No. 3 to Credit Agreement, dated as of February 22, 1995, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust
                          Company Bank and Comerica Bank--Texas

     10.28          --  Amendment No. 4 to Credit Agreement, dated as of November 22, 1995, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust
                          Company Bank and Comerica Bank--Texas

     10.29          --  Amendment No. 5 to Credit Agreement, dated as of December 18, 1995, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust Bank,
                          Atlanta and Comerica Bank--Texas

     10.30          --  Amendment No. 6 to Credit Agreement, dated as of May 20, 1996, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust Bank,
                          Atlanta and Comerica Bank--Texas

     10.31          --  Amendment No. 7 to Credit Agreement, dated as of July 31, 1996, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust Bank,
                          Atlanta and Comerica Bank--Texas

     10.32          --  Amendment No. 8 to Credit Agreement, dated as of January 16, 1997, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust Bank,
                          Atlanta and Comerica Bank--Texas

     10.33          --  Amendment No. 9 to Credit Agreement, dated as of September 30, 1997, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust
                          Bank, Atlanta and Comerica Bank--Texas

     10.34          --  Employment Agreement, dated as of August 28, 1995, by and between the Registrant and James E.
                          Kinnu

     10.35          --  Severance Agreement, dated as of September 30, 1996, by and between the Registrant and James E.
                          Kinnu

     10.36          --  Ground Lease, dated as of December 21, 1995, among Brazos Beltline Development, Inc. and
                          Vari-Lite, Inc., Showco, Inc., Ignition! Creative Services, Inc., Concert Production Lighting,
                          Inc. and Irideon, Inc.

     10.37          --  Guaranty, dated as of December 21, 1995, by the Registrant

     10.38          --  Form of Indemnification Agreement with Directors and Officers

     10.39          --  Agreement and Plan of Merger, dated as of August 27, 1997, between the Registrant and Vari-Lite
                          Texas

     10.40          --  International Swap Dealers Association, Inc. Master Agreement, dated as of November 23, 1993, between the Registrant and Brown Brothers, Harriman & Co. (along with confirmation of Interest
                          Rate Swap Transaction)

     10.41          --  International Swap Dealers Association, Inc. Master Agreement, dated as of September 13, 1996, between Vari-Lite, Inc. and SunTrust Bank, Atlanta (along with confirmations of Interest Rate
                          Transactions)

     21.1           --  List of Registrant's Subsidiaries

    *23.1           --  Consent of Deloitte & Touche LLP

     23.2           --  Consent of Gardere & Wynne, L.L.P. (included in Exhibit 5.1)

     24.1           --  Power of attorney

     27.1           --  Financial Data Schedule


-------


*Filed herewith.



All other exhibits were previously filed.


    (b) Financial Statement Schedules

    Not applicable

ITEM 17.  UNDERTAKINGS.

    (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant hereby undertakes to provide to the representatives of the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the representatives of the underwriters to permit prompt delivery to each purchaser.

    (c)  The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas and State of Texas on the 15th day of October, 1997.


                                VARI-LITE INTERNATIONAL, INC.

                                By:            /s/ H.R. BRUTSCHE III
                                     -----------------------------------------
                                                 H.R. Brutsche III
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                            AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed below by the following persons in the capacities indicated on the 15th day of October, 1997.


             NAME                                    TITLE
------------------------------  -----------------------------------------------

    /s/ H.R. BRUTSCHE III       Chairman of the Board, President and Chief
------------------------------    Executive Officer (Principal Executive
      H.R. Brutsche III           Officer)

              *                 Vice President--Finance, Chief Financial
------------------------------    Officer and Secretary (Principal Financial
      Michael P. Herman           and Accounting Officer)

              *
------------------------------  Director
     James H. Clark, Jr.

              *
------------------------------  Director
        John D. Maxson

              *
------------------------------  Director
      C. Vincent Prothro

              *
------------------------------  Director
       John R. Rettberg

              *
------------------------------  Director
       J. Anthony Smith

*By:    /s/ H.R. BRUTSCHE III
      -------------------------
          H.R. Brutsche III
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

EXHIBIT NO.                                                       DESCRIPTION
-----------             ------------------------------------------------------------------------------------------------
      1.1           --  Form of Underwriting Agreement

      3.1           --  Certificate of Incorporation of the Registrant

      3.2           --  By-Laws of the Registrant

      4.1           --  Form of certificate representing shares of the Registrant's Common Stock

      4.2           --  Warrant Agreement, dated as of July 31, 1996, among the Registrant, Brown Brothers Harriman &
                          Co., NBD Bank, SunTrust Bank, Atlanta (formerly known as Trust Company Bank) and Comerica
                          Bank--Texas

      5.1           --  Legal Opinion of Gardere & Wynne, L.L.P. regarding legality of securities being registered

     10.1           --  Employment Agreement, dated as of July 1, 1995, between the Registrant and H. R. Brutsche III

     10.2           --  Amendment No. 1, dated as of August 11, 1997, to the Employment Agreement, dated as of July 1,
                          1995, between the Registrant and H.R. Brutsche III

     10.3           --  Consulting Agreement, dated as of July 1, 1995, between the Registrant and J. Anthony Smith

     10.4           --  Consulting Agreement, dated as of July 1, 1995, between the Registrant and John D. Maxson

     10.5           --  Amendment No. 1, dated as of August 11, 1997, to the Consulting Agreement, dated as of July 1,
                          1995, between the Registrant and John D. Maxson

     10.6           --  Consulting Agreement, dated as of July 1, 1995, between the Registrant and James H. Clark, Jr.

     10.7           --  Deferred Compensation Agreement, dated as of July 1, 1995, between the Registrant and H. R.
                          Brutsche III

     10.8           --  Deferred Compensation Agreement, dated as of July 1, 1995, between the Registrant and John D.
                          Maxson

     10.9           --  Deferred Compensation Agreement, dated as of July 1, 1995, between the Registrant and James H.
                          Clark, Jr.

     10.10          --  Deferred Compensation Agreement, dated as of July 1, 1995, between the Registrant and J. Anthony
                          Smith

     10.11          --  Compensation Continuation Agreement, dated as of March 31, 1994, among the Registrant,
                          Vari-Lite, Inc., Showco, Inc. and H. R. Brutsche III

     10.12          --  Compensation Continuation Agreement, dated as of March 31, 1994, among the Registrant,
                          Vari-Lite, Inc., Showco, Inc. and John D. Maxson

     10.13          --  Compensation Continuation Agreement, dated as of March 31, 1994, among the Registrant,
                          Vari-Lite, Inc., Showco, Inc. and James H. Clark, Jr.

     10.14          --  Statement and Terms of Employment, dated as of April 1, 1994, between Vari-Lite Europe Ltd. and
                          Brian L. Croft

     10.15          --  Split-Dollar Agreement, dated as of October 12, 1995, among the Registrant, Brown Brothers
                          Harriman Trust Company of Texas, trustee of the H.R. Brutsche III Insurance Trust, and H. R.
                          Brutsche III

     10.16          --  Amended and Restated Split-Dollar Agreement, dated as of October 12, 1995, among the Registrant,
                          Brown Brothers Harriman Trust Company of Texas, trustee of the H.R. Brutsche III Insurance
                          Trust, and H. R. Brutsche III

     10.17          --  Amended and Restated Split-Dollar Agreement, dated as of October 12, 1997, among the Registrant,
                          Brown Brothers Harriman Trust Company of Texas, trustee of the John D. Maxson 1995 Irrevocable
                          Trust, and John D. Maxson

     10.18          --  Split-Dollar Life Insurance Agreement, dated as of October 12, 1995, among the Registrant, James
                          Howard Cullum Clark and James H. Clark, Jr.

     10.19          --  Amended and Restated Split-Dollar Agreement, dated as of October 12, 1995, between the
                          Registrant, James Howard Cullum Clark and James H. Clark, Jr.

     10.20          --  Vari-Lite International, Inc. 1997 Omnibus Plan (including forms of Incentive Stock Option
                          Agreement and Nonqualified Stock Option Agreement)

     10.21          --  Vari-Lite International, Inc. Employees' Stock Ownership Plan

     10.22          --  Vari-Lite International, Inc. Employees' Stock Equivalence Plan

     10.23          --  Vari-Lite International, Inc. Annual Incentive Plan (as amended and restated)

     10.24          --  Credit Agreement, dated as of March 31, 1994, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust Company Bank and
                          Comerica Bank--Texas

     10.25          --  Amendment No. 1 to Credit Agreement, dated as of July 1, 1994, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust
                          Company Bank and Comerica Bank--Texas

     10.26          --  Amendment No. 2 to Credit Agreement, dated as of September 30, 1994, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust
                          Company Bank and Comerica Bank--Texas

     10.27          --  Amendment No. 3 to Credit Agreement, dated as of February 22, 1995, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust
                          Company Bank and Comerica Bank--Texas

     10.28          --  Amendment No. 4 to Credit Agreement, dated as of November 22, 1995, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, N.A., Trust
                          Company Bank and Comerica Bank--Texas

     10.29          --  Amendment No. 5 to Credit Agreement, dated as of December 18, 1995, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust Bank,
                          Atlanta and Comerica Bank--Texas

     10.30          --  Amendment No. 6 to Credit Agreement, dated as of May 20, 1996, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust Bank,
                          Atlanta and Comerica Bank--Texas

     10.31          --  Amendment No. 7 to Credit Agreement, dated as of July 31, 1996, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust Bank,
                          Atlanta and Comerica Bank--Texas

     10.32          --  Amendment No. 8 to Credit Agreement, dated as of January 16, 1997, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust Bank,
                          Atlanta and Comerica Bank--Texas

     10.33          --  Amendment No. 9 to Credit Agreement, dated as of September 30, 1997, among the Registrant and all of its subsidiaries and Brown Brothers Harriman & Co., Coutts & Co., NBD Bank, SunTrust
                          Bank, Atlanta and Comerica Bank--Texas

     10.34          --  Employment Agreement, dated as of August 28, 1995, by and between the Registrant and James E.
                          Kinnu

     10.35          --  Severance Agreement, dated as of September 30, 1996, by and between the Registrant and James E.
                          Kinnu

     10.36          --  Ground Lease, dated as of December 21, 1995, among Brazos Beltline Development, Inc. and
                          Vari-Lite, Inc., Showco, Inc., Ignition! Creative Services, Inc., Concert Production Lighting,
                          Inc. and Irideon, Inc.

     10.37          --  Guaranty, dated as of December 21, 1995, by the Registrant

     10.38          --  Form of Indemnification Agreement with Directors and Officers

     10.39          --  Agreement and Plan of Merger, dated as of August 27, 1997, between the Registrant and Vari-Lite
                          Texas

     10.40          --  International Swap Dealers Association, Inc. Master Agreement, dated as of November 23, 1993, between the Registrant and Brown Brothers, Harriman & Co. (along with confirmation of Interest
                          Rate Swap Transaction)

     10.41          --  International Swap Dealers Association, Inc. Master Agreement, dated as of September 13, 1996, between Vari-Lite, Inc. and SunTrust Bank, Atlanta (along with confirmations of Interest Rate
                          Transactions)

     21.1           --  List of Registrant's Subsidiaries

    *23.1           --  Consent of Deloitte & Touche LLP

     23.2           --  Consent of Gardere & Wynne, L.L.P. (included in Exhibit 5.1)

     24.1           --  Power of attorney

     27.1           --  Financial Data Schedule


-------


*Filed herewith.



All other exhibits were previously filed.